                                                                  Exhibit 10.1.7

                              ORMAT FUNDING CORP.,
                                  AS THE Issuer

                              BRADY POWER PARTNERS
                           STEAMBOAT DEVELOPMENT CORP.
                            STEAMBOAT GEOTHERMAL LLC
                                 ORMAMMOTH INC.
                                   ORNI 1 LLC
                                   ORNI 2 LLC
                                   ORNI 7 LLC,
                                  AS GUARANTORS

                                   ORMESA LLC

                                  $190,000,000

                8 1/4% SENIOR SECURED NOTES DUE DECEMBER 30, 2020

                                    INDENTURE

                          DATED AS OF FEBRUARY 13, 2004

                         UNION BANK OF CALIFORNIA, N.A.,
                                   AS TRUSTEE

                                TABLE OF CONTENTS

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         Section 7.05       Deposited Money and Government Securities to be Held in Trust;

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         Section 10.03      Communication by Holders of Senior Secured Notes with Other

EXHIBITS

Exhibit A-1:    FORM OF SENIOR SECURED NOTE
Exhibit A-2:    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B:      FORM OF CERTIFICATE OF TRANSFER
Exhibit C:      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D:      SUBORDINATION PROVISIONS
Exhibit E:      FORM OF DEED OF TRUST
Exhibit F:      FORM OF GUARANTEE
Exhibit G:      FORM OF SUPPLEMENTAL INDENTURE

                                      -iv-

                  INDENTURE dated as of February 13, 2004 among Ormat Funding
Corp., a Delaware corporation (including its successors and permitted assigns, the "Issuer"), Brady Power Partners, a Nevada general partnership ("Brady"),
Steamboat Development Corp., a Utah corporation ("Steamboat Development"),
Steamboat Geothermal LLC, a Delaware limited liability company ("Steamboat
Geothermal"), OrMammoth Inc., a Delaware corporation ("OrMammoth"), ORNI 1 LLC, a Delaware limited liability company ("ORNI 1"), ORNI 2 LLC, a Delaware limited liability company ("ORNI 2"), ORNI 7 LLC, a Delaware limited liability company
("ORNI 7"), Ormesa LLC and Union Bank of California, N.A., a national banking association, as trustee (the "Trustee").

                  The Issuer, the Guarantors (as defined) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/4% Senior Secured Notes due December 30, 2020, any
Additional Notes (as defined below) and the Exchange Notes (as defined below)
issued pursuant to the Registration Rights Agreement:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01 Definitions.

                  "Acceptable Letter of Credit" means one or more irrevocable standby letters of credit available for the purpose of drawing in accordance with the Depositary Agreement, and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute, subject to the limitations set forth in, and permitting draws thereon as contemplated by the Depositary Agreement, (i) issued to the
Depositary Agent (for the benefit of the Secured Parties entitled to the benefits of the applicable Account) by a commercial bank having a long-term unsecured senior debt rating of at least Investment Grade, (ii) payable in immediately available U.S. Dollar funds on any Business Day, (iii) with a minimum term of at least one year, (iv) providing for the amount thereof to be available to the Depositary Agent in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit or if the issuing bank ceases to be an
Eligible Letter of Credit Provider, (v) transferable to any successor Depositary
Agent, the Collateral Agent or a successor Collateral Agent (or if not transferable provides for the amount thereof to be drawn upon by the Depositary
Agent upon appointment of a successor Depositary Agent or Collateral Agent),
(vi) governed by the laws of the State of New York or California, (vii) does not constitute Indebtedness (directly or indirectly) of the Issuer or any of its
Subsidiaries, and is not secured by a Lien on any of the properties of the
Issuer or any of its Subsidiaries, and the Issuer certifies to such in an
Officer's Certificate and (viii) which provides that it may be drawn not more than thirty days prior to its expiration in the entire amount to be then drawn if the issuing bank does not provide a written extension of the same to the
Depositary Agent at least 30 days prior to its then scheduled expiration date.

                  "Accounts" means the accounts established under the Depositary
Agreement.

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                  "Additional Notes" means any Senior Secured Notes (other than
Initial Notes), if any, issued under this Indenture in accordance with Sections
2.05 and 2.15 hereof.

                  "Additional Project Document" means any contract or agreement entered into after the Closing Date in respect of the ownership, construction, operation, maintenance, modification or administration of a Project that is material to the Issuer or one or more Projects (including a Qualified Project), other than a Financing Document. The replacement of a Project Document that is not a Material Project Document shall be deemed not to be an Additional Project
Document.

                  "Administrative Costs" means all of the Issuer's obligations, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of the Holders of the Senior Secured Notes or any Permitted
Additional Senior Lender, including the Collateral Agent, the Depositary, and the Trustee (including, without limitation, the reasonable fees and expenses of counsel, agents and experts).

                  "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term
"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Agent Member" has the meaning set forth in Section
2.07(c)(v)(B) of this Indenture.

                  "Annual Period" means the twelve month period commencing on
January 1st of each year and ending on December 31st of each year.

                  "Applicable Law" means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or any Plant, as the context may require, whether in effect as of the Closing Date or thereafter and in each case as amended.

                  "Authentication Order" means a written order or request signed in the name of the Issuer by the President, a Vice President, the Treasurer or
the Assistant Treasurer, and delivered to the Trustee.

                  "Authorized Officer" or "Authorized Representative" of any
Person means the individual or individuals authorized to act on behalf of such
Person by the board of directors, managing member, management committee, board of control or any other governing body of

                                      -2-

                                                                          Page 3

such Person as designated from time to time in a certificate of such Person with specimen signatures.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar
federal or state law for the relief of debtors.

                  "Brady" means Brady Power Partners, a Nevada general
partnership.

                  "Brady-BLM Geothermal Resources Lease N-10922" means that
certain Lease for Geothermal Resources N-10922, dated October 1, 1975, between
Brady and the United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Brady-BLM Geothermal Resources Lease N-40353" means that
certain Lease for Geothermal Resources N-40353, dated April 1, 1986, between
Brady and the United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Brady-BLM Geothermal Resources Lease N-40355" means that
certain Lease for Geothermal Resources N-40355, dated July 1, 1986, between
Brady and the United States of America through the Bureau of Land Management of the Department of the Interior

                  "Brady-BLM Geothermal Resources Lease N-46566" means that
certain Lease for Geothermal Resources N-46566 between Brady and the United
States of America through the Bureau of Land Management of the Department of the
Interior, dated October 1, 1975.

                  "Brady/Desert Peak 1 Interconnection Agreement" means that certain Service Connections, Meters and Customer's Facility Exhibit to the Brady
Project Power Purchase Agreement, between Brady (as successor to Nevada
Geothermal Power Partners) and Sierra Pacific Power Company.

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                  "Brady Operation and Maintenance Agreement" means that certain
Operation and Maintenance Agreement, dated January 1, 2002, between Brady,
Western States and Ormat Nevada as Western States' agent.

                  "Brady Plant" means two geothermal power generating plants located in Churchill County, Nevada (including the Desert Peak 1 Plant) and having a gross generating capacity of 32 MW.

                  "Brady Project Power Purchase Agreement" means that certain
Long Term Agreement for the Purchase and Sale of Electricity, dated October 5,
1990, between Brady (as successors to Nevada Geothermal Power Partners) and
Sierra Pacific Power Company, as amended by that certain Amendment to Long Term
Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, as modified by that certain Settlement Agreement, dated February 16, 2001, between
Sierra Pacific Power Company and Brady, and as further amended by that certain
Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity,
dated June 24, 2002.

                  "Brady Settlement Agreement" means that certain Settlement
Agreement, dated May 1, 2002, among Brady, ORNI 1 LLC, ORNI 2 LLC, Ormat Nevada,
Ormat Technologies, and ConAgra Foods, Inc.

                  "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Nevada are authorized or required by law or executive order to remain closed.

                  "Capital Expenditures" means any expenses that are capitalized on the Issuer's balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
         (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a
         Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including all warrants, options or other rights to acquire any of the foregoing, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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                  "Cash Flow Available for Debt Service" means, for any period,
(a) all revenues (including interest, Delay Liquidated Damages, and the proceeds of any business interruption insurance but excluding any other insurance proceeds and any other similar non-recurring receipts) received in such period and deposited in the Revenue Account, less (b) the sum of (x) Operating and
Maintenance Expenses for such period plus (y) Administrative Costs payable to the Trustee, the Collateral Agent, the Depositary and any other trustee or agent of the Secured Parties for such period, all as computed on a cash basis.

                  "Certificated Note" shall mean a certificated Senior Secured
Note registered in the name of the Holder thereof and issued in accordance with
Section 2.07 hereof, substantially in the form of Exhibit A-1/A-2 hereto except that such Senior Secured Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Change of Control" means the occurrence of any of the
following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer's and the Issuer's
Subsidiaries' assets, taken as a whole; (ii) the adoption of a plan relating to the Issuer's liquidation or dissolution; (iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person other than
Ormat Nevada or a Related Party, becomes the "beneficial owner" (as such term is defined Rule 13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly, of 50% or more of the Issuer's voting power; or (iv) the consummation of any transactions or series of related transactions the result of which is that Ormat Nevada and the Related Parties cease to collectively own, directly or indirectly, more than 50% of the Issuer's economic or voting interest; provided, however, that notwithstanding the foregoing, a Change of
Control will not be deemed to have occurred if (x) prior to giving effect to the reduction in Ormat Nevada's and/or the Related Parties' collective voting or economic interests in the Issuer, such reduction has been approved by holders of at least 66% of the Senior Secured Notes or (y) prior to giving effect to any other Person becoming the beneficial owner of 50% or more of the Issuer's voting power pursuant to clause (iii) hereof, the transaction resulting in such change in beneficial ownership is approved by holders of at least 66% of the Senior
Secured Notes.

                  "Clearstream" means Citibank, N.A., as operator of Clearstream
Banking, S.A.

                  "Closing Date" means February 13, 2004.

                  "Code" means the U.S. Internal Revenue Code of 1986, as
amended.

                  "Collateral" means all collateral pledged, or in respect of which a lien is granted, pursuant to this Indenture or the Security Documents.

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                                                                          Page 6

                  "Collateral Agency Agreement" means that certain Collateral
Agency Agreement among the Issuer, each of the Issuer's Subsidiaries, the
Collateral Agent, the Trustee and the Depositary.

                  "Collateral Agent" means Union Bank of California, N.A., as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

                  "Collection Expenses" means all reasonable out-of-pocket costs or expenses (if any) and, if applicable, reasonable transaction costs, incurred by the Issuer in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt and/or collection of the relevant proceeds, as applicable.

                  "Commercial Operation" means, in connection with the Galena
Re-powering, the achievement of certain operational and capability criteria specified for "commercial operation" in the Galena Power Purchase Agreement.

                  "Commercial Operation Date" means, in connection with the
Galena Re-powering, the date upon which Commercial Operation is achieved.

                  "ConAgra Lease" means that certain Lease, dated May 1, 2002, between Brady and ConAgra Foods, Inc.

                  "Consolidated OG I Plant Connection Agreements" means the OG I
Plant Connection Agreement, the OG IH Plant Connection Agreement, and the OG IE
Plant Connection Agreement.

                  "Contractor" means Ormat Nevada in its capacity as contractor if and when the Galena Re-powering Contract is executed.

                  "Contractor Guarantor" means Ormat Technologies.

                  "Control Agreements" means (i) each Control Agreement executed and delivered by the Collateral Agent, the Issuer, certain of the Issuer's
Subsidiaries and the bank or institution where the Issuer's checking accounts permitted to be established under this Indenture are held and (ii) each Control
Agreement executed and delivered by the Collateral Agent, the Issuer and certain of the Issuer's Subsidiaries in connection with the Security Documents.

                  "Corporate Trust Office of the Trustee" shall be at the
address of the Trustee specified in Section 4.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

                  "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

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                                                                          Page 7

                  "Debt Service Coverage Ratio" means, for any period, the ratio of (i) the sum of all Cash Flow Available for Debt Service for such period to
(ii) the aggregate payments of scheduled or accelerated (in accordance with the terms of the Financing Documents) principal, interest, premium, and Liquidated
Damages, if any, required to be made under this Indenture and other Financing
Documents and in connection with all other Permitted Indebtedness (other than
Subordinated Debt) for such period.

                  "Debt Service Reserve Account" means the account of such name created under the Depositary Agreement.

                  "Debt Service Reserve Letter of Credit" means an Acceptable
Letter of Credit that may be drawn in accordance with Section 3.4 of the
Depositary Agreement.

                  "Debt Service Reserve Requirement" means, as of any date of calculation, an amount equal to the projected principal, interest and, to the extent that a Registration Default has occurred and is continuing, Liquidated
Damages due on the Senior Secured Notes during the succeeding six-month period.

                  "Deeds of Trust" means, collectively, (i) that certain Deed of
Trust, Assignment of Rents, Security Agreement, and Fixture Filing, dated as of the Closing Date, executed by Steamboat Geothermal, as grantor, for the benefit of the Collateral Agent, as beneficiary, (ii) on or after the Ormesa Support
Date, that certain Deed of Trust, Assignment of Rents, Security Agreement, and
Fixture Filing, to be executed by Ormesa, as Trustor, for the benefit of the
Collateral Agent, as beneficiary, (iii) that certain Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, to be executed by Steamboat
Development, as grantor, for the benefit of the Collateral Agent, as beneficiary, in the event the respective Resource Lease Consent is obtained,
(iv) that certain Deed of Trust, Assignment of Rents, Security Agreement, and
Fixture Filing, to be executed by Brady Power Partners as grantor, for the benefit of the Collateral Agent, as beneficiary, to the extent any necessary
Resource Lease Consents are obtained, (v) a Deed of Trust, Assignment of Rents,
Security Agreement and Fixture Filing to be executed by Mammoth-Pacific, if the
Issuer or any Guarantor acquires that portion of the Capital Stock of
Mammoth-Pacific that the Issuer and the Guarantors do not own on the Closing
Date or the Issuer and the Guarantors otherwise acquire control of 100% of the ownership interest of the Mammoth Plant, and (vi) a Deed of Trust, Assignment of
Rents, Security Agreement and Fixture Filing, or the equivalents thereof, to be executed by the Issuer or a Subsidiary of the Issuer that acquires a Qualified
Project.

                  "Default" means an event or condition that, with the giving of notice or lapse of time, or any combination thereof, would become an Event of
Default.

                  "Delay Liquidated Damages" means amounts to be paid by the
Contractor pursuant to Section 11.1 of the Galena Re-powering Contract.

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                  "Depositary Agent" means Union Bank of California, N.A., as
Depositary under the Depositary Agreement, together with its successors and assigns.

                  "Depositary Agreement" means the Deposit and Disbursement
Agreement, dated as of the Closing Date, among the Issuer, each of the Issuer's
Subsidiaries (other than Ormesa prior to the Ormesa Support Date), the
Collateral Agent, the Depositary and the Securities Intermediary.

                  "Depository" means, with respect to the Senior Secured Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Desert Peak 1 Plant" means the geothermal generating plant located in Churchill County, Nevada, owned by Brady and providing, as of the
Closing Date, net generating capacity of 6.1 MW.

                  "Desert Peak Sublease" means that certain sublease, dated as of or before the Closing Date, between Brady and Western States Geothermal
Company.

                  "Distribution Account" means the account of such name created under the Depositary Agreement.

                  "Distribution Conditions" has the meaning set forth in Section
3.8(b) of the Depositary Agreement.

                  "Distribution Date" means any Business Day on or within 60 days after a Scheduled Payment Date, on which the Issuer may make a Restricted
Payment in accordance with the terms of this Indenture.

                  "Distribution Suspense Account" means the account of such name created under the Depositary Agreement.

                  "Dollars" and "$" means lawful money of the United States.

                  "DTC" means The Depository Trust Company.

                  "Eligible Letter of Credit Provider" means a U.S. commercial bank(s) or financial institution(s) or a U.S. branch of a foreign commercial bank(s) or financial institution(s) with an investment grade rating (provided that any such rating shall not be based solely on such bank's or financial institution's foreign currency rating at such time).

                  "Eminent Domain Proceeds" means all amounts and proceeds
(including instruments) received by the Issuer or any Guarantor in respect of any Event of Eminent Domain.

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                                                                          Page 9

                  "Energy Services Agreement" means that certain Energy Services
Agreement, dated February 11, 2003, between Imperial Irrigation District and
Ormesa.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Abandonment" means, with respect to a Plant, the suspension or cessation for a period of at least 120 consecutive days of all or substantially all of the operational and maintenance activities at such Plant;
provided, however, that any such suspension or cessation that arises from an
Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the Issuer or the
Issuer's applicable Subsidiaries are taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed.

                  "Event of Default" means the occurrence of any of the events set forth under Section 5.01 hereof.

                  "Event of Eminent Domain" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or a Project by any Governmental Authority.

                  "Event of Loss" means an event which causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means (i) the 8 1/4% Senior Secured Notes due
2020, registered under the Securities Act, issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Exchange Offer" means the exchange and issuance by the
Issuer, pursuant to the Registration Rights Agreement, of a principal amount of
Exchange Notes (which will be registered pursuant to the Exchange Offer
Registration Statement) equal to the outstanding principal amount of Initial
Notes or Additional Notes, as the case may be, tendered by Holders thereof in connection with such exchange and issuance.

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                                                                         Page 10

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Federal Funds Rate" means, for any period, a fluctuating
interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal fund transactions with members of the
Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day)
by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the issuing bank from three federal funds brokers of recognized standing selected by it.

                  "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

                  "Final Acceptance" means, in connection with the Galena
Re-powering, that the Contractor has (i) satisfied or is deemed to have satisfied all of the requirements for Final Acceptance set forth in Section 7.1 of the Galena Re-powering Contract, and (ii) delivered to ORNI 7 the final waivers and releases of Liens.

                  "Final Acceptance Date" means, in connection with the Galena
Re-powering Contract, the date upon which the Contractor has achieved Final
Acceptance.

                  "Final Completion" means, with respect to the Galena
Re-powering, that both (a) Final Acceptance has occurred, as certified by the
Issuer and concurred with by the Independent Engineer and (b) that Commercial
Operation has occurred, as certified by the Issuer and confirmed by the Galena
Power Purchaser.

                  "Final Completion Date" means, with respect to the Galena
Re-powering, the date upon which both (a) Final Acceptance has occurred, as certified by the Issuer and concurred with by the Independent Engineer and (b)
Commercial Operation has occurred, as certified by the Issuer and confirmed by the Galena Power Purchaser.

                  "Final Maturity Date" means the latest stated maturity date of any of the Senior Secured Notes.

                  "Financing Documents" means the Senior Secured Notes, the
Guarantees (including those issued pursuant to the Exchange Offer, if and when issued), this Indenture, the Security Documents, the Note Purchase Agreement,
the Registration Rights Agreement, the Exchange Notes, the Letters of Credit and
any other credit or security agreement executed by a Financing Entity in respect of a Project.

                  "Financing Entity" means the Issuer, the Guarantors and Ormat
Nevada.

                                      -10-

                                                                         Page 11

                  "Fleetwood Geothermal Resources Sublease" means that certain
Geothermal Resources Sublease, dated May 31, 1991, between Steamboat
Development, as subtenant, and Fleetwood Corporation, as sublandlord, as amended by the amendment dated June 11, 1991.

                  "Fluid Supply Agreement" means that certain Fluid Supply
Agreement, dated December 15, 2003, between Brady and Western States Geothermal
Company.

                  "FPA" means the Federal Power Act, as amended.

                  "GAAP" means generally accepted accounting principles set
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the relevant date of determination.

                  "Galena Power Purchaser" means the party purchasing power from
Steamboat Geothermal under the Galena Power Purchase Agreement.

                  "Galena Power Purchase Agreement" means a power purchase
agreement between ORNI 7 and either Sierra Pacific Power Company or Nevada Power
Company, providing for a price of not less than $.052 kWh (escalating by one percent (1%) on an annual basis) and containing terms no less favorable than those set forth under "Description of Our Principal Contracts -- Steamboat
Complex -- Galena Re-powering Documents -- Galena Power Purchase Agreement," in the Offering Memorandum, including without limitation, the obligation of ORNI 7 to deliver electrical energy in the amounts consistent with an expected generation based on a nominal net capacity of 18 MW.

                  "Galena Re-powering" means the upgrading of the Steamboat
Geothermal Plant with the intent to achieve a minimum net electrical output of
18 MW through the replacement of certain equipment at the Steamboat Geothermal
Plant and the possible addition of geothermal resources from the Steamboat
Development Plant.

                  "Galena Re-powering Account" means the account of such name created under the Depositary Agreement.

                  "Galena Re-powering Contract" means the Engineering,
Procurement and Galena Re-powering Contract dated as of the Closing Date between the Contractor and ORNI 7.

                  "Galena Re-powering Letter of Credit" means an Acceptable
Letter of Credit having, at all times while such letter of credit is in effect, an amount available to be drawn that, when added to that amount then on deposit in the Galena Re-powering Account, is not less than the Galena Re-powering
Requirement at such time.

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                                                                         Page 12

                  "Galena Re-powering Performance Redemption" has the meaning set forth in Section 3.08(d) of this Indenture.

                  "Galena Re-powering Requirement" means $19,400,000, or if
amounts have been previously withdrawn from the Galena Re-powering Account pursuant to the Depositary Agreement the greater of an amount equal to (i)
$19,400,000 less the sum of the amounts that have been previously withdrawn from the Galena Re-powering Account and (ii) the remaining amount the Independent
Engineer certifies is necessary to achieve the Final Completion Date with respect to the Galena Re-powering; provided, however, that if additional amounts are required to be deposited within the Galena Re-powering Account as a result of this clause (ii), the Issuer shall be permitted to transfer amounts from the
Distribution Suspense Account into the Galena Re-powering Account in order to satisfy such requirement.

                  "Geothermal Consultant" means Geothermex, Inc. or another
widely recognized independent geothermal engineering firm retained by the Issuer as Geothermal Consultant.

                  "Geothermal Resources Leases" means the Sierra Pacific
Geothermal Resources Lease, the Guisti Geothermal Resources Lease, the Fleetwood
Geothermal Resources Sublease, the Magma Geothermal Resources Lease, the
Mammoth-BLM Geothermal Resources Lease CA 11667, the Mammoth-BLM Geothermal
Resources Lease CA 14408, the Ormesa-BLM Geothermal Resources Lease CA 964, the
Ormesa-BLM Geothermal Resources Lease CA 966, the Ormesa-BLM Geothermal
Resources Lease CA 1903, the Ormesa-BLM Geothermal Resources Lease CA 6217, the
Ormesa-BLM Geothermal Resources Lease CA 6218, the Ormesa-BLM Geothermal
Resources Lease CA 6219, the Ormesa-BLM Geothermal Resources Lease CA 17568, the
Railway Geothermal Resources Lease, the ConAgra Lease, the Brady-BLM Geothermal
Resources Lease N-10922, the Brady-BLM Geothermal Resources Lease N-46566, the
Brady-BLM Geothermal Resources Lease N-40353, and the Brady-BLM Geothermal
Resources Lease N-40355.

                  "G1 Power Purchase Agreement" means that certain Amended and
Restated Power Purchase and Sales Agreement, dated December 2, 1986, between
Mammoth-Pacific and Southern California Edison, as amended by that certain
Amendment No. 1 to the Amended and Restated Power Purchase and Sales Agreement,
dated May 18, 1990.

                  "G2 Interconnection Facilities Agreement" means that certain
Interconnection Facilities Agreement, attached to that certain Amendment No. 1 -
Power Purchase Contract as Appendix A, dated October 27, 1989, between
Mammoth-Pacific and Southern California Edison.

                  "G2 Power Purchase Agreement" means that certain Power
Purchase Contract, dated April 15, 1985, between Mammoth-Pacific and Southern
California Edison, as amended by that certain Amendment No. 1 - Power Purchase
Contract, dated October 27, 1989, and as amended further by that certain
Amendment No. 2 - Power Purchase Contract, dated December 20, 1989.

                                      -12-

                                                                         Page 13

                  "G3 Interconnection Facilities Agreement" means that certain
Interconnection Facilities Agreement, dated October 27, 1989, between
Mammoth-Pacific and Southern California Edison.

                  "G3 Power Purchase Agreement" means that certain Power
Purchase Contract, dated April 16, 1985, between Mammoth-Pacific (as successor to Santa Fe Geothermal, Inc.), and Southern California Edison, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated October 27,
1989, between Mammoth-Pacific and Southern California Edison and as amended further by that certain Amendment No. 2 - Power Purchase Contract, dated
December 20, 1989.

                  "Global Note Legend" means the legend set forth in Exhibit
A-1/A-2 hereto.

                  "Global Notes" shall mean a Senior Secured Note that evidences all or part of the Senior Secured Notes and bears the appropriate legend set forth in Exhibit A-1/A-2 (or such legend as may be contemplated by Section 2.02 for such Senior Secured Notes).

                  "Government Securities" means direct obligations of, or
obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with or from all Governmental Authorities required to be obtained or made for the ownership, construction, operation and maintenance of a Project.

                  "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Projects are located, and any other government or political subdivision thereof exercising jurisdiction over the Projects or any of their assets or any party to any of the
Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

                  "Guarantee" means each guarantee by a Guarantor of the
Issuer's obligations under the Financing Documents pursuant to Article IX or another writing pursuant to which a Guarantor agrees to be bound by the terms applicable to Guarantors set forth in Article IX.

                  "Guarantor" means (i) each of Brady, Steamboat Development,
Steamboat Geothermal, OrMammoth, the ORNI Entities and their respective successors and assigns and (ii) from and after the date of such execution, any of the Issuer's other direct or indirect Subsidiaries that execute a Guarantee
(including without limitation, in connection with the acquisition of a Qualified
Project) in accordance with the provisions of Sections 4.30 and 4.38 of this
Indenture and their respective successors and assigns.

                  "Guisti Geothermal Resources Lease" means that certain
Geothermal Resources Lease, dated June 27, 1988 among Steamboat Development,
Bernice Guisti, Judith Harvey and

                                      -13-

                                                                         Page 14

Karen Thompson, as Trustees and Beneficiaries of the Guisti Trust, as amended by that certain Amendment to Geothermal Resources Lease dated January 1992, and that certain Second Amendment to Geothermal Resources Lease dated June 25, 1993.

                  "Hazardous Substance" means any substance, pollutant or
contaminant now or hereafter included in such (or any similar) term under any state, federal or local ordinance, statute, law or regulation now in effect or hereafter enacted or amended.

                  "Holder" means a Person in whose name a Senior Secured Note is registered in the register maintained pursuant to Section 2.07(a).

                  "IID Water Supply Agreement" means that certain Amended and
Restated Water Supply Agreement, dated March 6, 1990, between Ormesa (as successor to Trigor Geothermal Corporation) and the Imperial Irrigation
District.

                  "Indebtedness" of any Person means, at any date, without
duplication:

                  (i)      all obligations of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds,
         debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person);

                  (iii) all obligations of such Person to pay the deferred
         purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein);

                  (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such
         Person in accordance with GAAP;

                  (v) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

                  (vi) all Indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

                  (vii) all obligations of such Person in respect of interest rate swaps, collars or caps and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward or commodity option agreements, or other interest or exchange rate or commodity hedging arrangements;

                                      -14-

                                                                         Page 15

                  (viii) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances; and

                  (ix) all obligations of others of the type referred to in
         clauses (i) through (viii) above guaranteed by such Person, whether or not secured by a Lien or other security interest on any asset of such
         Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Consultant" means the Independent Engineer, the
Insurance Consultant and the Geothermal Consultant.

                  "Independent Engineer" means Stone & Webster Management
Consultants, Inc., or another widely recognized independent engineering firm retained as Independent Engineer by the Issuer.

                  "Initial Galena Re-powering Withdrawal Conditions" has the meaning set forth in Section 3.5(d) of the Depositary Agreement.

                  "Initial Notes" means $190,000,000 in aggregate principal
amount of 8 1/4% Senior Secured Notes due 2020 issued under this Indenture on the Closing Date.

                  "Initial Purchaser" means Lehman Brothers Inc.

                  "Insurance Consultant" means Marsh USA, Inc., or its
successors; provided that such successor is another nationally recognized independent insurance consultant.

                  "Interconnection Agreements" means the Steamboat 1/1A
Interconnection Agreement, Steamboat 2/3 Interconnection Agreement, the Mammoth
Interconnection Facilities Agreements, the Ormesa Interconnection Agreements,
and the Brady/Desert Peak 1 Interconnection Agreement.

                  "Interest Payment Date" means each June 30 and December 30 commencing June 30, 2004 and concluding on the Final Maturity Date.

                  "Investment Grade" means a rating of Baa3 or better by Moody's and BBB- or better by S&P (or an equivalent rating by another nationally recognized credit rating agency if one or more of such corporations are not in the business of rating long-term obligations of commercial banks at the time of issuance); provided, that such rating is not on review for possible downgrade or on negative watch by any such agency.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course

                                      -15-

                                                                         Page 16

of business), purchases or other acquisitions for consideration of Indebtedness,
Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Kilowatt" or "KW" means one thousand watts.

                  "Kilowatt-hours" or "kWh" means a unit of electrical energy equal to one kilowatt of energy supplied or taken from an electric circuit steadily for one hour.

                  "Letter of Credit" means the Debt Service Reserve Letter of
Credit, the Galena Re-powering Letter of Credit or the Ormesa Repayment Letter of Credit, as the case may be.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Initial Notes and
Additional Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, security interest, charge, lien
(statutory or other), preference, priority or other collateral agency agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Loss Proceeds" means all proceeds from an Event of Loss
received by the Issuer or any Guarantor, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

                  "Magma Geothermal Resources Lease" means that certain
Geothermal Lease, dated August 31, 1983, between Mammoth-Pacific and Magma Power
Company, as amended by amendments dated April 30, 1987, January 1, 1990, and
April 12, 1991.

                  "Make-Whole Premium" means a premium equal to the excess, if any, of (a) the present value of all scheduled principal and interest payments on all Senior Secured Notes to be redeemed (discounted at a rate equal to the yield to maturity of U.S. Treasury securities having an average life equal to the Remaining Average Life of the Senior Secured Notes, plus 50 basis points)
over (b) the principal amount of the Senior Secured Notes to be redeemed.

                  "Mammoth-BLM Geothermal Resources Lease CA 11667" means that certain Geothermal Resources Lease CA 11667, dated March 1, 1982, between
Mammoth-Pacific and the United States of America through the Bureau of Land
Management of the Department of the Interior.

                                      -16-

                                                                         Page 17

                  "Mammoth-BLM Geothermal Resources Lease CA 14408" means that certain lease for Geothermal Resources CA 14408, dated February 1, 1985, between
Mammoth-Pacific and the United States of America through the Bureau of Land
Management of the Department of the Interior.

                  "Mammoth-BLM Site License" means that certain License for
Electric Power Plant Site CA 21918, dated July 26, 1989, between Mammoth-Pacific and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Mammoth Enhancement" means the investment in additional
equipment and other enhancements at the Mammoth Project that are designed to increase output at the Mammoth Plant by 3.6 MW.

                  "Mammoth Enhancement Redemption" has the meaning set forth in
Section 3.08(e) of this Indenture.

                  "Mammoth Interconnection Facilities Agreements" means the G2
Interconnection Facilities Agreement and the G3 Interconnection Facilities
Agreement.

                  "Mammoth Operation and Maintenance Agreement" means that
certain Plant Operating Services Agreement, dated January 1, 1995, between Ormat
Nevada (as successor to Pacific Power Plant Operations) and Mammoth-Pacific.

                  "Mammoth-Pacific" means Mammoth-Pacific, L.P. (California), a
California limited partnership.

                  "Mammoth-Pacific LP Agreement" means that certain Amended and
Restated Agreement of Limited Partnership of Mammoth-Pacific dated January 26,
1990, among CD Mammoth Lakes I, Inc., CD Mammoth Lakes II, Inc. and OrMammoth,
as amended by the amendment dated June 13, 1995.

                  "Mammoth Plant" means the three geothermal power generating plants, denominated the G1, G2 and G3 plants located in Mammoth Lakes,
California that are owned by Mammoth-Pacific (and in which OrMammoth has a 50%
partnership interest) and having a gross generating capacity of 35 MW.

                  "Mammoth Power Purchase Agreements" means the G1 Power
Purchase Agreement, the G2 Power Purchase Agreement and the G3 Power Purchase
Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the Issuer's or any of the Issuer's Subsidiaries' results of operations or financial condition (taken as a whole), (ii) the validity or priority of the
Liens on the Collateral or Guarantees, (iii) the Issuer's or any of the Issuer's
Subsidiaries' ability (taken as a whole) to observe and perform any of the
Issuer's or any of the Issuer's Subsidiaries' material obligations under the
Transaction Documents to which the Issuer or any of the Issuer's Subsidiaries is a party or (iv) the ability of the

                                      -17-

                                                                         Page 18

Trustee or the Collateral Agent to enforce any of the payment or other material obligations of the Issuer, any Guarantor or Ormat Nevada under the Financing
Documents to which the Issuer, the Guarantors or Ormat Nevada are parties, as the case may be.

                  "Material Project Documents" means the Power Purchase
Agreements, the Operation and Maintenance Agreements, the Interconnection
Agreements, the Geothermal Resources Leases, the Site Licenses, the
Mammoth-Pacific LP Agreement, the IID Water Supply Agreement, the Fluid Supply
Agreement, the Desert Peak Sublease, the Brady Settlement Agreement, the Galena
Re-powering Contract and any Additional Project Document.

                  "Megawatt" or "MW" means one million watts.

                  "Megawatt-hours" or "MWh" means one thousand KWh.

                  "Meyburg Geothermal Resources Lease" means that certain
Geothermal Resources Lease, between ORNI 7, as lessee, and ORNI 6, as lessor.

                  "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

                  "Net Available Amount" means, with respect to any proceeds, such proceeds net of the related Collection Expenses.

                  "Note Purchase Agreement" means the Note Purchase Agreement among the Issuer, the Guarantors and the Initial Purchaser for the sale and purchase of the Senior Secured Notes.

                  "Offering" means the offering of the Senior Secured Notes
described herein.

                  "Offering Memorandum" means that certain offering memorandum dated February 6, 2004, relating to the offer of the Senior Secured Notes for sale.

                  "Officer's Certificate" means a certificate signed by the
Issuer's Authorized Representative.

                  "OG I Plant Connection Agreement" means that certain Plant
Connection Agreement for the Ormesa Geothermal Plant, dated October 1, 1985, between Ormesa (as successor to Ormesa Geothermal) and the Imperial Irrigation
District.

                  "OG I Power Purchase Agreement" means that certain Power
Purchase Contract, dated July 18, 1984, between Ormesa (as successor to Republic
Geothermal, Inc.) and Southern California Edison, as amended by that certain
Amendment No. 1 to the Power Purchase Contract, dated December 23, 1988, between
Ormesa (as successor to Ormesa Geothermal) and Southern California Edison.

                                      -18-

                                                                         Page 19

                  "OG I Transmission Service Agreement" means that certain
Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH
Geothermal Power Plants, dated October 3, 1989, between Ormesa (as successor to
Ormesa Geothermal) and the Imperial Irrigation District.

                  "OG IE Plant Connection Agreement" means that certain Plant
Connection Agreement for the Ormesa IE Geothermal Power Plant, dated October 21,
1988, between Ormesa (as successor to Ormesa IE) and the Imperial Irrigation
District.

                  "OG IH Plant Connection Agreement" means that certain Plant
Connection Agreement for the Ormesa IH Geothermal Power Plant, dated October 3,
1989, between Ormesa (as successor to Ormesa IH) and the Imperial Irrigation
District.

                  "OG II Plant Connection Agreement" means that certain Plant
Connection Agreement for the Ormesa Geothermal Plant No. 2, dated May 26, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the Imperial
Irrigation District.

                  "OG II Power Purchase Agreement" means that certain Power
Purchase Contract, dated June 13, 1984, between Ormesa (as successor to Ormat
Systems Inc.) and Southern California Edison.

                  "OG II Transmission Service Agreement" means that certain
Transmission Service Agreement for the Ormesa II Geothermal Power Plant, dated
August 25, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the
Imperial Irrigation District.

                  "Operating and Maintenance Expenses" means, for any period, all amounts disbursed by or on behalf of the Issuer or any Subsidiary of the
Issuer in such period for operation, maintenance, administration, repair (other than repair done in response to a casualty event), or improvement of a Project, including, without limitation, premiums on insurance policies, property and other taxes, litigation expenses and costs, payments under leases, royalty and other land use agreements, and fees, expenses, and any other payments required under the Project Documents; provided, "Operating and Maintenance Expenses"
shall not include (i) any payment made in respect of the Financing Documents or with respect to any Indebtedness, (ii) any payment or dividends or other distributions to Ormat Nevada or any of the Issuer's other Affiliates other than payments under Project Documents, (iii) any tax paid or payable by any of the
Issuer's direct or indirect equity owners with respect to the Issuer's income or receipts or (iv) any amounts for construction related to the Galena Re-powering.

                  "Operating Budget" means the annual budget of Operating and
Maintenance Expenses for the Projects, as prepared in good faith by the Issuer for each fiscal year, or part thereof, of the Issuer, showing such costs by category and, where applicable, by Project.

                  "Operating Subsidiaries" means all of the Issuer's
Subsidiaries other than OrMammoth unless OrMammoth purchases the partnership interests of Mammoth-Pacific it does not currently own.

                                      -19-

                                                                         Page 20

                  "Operation and Maintenance Agreements" means the Steamboat
Complex Operation and Maintenance Agreement, the Mammoth Operation and
Maintenance Agreement, the Ormesa Operation and Maintenance Agreement, and the
Brady Operation and Maintenance Agreement.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Issuer, any
Affiliate of the Issuer or the Trustee.

                  "Organizational Documents" means as to any Person, the
articles of incorporation, by laws, partnership agreement, limited liability company agreement, operating agreement or other organizational or governing documents of such Person.

                  "OrMammoth" means OrMammoth Inc., a Delaware corporation.

                  "Ormat Nevada" means Ormat Nevada Inc., a Delaware
corporation.

                  "Ormat Nevada Subordinated Loan" means a subordinated Credit
Agreement between the Issuer and Ormat Nevada that constitutes Subordinated
Debt.

                  "Ormat Technologies" means Ormat Technologies, Inc., a
Delaware corporation.

                  "Ormesa" means Ormesa LLC, a Delaware limited liability
company.

                  "Ormesa-BLM Geothermal Resources Lease CA 964" means the
Geothermal Resources Lease CA 964, dated September 1, 1974, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Geothermal Resources Lease CA 966" means the
Geothermal Resources Lease CA 966, dated August 1, 1974, between Ormesa and the
United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Ormesa-BLM Geothermal Resources Lease CA 1903" means the
Geothermal Resources Lease CA 1903, dated September 1, 1974, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Geothermal Resources Lease CA 6217" means the
Geothermal Resources Lease CA 6217, dated July 1, 1979, between Ormesa and the
United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Ormesa-BLM Geothermal Resources Lease CA 6218" means the
Geothermal Resources Lease CA 6218, dated July 1, 1979, between Ormesa and the
United States of America through the Bureau of Land Management of the Department of the Interior.

                                      -20-

                                                                         Page 21

                  "Ormesa-BLM Geothermal Resources Lease CA 6219" means the
Geothermal Resources Lease CA 6219, dated July 1, 1979, between Ormesa and the
United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Ormesa-BLM Geothermal Resources Lease CA 17568" means the
Geothermal Resources Lease CA 17568, dated July 1, 1979, between Ormesa and the
United States of America through the Bureau of Land Management of the Department of the Interior.

                  "Ormesa-BLM Site License CA 17129" means that certain License for Electric Power Plant Site CA 17129, dated August 21, 1985, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Site License CA 20172" means that certain License for Electric Power Plant Site CA 20172, dated July 21, 1987, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Site License CA 22079" means that certain License for Electric Power Plant Site CA 22079, dated July 24, 1989, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Site License CA 22405" means that certain License for Electric Power Plant Site CA 22405, dated June 7, 1988, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa-BLM Site License CA 24678" means that certain License for Electric Power Plant Site CA 24678, dated September 18, 1989, between Ormesa and the United States of America through the Bureau of Land Management of the
Department of the Interior.

                  "Ormesa Credit Agreement" means the Credit Agreement dated
December 31, 2002 among Ormesa, United Capital as Administrative Agent and
Collateral Agent, and the lenders party thereto from time to time.

                  "Ormesa Interconnection Agreements" means the Consolidated OG
I Plant Connection Agreements, the OG I Transmission Service Agreement, the OG
II Plant Connection Agreement and the OG II Transmission Service Agreement.

                  "Ormesa Loan Repayment Account" means the account of such name created under the Depositary Agreement.

                  "Ormesa Operation and Maintenance Agreement" means that
certain Operation and Maintenance Agreement, dated April 15, 2002, between
Ormesa and Ormat Nevada.

                  "Ormesa Plant" means the six geothermal power generating
plants located in East Mesa, Imperial Valley, California, owned by Ormesa and having a gross generating capacity of 94 MW.

                                      -21-

                                                                         Page 22

                  "Ormesa Power Purchase Agreements" means the OG I Power
Purchase Agreement and the OG II Power Purchase Agreement.

                  "Ormesa Repayment Letter of Credit" means an Acceptable Letter of Credit having, at all times such letter of credit is in effect, an amount available to be drawn that, when added to the amount of cash then on deposit in the Ormesa Loan Repayment Account, is in an amount not less than the Ormesa
Repayment Requirement.

                  "Ormesa Repayment Requirement" means an amount equal to
$15,500,000, which is equal to the aggregate principal amount outstanding under the Ormesa Credit Agreement on the Closing Date less cash on deposit in the
"debt service reserve account" under the Ormesa Credit Agreement and amounts actually repaid under the Ormesa Credit Agreement in 2004; provided, however, that with respect to the aggregate principal amount paid on September 30, 2004, such amount shall not be reduced to an amount less than 102% of the remaining aggregate principal amount outstanding under the Ormesa Credit Agreement less cash on deposit in the "debt service reserve account" under the Ormesa Credit
Agreement on such date.

                  "Ormesa Support Date" means the earliest to occur of (i)
January 31, 2005; (ii) any other date as of which the amount payable in respect of the Ormesa Credit Agreement has been paid in full; and (iii) any other date as of which Ormesa is no longer prohibited from granting liens pursuant to the
Ormesa Credit Agreement.

                  "ORNI 6" means ORNI 6 LLC, a Delaware limited liability
company.

                  "ORNI 7" means ORNI 7 LLC, a Delaware limited liability
company.

                  "ORNI Entities" means ORNI 1 LLC, a Delaware limited liability company, ORNI 2 LLC, a Delaware limited liability company and ORNI 7.

                  "Outstanding" in connection with the Senior Secured Notes, means, as of the time in question, all Senior Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured
Notes for which provision for payment shall have been made in accordance with this Indenture; and (iii) Senior Secured Notes in substitution for which other
Senior Secured Notes have been authenticated and delivered pursuant to this
Indenture.

                  "Overdue Principal" shall mean, as of any Payment Date, all principal of any Senior Secured Note which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient available funds or otherwise.

                  "Paying Agent" has the meaning set forth in Section 2.07(a) of this Indenture.

                  "Payment Date" means any Interest Payment Date or Principal
Payment Date.

                                      -22-

                                                                         Page 23

                  "Performance Guarantee Tests" means the performance tests
conducted in accordance with the Galena Re-powering Contract to demonstrate and verify that the Steamboat Geothermal Facility has satisfied the Performance
Guarantees and certain other performance criteria.

                  "Performance Guarantees" has the meaning given in the Galena
Re-powering Contract.

                  "Performance Liquidated Damages" means the liquidated damages payable by the Contractor to Steamboat Geothermal pursuant to the Galena
Re-powering Contract as a consequence of the failure of the Steamboat Geothermal
Facility to meet certain of the Performance Guarantees.

                  "Permitted Additional Senior Lender" means a holder of any
Senior Secured Obligations other than the Senior Secured Notes.

                  "Permitted Indebtedness" has the meaning set forth in Section
4.18 of this Indenture.

                  "Permitted Investments" means an investment in any of the
following: (i) direct obligations of the Department of the Treasury of the
United States of America; (ii) obligations of any federal agencies which obligations are backed by the full faith and credit of the United States of
America; (iii) commercial paper rated in any one of the two highest rating categories by Moody's or S&P; (iv) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P; (v)
repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P, provided, that (1) collateral is limited to the securities specified in clauses (i) and (ii) above, (2) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (3) the Collateral Agent shall have a first priority perfected security interest in the collateral, (4) the collateral will be delivered to a third party custodian, designated by the Issuer, acting for the benefit of the Collateral Agent and all fees and expenses related to collateral custody will be the responsibility of the Issuer, (5) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours and (6) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Issuer; (vi) forward purchase agreements delivering securities specified in clauses (i) and (iii) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or subsidiary level); and (vii) money market funds rated "AAAm" or "AAAm-G" or better by S&P.

                                      -23-

                                                                         Page 24

                  "Permitted Liens" means (a) the rights and interests of the
Collateral Agent and any other Secured Party as provided in the Financing
Documents; (b) Liens for any tax, either secured by a bond or other reasonable security or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Projects, the sites of the Project or any easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use of any Project, any
Project sites or any easements, (ii) a bond or other reasonable security has been posted or provided in such manner and amount as to assure that any taxes determined to be due will be promptly paid in full when such contest is determined or (iii) adequate reserves have been provided therefor to the extent required by and in accordance with GAAP; (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business or in connection with the development, construction, operation and/or maintenance of any Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) the Issuer reasonably determines that such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any Project, any
Project sites or any easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project, any Project sites or any easements, or (ii) a bond or adequate cash reserves have been provided therefor to the extent required by and in accordance with GAAP; (d) Liens arising out of judgments or awards so long as enforcement of such Lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance; (e) title exceptions as reflected in the Title Policies other than delinquent taxes and monetary liens which are to be paid on the
Closing Date; (f) Liens, deposits or pledges to secure statutory obligations;
(g) Liens, deposits or pledges to secure performance of bids, tenders, contracts
(other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $5 million in the aggregate at any time, and with any such Lien to be released as promptly as practicable; (h) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the Issuer's or the Issuer's Subsidiaries' property or assets or the value of such property or assets for the purposes of such business; (i) involuntary Liens as contemplated by the Financing Documents and the Project Documents (including a lien of an attachment or execution) securing a charge or obligation on any of the Issuer's property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $3 million; (j) until the Ormesa Support Date, the Liens in favor of the lenders under the Ormesa Credit Agreement; and (k)
servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as of a nature generally existing with respect to properties of similar character and which do not in a material way interfere with the value or use thereof or the Issuer's business.

                  "Person" means any individual, sole proprietorship,
corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental
Authority or any other entity.

                                      -24-

                                                                         Page 25

                  "Place of Payment" when used with respect to the Senior
Secured Notes, shall mean the office or agency maintained pursuant to Section
4.02.

                  "Plants" means the Brady Plant, the Ormesa Plant, the
Steamboat Geothermal Plant, the Steamboat Development Plant, the Mammoth Plant
and geothermal power generating facilities acquired after the Closing Date that constitute Qualified Projects.

                  "Pledge and Security Agreements" means each of the Pledge and
Security Agreements, to be executed by the Issuer, each of the Guarantors and the Collateral Agent.

                  "Power Purchase Agreements" means the Steamboat 1 Plant Power
Purchase Agreement, the Steamboat 1A Plant Power Purchase Agreement, the
Steamboat 2/3 Project Power Purchase Agreements, the Galena Power Purchase
Agreement, the Mammoth Power Purchase Agreements, the Ormesa Power Purchase
Agreements, the Brady Project Power Purchase Agreement and any power purchase agreements relating to a Qualified Project at the time such Qualified Project is acquired by the Issuer or a Guarantor.

                  "Predecessor Notes" with respect to any particular Senior
Secured Note, shall mean any previous Senior Secured Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Secured
Note; for the purposes of this definition, any Senior Secured Note authenticated and delivered pursuant to Section 2.08 in lieu of a lost, destroyed or stolen
Senior Secured Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Senior Secured Note.

                  "Principal Payment Date" when used with respect to any Senior
Secured Obligations means the date on which all or a portion of the principal of such Senior Secured Obligations become due and payable as provided in this
Indenture or any other agreement governing such Senior Secured Obligations, whether on a scheduled date for payment of principal, on a Redemption Date, the
Final Maturity Date, a date of declaration of acceleration, or otherwise.

                  "Private Placement Legend" means the legend referenced in
Section 2.02 to be placed on all Senior Secured Notes issued under this
Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Project" means each Plant together with the related Project
Documents, governmental approvals relating to the Plant or Project Documents, and any other item relating to the Plant, including any improvements to, and the operation of the Plant and all activities related thereto.

                  "Project Costs" means, with respect to the Galena Re-powering, without duplication, all costs and expenses paid, incurred or to be incurred by
Steamboat Geothermal to complete the development, design, engineering, acquisition, construction, assembly, inspection, testing, completion and start-up of the Galena Re-powering in the manner contemplated under the Galena
Re-powering Contract, including, without limitation, (i) Operating and
Maintenance

                                      -25-

                                                                         Page 26

Expenses of the Galena Re-powering prior to Final Acceptance, (ii) amounts payable in respect of options for, or the granting of, necessary easements,
(iii) amounts payable in respect of obtaining or maintaining Governmental
Approvals, and (iv) amounts payable in respect of acquiring initial spare parts.

                  "Project Documents" means the Material Project Documents and any additional agreements relating to the Projects.

                  "Projections" means certain projections at the Closing Date of the Projects' revenues and the costs associated therewith including certain assumptions by the Issuer.

                  "Prudent Industry Practices" shall mean, at a particular time,
(i) any of the practices, methods and acts engaged in or approved by a significant portion of the electricity generating industry operating in the
United States at such time, or (ii) with respect to any matter to which clause
(i) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent
Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                  "Punch List Items" means those items which must be completed by the Contractor under the Galena Re-powering Contract after achieving the
Final Acceptance Date, performance of which will not interrupt, disrupt or interfere to any significant extent with the operation of the Steamboat
Geothermal Facility.

                  "QIB means a "qualified institutional buyer" as defined in
Rule 144A.

                  "Qualified Project" means a (a) a fully constructed and
operational geothermal power plant located within the United States of America
(other than the Mammoth Project), (b) as to which electricity will be sold under long-term power purchase agreements that have been approved by the applicable public utility commission or similar governmental body with a counterparty that has a long-term issuer rating of not less than BBB- by S&P and Baa3 by Moody's and (c) is acquired by the Issuer or a Guarantor and the Collateral Agent is
granted a first priority pledge of all of the Capital Stock of any Guarantor that acquires such Qualified Project or the Guarantor acquiring such Qualified
Project provides a first priority lien with respect to collateral with respect to such Qualified Project that is consistent with that set forth under the second paragraph of "Description of the Notes--Security" in the Offering
Memorandum.

                  "Qualifying Facility" means a facility which is a qualifying facility within the meaning of the Public Utility Regulatory Policies Act of
1978 (and all rules and regulations

                                      -26-

                                                                         Page 27

adopted thereunder) and which meets the criteria defined in Title 18, Code of
Federal Regulations, Sections 292.201 through 292.207.

                  "Quarterly Period" means each calendar quarter; provided,
however, that the first Quarterly Period shall commence on the Closing Date and shall end on March 31, 2004.

                  "Railway Geothermal Resources Lease" means that certain
Geothermal Resource Lease (SPL-6292), dated October 10, 1984, between Brady, as tenant, and The Burlington Northern and Santa Fe Railway Company, as landlord, as amended by the amendment dated December 5, 1991.

                  "Redemption Account" means the account of such name created under the Depositary Agreement.

                  "Redemption Date" means the date on which the Issuer redeems or shall redeem any Senior Secured Notes in accordance with this Indenture.

                  "Registrar" has the meaning specified in Section 2.07(a).

                  "Registration Default" has the meaning set forth in Section 5 of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of the Closing Date, by and among the Issuer and the
Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regular Record Date" for the interest or principal payable on any Payment Date on the Senior Secured Notes means the date specified for that purpose as contemplated by Section 2.09 (whether or not a Business Day).

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means the Temporary Regulation S
Global Note or the Regulation S Unrestricted Global Note, as applicable.

                  "Regulation S Unrestricted Global Note" has the meaning
specified in Section 2.01.

                  "Related Party" means (a) Ormat Industries, Ltd. and Ormat
Technologies, Inc., (b) any direct or indirect controlling stockholder or controlling member or a more than 50%

                                      -27-

                                                                         Page 28

owned subsidiary of Ormat Nevada or (c) any trust, corporation, partnership, limited liability company or other entity, of which the beneficiaries, stockholders, partners, members or Persons holding more than a 50% controlling interest are Ormat Nevada and/or such other Persons referred to in the immediately preceding clause (a) or (b).

                  "Remaining Average Life" means, with respect to any Senior
Secured Note, the principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by (b) the number of years
(calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment. For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the
Called Principal of any Senior Secured Note, all payments of such Called
Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                  "Renewable Energy Credits" means all renewable energy credits, offsets or other benefits allocated, assigned or otherwise awarded or certified to the Issuer or any of the Issuer's Subsidiaries by any Governmental Authority
in connection with any of the Projects; provided, that the foregoing shall not include any federal, state, and/or local production tax credits and/or investment tax credits specific to investments in renewable energy production and delivery facilities (if any) or any environmental credits, offsets, or other similar benefits allocated, assigned or otherwise awarded to the Issuer or any of the Issuer's Subsidiaries by any Governmental Authority or received in any other manner based in whole or in part on the fact that any of the Projects constitutes a "renewable energy system" (as defined under any Applicable Law) or the like, including emissions credits or allowances, such as credits available because such Project does not produce carbon dioxide or other emissions when generating electric energy.

                  "Required Holders" means, at any time, Persons that at such time hold not less than 51% in aggregate principal amount of the Outstanding
Senior Secured Notes.

                  "Resource Lease Consents" means (i) with respect to ORNI 1,
LLC, ORNI 2, LLC, and Brady the consents of each of David P. Frase, Timothy
Frase and Stacey Frase, and James W. Roberts, Trustee of the James W. Roberts
Revocable Trust dated August 24, 1996 under the Grant of Easement Agreement, dated March 27, 1998; and of The Burlington Northern and Santa Fe Railway
Company under the Railway Geothermal Resources Lease, and (ii) with respect to
ORNI 7, LLC and Steamboat Development the consents of each of Fleetwood
Corporation under the Fleetwood Geothermal Resources Lease; Dorothy A. Towne and
the Trust of Dorothy A. Towne under a geothermal resources lease dated May 31,
1991; and Bernice Guisti, Judith Harvey, and Karen Thompson, Trustees and
Beneficiaries of the Guisti Trust under the Guisti Geothermal Resources Lease.

                                      -28-

                                                                         Page 29

                  "Responsible Officer" means, with respect to knowledge of any default under this Indenture, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, assistant treasurer, or any vice president of the Issuer, or other officer of the Issuer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

                  "Responsible Trust Officer" means, when used with respect to the Trustee, the Depositary or the Collateral Agent, any officer within the
Corporate Trust Office of the Trustee, the Depositary or the Collateral Agent
(or any successor group of the Trustee, Depositary or Collateral Agent, as applicable) including any Managing Director, Principal, Vice President,
Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant
Treasurer, Controller, General Counsel, Associate Corporate Counsel or any other officer of the Trustee, the Depositary or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restoration Sub-Account" means one or more accounts of such name created under the Depositary Agreement in connection with an Event of Loss or Event of Eminent Domain.

                  "Restricted Global Note" has the meaning set forth in Section
2.01 hereto.

                  "Restricted Note" has the meaning specified in Section 2.02.

                  "Restricted Payment" means, with respect to any Person, (i)
the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other notes, (ii) any payment of the principal of, or interest or premium, if any, on, any Subordinated Debt, (iii)
the making of any loans or advances to any Affiliate (other than Permitted
Indebtedness), (iv) any purchase, redemption, acquisition or retirement for value (including, without limitation in connection with any merger or consolidation of the Issuer) of any of the Issuer's Capital Stock or (v) any
Investment in any Person other than a Guarantor; provided, however, that the term "Restricted Payments" shall not include (v) proceeds of this offering in the amount of $78,500,000 utilized for the acquisition of Steamboat Development,
$33,500,000 utilized for the acquisition of a 50% interest in Mammoth-Pacific and the repayment of $14,500,000 due to Ormat Nevada, (w) cash released from any
Account as a result of the provision of an Acceptable Letter of Credit as provided for in the Financing Documents, (x) cash released from the Ormesa Loan
Repayment Account as permitted under Section 3.7(b) of the Depositary Agreement,
(y) payments made to any Affiliate of such Person for goods and services purchased or procured in accordance with the terms of this Indenture or (z) the use of proceeds from Indebtedness incurred in accordance with (I) clause (b)(y)
under Section 4.18 hereof to purchase that portion of the of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date or (II)
clause (h) under Section 4.18 hereof to purchase a Qualified Project.

                                      -29-

                                                                         Page 30

                  "Restricted Period" has the meaning set forth in Section 2.01.

                  "Revenue Account" means the account of such name created under the Depositary Agreement.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                  "Rule 144A Global Note" means restricted, permanent global notes in fully registered form issued to qualified institutional buyers under
Rule 144A.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "Scheduled Payment Date" means each June 30 and December 30, commencing on June 30, 2004 and ending on December 30,
2020.

                  "SEC" means the United States Securities and Exchange
Commission.

                  "Secured Parties" means the Trustee, the Holders, the
Collateral Agent, the holders of additional Permitted Indebtedness (other than
Permitted Indebtedness of the type described in clause (vi) in the definition thereof), in each case to the extent such party (or an agent on such party's behalf) is or becomes a party to the Collateral Agency Agreement.

                  "Securities Act" means the United States Securities Act of
1933, as amended.

                  "Securities Intermediary" means Union Bank of California,
N.A., until a successor replaces it in accordance with the applicable provisions of the Depositary Agreement and thereafter means the successor serving thereunder in such capacity.

                  "Security Documents" means, collectively, the Depositary
Agreement, the Deeds of Trust, the Collateral Agency Agreement, the Pledge and
Security Agreements, the Control Agreements, the Third Party Consents and any
other document providing for any lien of the Secured Parties, pledge, encumbrance, mortgage or security interest on any or all of the Issuer's assets or the ownership interests thereof or the Issuer's Subsidiaries' assets and the ownership interests thereof.

                  "Senior Secured Notes" means the Initial Notes and, unless the context otherwise requires, the Additional Notes including any Exchange Notes.

                  "Senior Secured Obligations" means, collectively, without
duplication: (i) all of the Issuer's Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, premium, fees, reimbursement

                                      -30-

                                                                         Page 31

obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the applicable Financing Document or any other agreement, document or instrument evidencing, securing or relating to such Indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the
Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an
Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys'
fees and court costs.

                  "Series Supplemental Indenture" means an indenture
supplemental to this Indenture entered into by the Issuer, the Trustee and the
Guarantors, if applicable, for the purpose of establishing, in accordance with this Indenture, the title, form and terms of Senior Secured Notes of any series.

                  "Shelf Registration Statement" means the shelf registration statement issued by the Issuer in connection with the offer and sale of Senior
Secured Notes pursuant to a Registration Rights Agreement.

                  "Sierra Pacific Geothermal Resources Lease" means that certain
Geothermal Resources Lease, dated November 18, 1983, between Steamboat
Geothermal and Sierra Pacific Power Company, as amended by the amendments dated
January 7, 1985, October 29, 1988, and October 2, 1989.

                  "Site Licenses" means the Mammoth-BLM Site License, the
Ormesa-BLM Site License CA 17129, the Ormesa-BLM Site License CA 22405, the
Ormesa-BLM Site License CA 24678, the Ormesa-BLM Site License CA 22079, and the
Ormesa-BLM Site License CA 20172.

                  "Special Record Date" for the payment of any Overdue Interest or Overdue Principal shall mean a date fixed by the Trustee pursuant to Section
2.09.

                  "Steamboat Complex Operation and Maintenance Agreement" means that certain Amended and Restated Operation and Maintenance Agreement, dated
December 8, 2003, among ORNI 7, LLC, Steamboat Geothermal LLC, Steamboat
Development (as of the Closing Date) and Ormat Nevada, Inc.

                  "Steamboat Development" means Steamboat Development, a Utah corporation.

                  "Steamboat Development Plant" means the two geothermal power generating plants located in Steamboat Hills, Nevada, having a gross generating capacity of 32 MW and owned by Steamboat Development

                                      -31-

                                                                         Page 32

                  "Steamboat Geothermal" means Steamboat Geothermal LLC, a
Delaware limited liability company.

                  "Steamboat Geothermal Plant" means the two geothermal power generating plants located in Steamboat Hills, Nevada, having a gross generating capacity of 10 MW and owned by Steamboat Geothermal.

                  "Steamboat 1 Plant Power Purchase Agreement" means that
certain Agreement for the Purchase and Sale of Electricity, dated November 18,
1983, between Steamboat Geothermal LLC (as successor to Geothermal Development
Associates) and Sierra Pacific Power Company, as amended by that certain
Amendment to Agreement for the Purchase and Sale of Electricity, dated March 6,
1987.

                  "Steamboat 1A Plant Power Purchase Agreement" means that
certain Long-Term Agreement for the Purchase and Sale of Electricity, dated
October 29, 1988, between Steamboat Geothermal LLC (as successor to Far West
Capital, Inc.) and Sierra Pacific Power Company.

                  "Steamboat 2 Plant Power Purchase Agreement" means that
certain Long-Term Agreement, dated January 24, 1991, between Steamboat
Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power
Company, as amended by that certain Amendment to Long-Term Agreement, dated
October 29, 1991, and as further amended by that certain Amendment to Long-Term
Agreement, dated October 29, 1992.

                  "Steamboat 1/1A Interconnection Agreement" means that certain
Special Facilities Agreement, dated October 29, 1988, between Sierra Pacific
Power Company and Steamboat Geothermal (as successor to Far West Capital, Inc.).

                  "Steamboat 2/3 Interconnection Agreement" means that certain
Special Facilities Agreement, dated April 24, 1992, between Sierra Pacific Power
Company and Steamboat Development (as successor to Far West Capital, Inc.).

                  "Steamboat 2/3 Project Power Purchase Agreements" means the
Steamboat 2 Plant Power Purchase Agreement and the Steamboat 3 Plant Power
Purchase Agreement.

                  "Steamboat 3 Plant Power Purchase Agreement" means that
certain Long-Term Agreement for the Purchase and Sale of Electricity, dated
January 18, 1991, between Steamboat Geothermal Development (as successor to Far
West Capital, Inc.) and Sierra Pacific Power Company.

                  "Subordinated Debt" means Indebtedness incurred pursuant to a
Subordinated Loan Agreement.

                  "Subordinated Debt Provider" means a Person providing loans pursuant to a Subordinated Loan Agreement.

                                      -32-

                                                                         Page 33

                  "Subordinated Loan Agreement" means a binding agreement
providing nonrecourse, unsecured debt financing to the Issuer on the terms and conditions set forth in Exhibit D to this Indenture.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital
         Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the
         managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "Third Party Consents" means each consent to assignment, among certain counterparties to a Material Project Document, the Issuer and/or the
Issuer's applicable Subsidiary and the Collateral Agent.

                  "TIA" means the Trust Indenture Act of 1939 (15
U.S.C. (sections) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Title Event" means the existence of any defect of title or
Lien or encumbrance on a Project (other than Permitted Liens) in effect on the
Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

                  "Title Event Proceeds" means all amounts and proceeds
(including instruments) in respect of any Title Event.

                  "Title Policies" means (i) each of the mortgagee title
insurance policies delivered by a title company of national standing or its
Affiliates insuring to the Lien of the Deeds of Trust or (ii) for those Projects which do not have Deeds of Trust, the preliminary title report delivered by a title company of national standing or its Affiliates.

                  "Transaction Documents" means the Project Documents and the
Financing Documents.

                  "Trustee" means Union Bank of California, N.A., until a
successor replaces it in accordance with the applicable provisions of this
Indenture, and thereafter means the successor serving thereunder in such capacity.

                                      -33-

                                                                         Page 34

                  "Unassigned Leases" means (i) that certain Grant of Easement between David P. Frase, Timothy Frase and Stacey Frase, and James W. Roberts,
Trustee of the James W. Roberts Revocable Trust, dated August 24, 1996, as grantor, and Brady Power, as grantee, dated March 27, 1998; (ii) the Railway
Geothermal Resources Lease; (iii) the Fleetwood Geothermal Resources Sublease;
(iv) that certain Geothermal Resources Lease dated May 31, 1991 between Dorothy
A. Towne and the Trust of Dorothy A. Towne, as landlord, and Fleetwood
Corporation, as tenant; and (v) that certain Geothermal Resources Lease dated
June 27, 1988, as amended by that certain Amendment to Geothermal Resources
Lease dated January 1992, and that certain Second Amendment to Geothermal
Resources Lease dated June 25, 1993 between Bernice Guisti, Judith Harvey, and
Karen Thompson, Trustees and Beneficiaries of the Guisti Trust, as landlord, and
Steamboat Development Corp., as tenant.

                  "Unrestricted Global Note" means a permanent global Senior
Secured Note in the form of Exhibit A-1 attached hereto that bears the Global
Note Legend and that has the "Schedule of Exchanges of Interests in the Global
Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Senior Secured Notes that do not bear the Private Placement Legend.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o)
under the Securities Act.

                  "Work" means all obligations, duties and responsibilities
undertaken by the Contractor and its subcontractors in accordance with the
Galena Re-powering Contract, including the design, engineering, manufacturing, procurement, construction, start-up and performance testing of the Galena Plant in connection with the Galena Re-powering.

                  "Wholly Owned Subsidiary" of any specified Person means a
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

                  Section 1.02 Other Definitions.

                 Term                                        Defined in Section

                 "Affiliate Transaction" ...................        4.13
                 "Applicable Procedures" ...................    2.07(c)(v)(B)
                 "Beneficial Owner" ........................        4.03
                 "Checking Account".........................        4.30
                 "Combined Brady Output" ...................       4.06(c)
                 "Covenant Defeasance"......................        7.03
                 "Debtor Relief Law"........................        5.01
                 "Issuer"...................................      Preamble
                 "Legal Defeasance".........................        7.02

                                      -34-

                                                                         Page 35

                 "Overdue Interest".........................        2.09
                 "Temporary Regulation S Global Note".......        2.01
                 "Transfer" ................................       2.07(b)
                 "Trustee"..................................      Preamble
                 "Withdrawal Certificate" ..................        4.42

                  Section 1.03 Trust Indenture Act Provisions. Whenever this
Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the
following meanings:

                  "indenture securities" means the Senior Secured Notes;

                  "indenture security holder" means a Holder of a Senior Secured
Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the
Trustee; and

                  "obligor" on the Senior Secured Notes means the Issuer and any successor obligor upon the Senior Secured Notes.

                  All other terms used in this Indenture that are defined by the
TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04 Rules of Construction. Unless the context
otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the
         plural include the singular;

                  (e) references to a Person shall include such Person's
         permitted successors and assigns;

                  (f) provisions apply to successive events and transactions;

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                  (g) unless otherwise expressly specified, any agreement,
         contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented and/or otherwise modified from time to time in accordance with the terms of this
         Indenture and the other Transaction Documents and shall include any agreement, contract or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this
         Indenture and the other Transaction Documents; and

                  (h) references to sections of or rules under the Securities
         Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                            THE SENIOR SECURED NOTES

                  Section 2.01 Form Generally. The Senior Secured Notes of each series shall be in substantially the form set forth in Exhibit A-1/A-2 or in such other form as shall, subject to Section 2.05, be established by or pursuant to an Officer's Certificate of the Issuer or in one or more Series Supplemental
Indentures relating to the Senior Secured Notes of such series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or
Depository therefor or as may, consistently herewith, be determined by the officers executing such Senior Secured Notes as evidenced by their execution thereof.

                  The Certificated Notes shall be printed, lithographed or
engraved on steel engraved borders or may be produced in any other manner, all as determined by the Authorized Officers executing such Certificated Notes, as evidenced by their execution of such Certificated Notes.

                  Restricted Notes shall bear the applicable legends as set
forth in Exhibit A-1/A-2 and as provided in Section 2.02.

                  Senior Secured Notes offered and sold in their initial
distribution in reliance on Rule 144A shall be issued in the form of one or more
Global Notes (each a "Restricted Global Note") in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit
A-1, or in such other form as shall, subject to Section 2.05, be established by or pursuant to an Officer's Certificate of the Issuer or in one or more indentures supplemental hereto, with such applicable legends as are provided for in Exhibit A-1. Such Global Notes shall be registered in the name of the
Depository for such Global Notes or its nominee and deposited with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for such Depository, duly executed on behalf of the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of any Restricted Global Note may from time to time be increased or

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decreased by adjustments made on the records of the Trustee, as custodian for the Depository for such Global Note, as provided in Section 2.07, which adjustments shall be conclusive as to the aggregate principal amount of any such
Global Notes. Except as agreed by the Issuer, no Restricted Global Note shall be issued except as provided in this paragraph to evidence Senior Secured Notes offered and sold in their initial distribution in reliance on Rule 144A.

                  Senior Secured Notes offered and sold in their initial
distribution in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes (a "Temporary Regulation S Global Note")
in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2, or in such other form as shall, subject to
Section 2.05, be established by or pursuant to an Officer's Certificate of the
Issuer or in one or more indentures supplemental hereto, with such applicable legends as are provided for in Exhibit A-2. Such Temporary Regulation S Global
Notes shall be registered in the name of the Depository for such Global Notes or its nominee and deposited with the Trustee, at the Corporate Trust Office of the
Trustee, as custodian for such Depository, duly executed by the Issuer and authenticated by the Trustee as herein provided, for credit to the respective accounts of beneficial owners of such Global Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. Beneficial interests in any
Temporary Regulation S Global Note may be held only through Euroclear or
Clearstream. Within a reasonable period of time after the expiration of the
Restricted Period (as defined below), any Temporary Regulation S Global Note will be exchanged for a permanent Regulation S Global Note (the "Regulation S
Unrestricted Global Note," and together with the Temporary Regulation S Global
Note, the "Regulation S Global Note") substantially in the form set forth in
Exhibit A-1 with such applicable legends as are provided for in Exhibit A-1, but without the Restricted Notes legend set forth in Exhibit A-1, upon delivery to the Depository of certification of non-United States ownership and compliance with Regulation S. The Regulation S Unrestricted Global Note will be deposited with the Trustee at the Corporate Trust Office of the Trustee, as custodian for the Depository and registered in the name of the nominee of the Depository.
Clearstream and Euroclear will hold beneficial interests in the Regulation S
Unrestricted Global Note on behalf of their participants through their respective depositories, which in turn will hold such beneficial interests in the Regulation S Unrestricted Global Note in participants' securities accounts in the depositories' names on the books of the Depository. The aggregate principal amount of any Temporary Regulation S Global Note and any Regulation S
Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository for such Global Note, as provided in Section 2.07, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Note. As used herein, the term "Restricted Period", with respect to Global Notes offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Senior Secured
Notes are first offered to persons other than distributors (as defined in
Regulation S) in reliance on Regulation S (according to a written notice to the
Issuer and the Trustee by the underwriter(s), if any, of the offering of such
Senior Secured Notes) and (ii) the date of the closing of the offering of such
Senior Secured Notes. Except as agreed by the Issuer, no Temporary Regulation S
Global Note or Regulation S Unrestricted Global Note shall

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                                                                         Page 38

be issued except as provided in this paragraph to evidence such Senior Secured
Notes offered and sold in their initial distribution in reliance on Regulation
S.

                  Section 2.02 Legends on Restricted Notes. All Senior Secured
Notes issued pursuant to this Indenture (including Senior Secured Notes issued upon registration of transfer, in exchange for or in lieu of such Senior Secured
Notes) shall be "Restricted Notes" and shall bear the applicable legend(s)
setting forth restrictions on transfer provided in Exhibit A-1/A-2 (the "Private
Placement Legend"); provided, however, that the term "Restricted Notes" shall not include (i) Temporary Regulation S Global Notes or Regulation S Unrestricted
Global Notes, (ii) Senior Secured Notes as to which such restrictive legend(s)
shall have been removed pursuant to Section 2.07 and (iii) Senior Secured Notes issued upon registration of transfer of, in exchange for, or in lieu of, Senior
Secured Notes that are not Restricted Notes.

                  Section 2.03 Amount of Senior Secured Notes. The aggregate principal amount of Senior Secured Notes which may be outstanding at any time is unlimited, subject to compliance with Section 4.18 hereof.

                  The Senior Secured Notes may be issued in one or more series.
There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Senior Secured Notes of any series:

                  (a) the title of the Senior Secured Notes of such series
         (which shall distinguish the Senior Secured Notes of such series from all other Senior Secured Notes) and the form or forms of Senior Secured
         Notes of such series;

                  (b) any limit upon the aggregate principal amount of the
         Senior Secured Notes of such series that may be authenticated and delivered under this Indenture (except for Senior Secured Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Secured Notes of such series pursuant to Sections 2.06, 2.07, 2.08, 3.06 or 8.09 and except for
         Senior Secured Notes that, pursuant to the last paragraph of Section
         2.05, are deemed never to have been authenticated and delivered hereunder);

                  (c) the date or dates on which the principal of the Senior
         Secured Notes of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Senior Secured Notes of such series shall be dated, if other than as provided in Section 2.05;

                  (d) the rate or rates at which the Senior Secured Notes of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to

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                                                                         Page 39

         whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.12;

                  (e) if other than as provided in Section 4.02, the place or places where (i) the principal of, interest and Liquidated Damages, if any, on Senior Secured Notes of such series shall be payable, (ii)
         Senior Secured Notes of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the
         Issuer in respect of the Senior Secured Notes of such series and this
         Indenture may be served;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Senior Secured Notes of such series may be redeemed, in whole or in part, at the option of the
         Issuer;

                  (g) the obligation, if any, of the Issuer to redeem, purchase or repay Senior Secured Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Senior Secured Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                  (h) if other than minimum denominations of $1,000 and any
         integral multiple of $1,000 in excess thereof, the denominations in which Senior Secured Notes of such series shall be issuable;

                  (i) the restrictions or limitations, if any, on the transfer or exchange of the Senior Secured Notes of such series;

                  (j) the obligation, if any, of the Issuer to file a
         registration statement with respect to the Senior Secured Notes of such series or to exchange the Senior Secured Notes of such series for
         Senior Secured Notes registered pursuant to the Securities Act;

                  (k) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

                  (l) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Senior
         Secured Notes of such series.

                  Section 2.04 Denominations. The Senior Secured Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Any repayments (either scheduled or pursuant to any redemption) of any Senior Secured Note shall be made only in the denomination or integral multiple thereof set forth above.

                  Section 2.05 Execution, Authentication, Delivery and Dating.
The Senior Secured Notes shall be executed on behalf of the Issuer by an
Authorized Representative of the

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                                                                         Page 40

Issuer. The signature of any of these officers on the Senior Secured Notes may be manual or facsimile.

                  Senior Secured Notes bearing the manual or facsimile signature of individuals who were at the time of execution the Authorized Representative of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Secured Notes or did not hold such offices at the date of such Senior Secured Notes.

                  At any time and from time to time after the execution and
delivery of this Indenture, the Issuer may deliver Senior Secured Notes (with
Guarantees endorsed thereon), if applicable, of any series executed by the
Issuer to the Trustee for authentication, together with a Authentication Order for the authentication and delivery of such Senior Secured Notes, and the
Trustee in accordance with the Authentication Order shall authenticate and deliver such Senior Secured Notes. The Trustee shall authenticate and deliver:
(i) on the Closing Date, an aggregate principal amount of $190,000,000 8 1/4%
Senior Secured Notes Due 2020, (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this
Section 2.05 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of
Initial Notes or Additional Notes, in each case upon an Authentication Order of the Issuer signed by an Authorized Officer of the Issuer. Such order will specify the amount of the Senior Secured Notes to be authenticated and the date on which the original issue of the Senior Secured Notes is to be authenticated.
If the form or terms of the Senior Secured Notes have been established by or pursuant to an Officer's Certificate of the Issuer or a Supplemental Indenture
as permitted by Section 2.01 in authenticating such Senior Secured Notes, and accepting any additional responsibilities under this Indenture in relation to such Senior Secured Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating,

                  (a) that such form has been established in conformity with the provisions of this Indenture;

                  (b) that such terms have been established in conformity with the provisions of this Indenture; and

                  (c) that such Senior Secured Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject to customary qualifications or exceptions).

                  The Trustee shall not be required to authenticate such Senior
Secured Notes if the issue of such Senior Secured Notes pursuant to this
Indenture will affect the Trustee's own rights, duties or immunities under the
Senior Secured Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

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                                                                         Page 41

                  Except as otherwise provided in the Series Supplemental
Indenture relating to the Senior Secured Notes of a series, each Senior Secured
Note of such series shall be dated the date of its authentication.

                  No Senior Secured Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Secured Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an
Authorized Officer, and such certificate upon any Senior Secured Note shall be conclusive evidence, and the only evidence, that such Senior Secured Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Secured Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such
Senior Secured Note to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Senior Secured Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  Section 2.06 Temporary Senior Secured Notes. Pending the
preparation of definitive Senior Secured Notes, the Issuer may execute, and upon
Authentication Order the Trustee shall authenticate and deliver, temporary
Senior Secured Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Secured Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing the same may determine, as evidenced by their execution of such Senior Secured Notes.

                  If temporary Senior Secured Notes are issued, the Issuer will cause definitive Senior Secured Notes to be prepared without unreasonable delay.
After the preparation of definitive Senior Secured Notes, the temporary Senior
Secured Notes shall be exchangeable for definitive Senior Secured Notes upon surrender of the temporary Senior Secured Notes at the office or agency of the
Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Secured Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Senior Secured Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary
Senior Secured Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Secured Notes.

                  Section 2.07 Registration, Registration of Transfer and
Exchange.

                  (a) General. The Issuer shall cause to be kept at the
Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Senior Secured Notes and for transfers of Senior Secured Notes.
The Trustee is hereby appointed "Registrar" for the purpose of registering
Senior Secured Notes and transfers of Senior Secured Notes as herein provided.
The Issuer also shall cause to be kept an office or agency where Senior Secured
Notes may be presented for payment

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                                                                         Page 42

("Paying Agent") and where notices and demands to or upon the Issuer in respect of the Senior Secured Notes may be served.

                  Notwithstanding anything to the contrary set forth herein, the
Trustee shall not be required and shall have no obligation to monitor compliance with any federal or state securities laws.

                  Upon surrender for registration of transfer of any Senior
Secured Note at the office or agency of the Issuer in a Place of Payment, the
Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Secured
Notes, of any authorized denominations and of like tenor and aggregate principal amount.

                  At the option of the Holder, Senior Secured Notes may be
exchanged for other Senior Secured Notes, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Senior Secured
Notes to be exchanged at such office or agency. Whenever any Senior Secured
Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Senior Secured Notes which the Holder making the exchange is entitled to receive.

                  All Senior Secured Notes issued upon any registration of
transfer or exchange of Senior Secured Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Senior Secured Notes surrendered upon such registration of transfer or exchange.

                  Every Senior Secured Note presented or surrendered for
registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the
Issuer and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of
transfer or exchange of Senior Secured Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that maybe imposed in connection with any registration of transfer or exchange of Senior
Secured Notes, other than exchanges pursuant to Section 2.06 or Section 3.06 not involving any transfer.

                  If the Senior Secured Notes are to be redeemed in part, the
Issuer shall not be required (A) to issue, register the transfer of, or exchange, any Senior Secured Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Senior Secured Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing or (B) to register the transfer of or exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

                  (b) Restricted Notes.

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                                                                         Page 43

                  Every Restricted Note shall be subject to the restrictions on offers, Transfers and exchanges provided in the applicable legend(s) required to be set forth on the face of each Restricted Note pursuant to Exhibit A-1/A-2 and
Section 2.02, unless such restrictions on Transfer shall be waived by the written consent of the Issuer, and the Holder of each Restricted Note, by such
Holder's acceptance thereof, agrees to be bound by such restrictions on
Transfer. Whenever any Restricted Note is presented or surrendered for registration of Transfer or for exchange for a Senior Secured Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by an appropriately completed certificate in substantially the form set forth in
Exhibit B, in the case of Transfer, or, in the case of any exchange, Exhibit C or as contemplated by Section 2.13(c) (which may be attached to or set forth in the Restricted Note), appropriately completed, dated the date of such surrender and signed by the Holder of such Restricted Note, as to compliance with such restrictions on Transfer, unless the Issuer shall have notified the Trustee in writing pursuant to this Section 2.07 that there is an effective registration statement under the Securities Act with respect to such Restricted Note. The
Registrar shall not be required to accept for such registration of Transfer or exchange any Restricted Note not so accompanied by a properly completed certificate.

                  Except as otherwise provided in the preceding paragraph, if
Senior Secured Notes are issued upon the Transfer, exchange or replacement of
Senior Secured Notes bearing a legend or legends setting forth restrictions on
Transfer, or if a request is made to remove such legend(s) on a Senior Secured
Note, the Senior Secured Notes so issued shall bear such legend(s) or such legend(s) shall not be removed, as the case may be, unless the transferor delivers to the Issuer such satisfactory evidence (which may include an opinion of independent counsel experienced in matters of United States securities law as may be reasonably satisfactory to the Issuer), as may be reasonably required by the Issuer, that neither such legend(s) nor the restrictions on Transfer set forth therein are required to ensure that Transfers thereof comply with the provisions of Rule 144A or Rule 144 or Regulation S or that such Senior Secured
Notes are not restricted securities within the meaning of Rule 144. Upon provision of such satisfactory evidence to the Issuer, the Trustee, at the written direction of the Issuer set forth in an Officer's Certificate of the
Issuer, shall authenticate and deliver a Senior Secured Note that does not bear such legend(s). In the absence of bad faith on its part, the Trustee may conclusively rely upon such direction of the Issuer in authenticating and delivering a Senior Secured Note that does not bear such legend(s).

                  After a Transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends relating to the restrictions on Transfer relating to the Securities Act on such Initial Note will cease to apply, the requirements requiring that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive Transfer legends, will be available to the transferee of the
Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or appropriate directions to Transfer such Holder's interest in the Global Note, as applicable.

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                  Upon the consummation of an Exchange Offer with respect to the
Initial Notes, all requirements pertaining to such Initial Notes that Initial
Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial
Notes, and Exchange Notes in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on Transfer relating to the Securities Act set forth in Exhibit A-1/A-2 hereto will be available to Holders that exchange such Initial Notes in such Exchange Offer.

                  Upon registration of Transfer of or exchange of Senior Secured
Notes that are no longer Restricted Notes, the Issuer shall execute, and the
Trustee shall authenticate and deliver, a Senior Secured Note that does not bear restrictive legends.

                  As used in this Section 2.07(b), the term "Transfer"
encompasses any sale, pledge or other transfer of any Senior Secured Notes referred to herein.

                  (c) Global Notes. This Section 2.07(c) shall apply to Global
Notes.

                  (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depository designated for such Global
         Note or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Global Note for all purposes of this Indenture. The
         Senior Secured Notes may be represented by one or more Global Notes, and such Global Notes may be Restricted Global Notes, Temporary
         Regulation S Global Notes or Regulation S Unrestricted Global Notes, or
         any combination thereof.

                  (ii) Notwithstanding any other provision in this Indenture, no
         Global Note may be exchanged in whole or in part for Senior Secured
         Notes registered, and no transfer of a Global Note in whole or in part may be made, in the name of any Person other than the Depository for such Global Note or a nominee thereof unless (A) such Depository (1)
         has notified the Issuer that it is unwilling or unable to continue as
         Depository for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depository is not appointed within 90 days thereof, (B) the
         Issuer executes and delivers to the Trustee a Authentication Order providing that such Global Note shall be so transferable, registrable and exchangeable, or (C) there shall have occurred and be continuing an
         Event of Default with respect to the Global Notes. Any Global Note exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to subclause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depository for such Global Note.
         Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the second preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Senior Secured Notes registered only in the name or names of, such Person or Persons as the Depository for such Global Note shall have directed and no transfer thereof other than such a transfer may be registered.

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                                                                         Page 45

                  (iii) Subject to clause (ii) above, any exchange of a Global
         Note for other Senior Secured Notes may be made in whole or in part, and all Senior Secured Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the
         Depository for such Global Note shall direct.

                  (iv) Every Senior Secured Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a
         Global Note or any portion thereof, whether pursuant to this Section
         2.07, Section 2.06, 2.09 or 3.06 or otherwise shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such
         Senior Secured Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

                  (v) Notwithstanding any other provision of this Indenture or of the Senior Secured Notes, transfers of interests in a Global Note of the kind described in Section 2.01 and in subclauses (B), (C), (D) and
         (E) of this clause (v) below shall be made only in accordance with this clause (v), and all transfers of an interest in a Temporary Regulation
         S Global Note shall comply with subclause (F) of this clause (v). The provisions of this clause (v) providing for transfers of Senior Secured
         Notes or beneficial interests in Global Notes to Persons who wish to take delivery in the form of beneficial interests in a Restricted
         Global Note, Temporary Regulation S Global Note or Regulation S
         Unrestricted Global Note shall only apply if there is a Restricted
         Global Note, Temporary Regulation S Global Note or Regulation S
         Unrestricted Global Note, as the case may be.

                           (A) Transfer of Global Note. A Global Note may not be
                  transferred, in whole or in part to any Person other than the
                  Depository or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this
                  subclause (A) shall not prohibit any transfer of a Senior
                  Secured Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Senior Secured
                  Note to any Person shall be effective under this Indenture or the Senior Secured Notes unless and until such Senior Secured
                  Note has been registered in the name of such Person. Nothing in this Section 2.07 shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section
                  2.07(c)(v).

                           (B) Restricted Global Note to Regulation S Global
                  Note. If the holder of a beneficial interest in a Restricted
                  Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such
                  transfer may be effected, subject to the rules and procedures of the Depository for such Global Note, Euroclear and
                  Clearstream, in each case to the extent applicable (the
                  "Applicable Procedures"), only in accordance with the
                  provisions of this Section 2.07(c)(v)(B). Upon receipt by the
                  Trustee, as Registrar, at the Corporate Trust Office of (1)
                  written instructions given in accordance with the Applicable
                  Procedures from a member of, or participant in, the Depository for such Restricted Global Note (each, an "Agent Member")
                  directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a
                  Regulation S Global Note in a principal amount equal to that of the beneficial interest in the Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable

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                                                                         Page 46

                  Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) an appropriately completed certificate in
                  substantially the form set forth in or contemplated by
                  Section 2.13(a) given by the holder of such beneficial
                  interest, the Trustee, as Registrar, shall instruct the
                  Depository for such Notes to reduce the principal amount of the Restricted Global Note, and to increase the principal
                  amount of the Regulation S Global Note, by the principal
                  amount of the beneficial interest in the Restricted Global
                  Note to be so transferred, and to credit or cause to be
                  credited to the account of the Person specified in such
                  instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial
                  interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

                           (C) Regulation S Global Note to Restricted Global
                  Note. If the holder of a beneficial interest in a Regulation S
                  Global Note wishes at any time to transfer such interest to a
                  Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.07(c)(v)(C). Upon receipt by the Trustee, as Registrar, at the Corporate Trust Office of
                  (1) written instructions given in accordance with the
                  Applicable Procedures from an Agent Member directing the
                  Trustee, as Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the
                  Restricted Global Note equal to that of the beneficial
                  interest in the Regulation S Global Note to be so transferred,
                  (2) a written order given in accordance with the Applicable
                  Procedures containing information regarding the account of the
                  Agent Member to be credited with, and the account of the Agent
                  Member (or, if such account is held for Euroclear or
                  Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3)
                  with respect to a transfer of a beneficial interest in the
                  Regulation S Global Note, an appropriately completed
                  certificate in substantially the form set forth in or
                  contemplated by Section 2.13(b) given by the holder of such beneficial interest, the Trustee, as Registrar, shall instruct the Depository for such Regulation S Global Note to reduce the principal amount of the Regulation S Global Note and to
                  increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the
                  Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the

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                                                                         Page 47

                  Person specified in such instructions a beneficial interest in the Restricted Global Note having a principal amount
                  equal to the amount by which the principal amount of the
                  Regulation S Global Note was reduced upon such transfer.

                           (D) Restricted Note (other than a Restricted Global
                  Note) to Global Note. If the Holder of a Restricted Note
                  (other than a Restricted Global Note) wishes at any time to transfer such Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a
                  Restricted Global Note or an Unrestricted Global Note, such transfer may be effected, subject to the Applicable
                  Procedures, only in accordance with this Section
                  2.07(c)(v)(D). Upon receipt by the Trustee, as Registrar, at the Corporate Trust Office of (1) the Restricted Note to be
                  transferred, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the
                  Trustee to credit or cause to be credited to a specified Agent
                  Member's account a beneficial interest in the Restricted
                  Global Note or the Unrestricted Global Note, as the case may be, in a principal amount equal to the principal amount of the
                  Restricted Note to be so transferred, (3) a written order
                  given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the
                  Euroclear or Clearstream account for which such Agent Member's account is held or, if such account is held for Euroclear or
                  Clearstream, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest and (4)
                  an appropriately completed certificate in substantially the form set forth in or contemplated by Section 2.13(c) (which may be attached to or set forth in the Restricted Note), the
                  Trustee, as Registrar, shall cancel the Restricted Note, the
                  Issuer shall execute, and the Trustee shall authenticate and deliver, a new Definitive Note for the principal amount, if any, of the Restricted Note not so transferred, registered in the name of the Holder transferring such Restricted Note, and the Trustee shall instruct the Depository for such Notes to increase the principal amount of the Restricted Global Note or the Unrestricted Global Note, as the case may be, by the
                  principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which, in the case of any
                  increase of the principal amount of an Unrestricted Global
                  Note as the result of a transfer pursuant to Regulation S, shall be the Agent Member for Euroclear or Clearstream or
                  both, as the case may be) a corresponding principal amount of the Restricted Global Note or the Unrestricted Global Note.
                  The transfer of a Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note may be effected only in accordance with Regulation S or Rule 144A (as evidenced by the
                  certificate delivered pursuant to Section 2.13(c)).

                           (E) Other Exchanges. In the event that a Global Note
                  or any portion thereof is exchanged for Senior Secured Notes other than Global Notes, the Trustee, as Registrar, shall
                  instruct the Depository for the Global Note to reduce

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                                                                         Page 48

                  the principal amount of the Global Note by the principal
                  amount of the Notes other than Global Notes issued upon such exchange. Such other Notes may in turn be exchanged (on
                  transfer or otherwise) for beneficial interests in a Global
                  Note (if any are then outstanding) only in accordance with such procedures, which shall be substantially consistent
                  with the provisions of subclauses (A) through (D) above
                  (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note
                  comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any other procedures as may be from time to time adopted by the Issuer and the Trustee.

                           (F) Interests in Temporary Regulation S Global Note
                  to be Held Through Euroclear or Clearstream. Until the
                  termination of the Restricted Period with respect to Senior
                  Secured Notes represented by a Temporary Regulation S Global
                  Note, interests in any Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of
                  Euroclear and Clearstream, provided that this subclause (F)
                  shall not prohibit any transfer in accordance with subclause
                  (D) of this Section 2.07(c)(v).

                  Section 2.08 Mutilated, Destroyed, Lost and Stolen Senior
Secured Notes. If any mutilated Senior Secured Note is surrendered to the
Trustee, the Issuer shall execute and, upon the Issuer's written request, the
Trustee shall authenticate and deliver a new definitive Senior Secured Note, of like tenor and aggregate principal amount and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Senior Secured
Note, in exchange and substitution for such Senior Secured Note (upon surrender and cancellation thereof); provided, that the applicant for such new Senior
Secured Note shall furnish to the Issuer and to the Trustee such reasonable bond or indemnity as may be required by them to save each of them harmless.

                  If there shall be delivered to the Issuer and the Trustee (a)
evidence to their satisfaction of the destruction, loss or theft of any Senior
Secured Note and (b) such bond or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Senior Secured Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the
Issuer's request, the Trustee shall authenticate and deliver a new definitive
Senior Secured Note, of like tenor and aggregate principal amount and equal face amount of principal registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Senior Secured Note, in lieu of and substitution for such Senior
Secured Note.

                  In case any such mutilated, destroyed, lost or stolen Senior
Secured Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Senior Secured Note, pay such Senior
Secured Note (without surrender thereof, except in the case of a mutilated
Senior Secured Note) if the applicant for such payment shall furnish to the
Issuer and the Trustee such reasonable bond or indemnity as they may require to save each of

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                                                                         Page 49

them harmless, and in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Senior Secured Note.

                  Upon the issuance of any new Senior Secured Note under this
Section 2.08, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Senior Secured Note issued pursuant to this Section
2.08 in lieu of any destroyed, lost or stolen Senior Secured Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Senior Secured Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this
Indenture equally and proportionately with any and all other Senior Secured
Notes duly issued hereunder.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior
Secured Notes.

                  Section 2.09 Payments; Interest Rights Preserved. Interest on
any Senior Secured Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Secured Note (or one or more Predecessor Senior Secured Notes)
is registered at the close of business on the Regular Record Date for such interest.

                  Any interest or Liquidated Damages on any Senior Secured Note which is payable; but is not punctually paid or duly provided for, on any
Interest Payment Date (herein called "Overdue Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Overdue Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Issuer may elect to make payment of any Overdue
Interest to the Persons in whose names the Senior Secured Notes (or their respective Predecessor Notes) are registered at the close of business on a
Special Record Date for the payment of such Overdue Interest, which shall be set in the following manner. The Issuer shall notify the Trustee in writing of the amount of Overdue Interest proposed to be paid on each Senior Secured Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Overdue Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Overdue Interest as in this clause (a) provided. Thereupon, the Issuer shall fix a Special Record Date for the payment of such Overdue Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of the Issuer, mail a written notice of the proposed

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                                                                         Page 50

payment of such Overdue Interest and the Special Record Date therefor to be given to each Holder of Senior Secured Notes, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Overdue
Interest and the Special Record Date therefor having been so mailed, such
Overdue Interest shall be paid to the Persons in whose names the Senior Secured
Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Issuer may make payment of any Overdue Interest on the
Senior Secured Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Secured Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the
Trustee.

                  Subject to the foregoing provisions of this Section 2.09, each
Senior Secured Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Senior Secured Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Secured Note.

                  All payments of principal, premium, or Liquidated Damages, if any, and interest on Senior Secured Notes will be made by check or, with respect to Senior Secured Notes the Holders of which have provided the Issuer with wire transfer instructions, will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked in writing, any designation made by such Holder with respect to such
Senior Secured Notes will remain in effect with respect to any future payments with respect to such Senior Secured Notes payable to such Holder. The Issuer will indemnify and hold the Trustee and the Paying Agent harmless against any loss, liability or expense (including attorneys' fees) resulting from any act or omission to act on the part of the Trustee, the Paying Agent or any such Holder in connection with any such designation or which the Paying Agent or Trustee may incur as a result of making any payment in accordance with any such designation.

                  All payments of principal, premium or Liquidated Damages, if any, on the Senior Secured Notes shall be made upon presentation and surrender thereof at the office or agency of the Issuer maintained for such purpose in the
Borough of Manhattan, The City of New York.

                  Section 2.10 Persons Deemed Owners. Prior to due presentment of a Senior Secured Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name such Senior Secured Note is registered as the owner of such Senior Secured Note for the purpose of receiving payment of principal of and any premium or
Liquidated Damages and (subject to Section 2.09) any interest on such Senior
Secured Note and for all other purposes whatsoever, whether or not such Senior
Secured Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

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                                                                         Page 51

                  Section 2.11 Cancellation. All Senior Secured Notes
surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the
Trustee for cancellation any Senior Secured Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the
Trustee for cancellation) any Senior Secured Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Senior Secured Notes so delivered shall be promptly canceled by the Trustee. No Senior Secured Notes shall be authenticated in lieu of or in exchange for any Senior Secured Notes canceled as provided in this Section 2.11, except as expressly permitted by this
Indenture. All canceled Senior Secured Notes held by the Trustee shall be disposed of as directed by an Authentication Order.

                  Section 2.12 Computation of Interest. Except as otherwise
provided in the Series Supplemental Indenture relating to the Senior Secured
Notes of a series, interest on the Senior Secured Notes of such series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Section 2.13 Certification Forms. (a) Whenever any
certification is to be given by a beneficial owner of a portion of a Restricted
Global Note pursuant to Section 2.07(c)(v)(D) in connection with the initial transfer of a beneficial interest in a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a
Regulation S Global Note, such certification shall be provided substantially in the form set forth in Exhibit C hereto.

                  (b) Whenever any certification is to be given by a beneficial owner of a portion of a Regulation S Global Note pursuant to Section
2.07(c)(v)(D) in connection with the initial transfer of a beneficial interest in the Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such certification shall be provided substantially in the form set forth in Exhibit C hereto.

                  (c) Whenever any certification is to be given by a beneficial owner of a Restricted Note or Holder of a Restricted Note (other than a
Restricted Global Note) pursuant to Section 2.07(b) in connection with the transfer or exchange of a Restricted Note, such certification shall be provided substantially in the form set forth in Exhibit B (which may be attached to or set forth on the Restricted Note).

                  Section 2.14 CUSIP Numbers. The Issuer in issuing the Senior
Secured Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers.

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                                                                         Page 52

                  Section 2.15 Issuance of Additional Notes. The Issuer shall be entitled, subject to its compliance with Section 4.18 hereof, to issue
Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Closing Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Notes, the Issuer will set
forth in a resolution of the Board of Directors of the Issuer and an Officers'
Certificate, copies of which will be delivered to the Trustee, the following information:

                  (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have
         "original issue discount" within the meaning of Section 1273 of the
         Internal Revenue Code of 1986, as amended; and

                  (iii) whether such Additional Notes will be Transfer
         Restricted Securities or will be issued in the form of Exchange Notes.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

                  Section 3.01 Notices to Trustee. If the Issuer elects to
redeem Senior Secured Notes pursuant to the optional redemption provisions of
Section 3.07 hereof, it shall furnish to the Trustee and Paying Agent, at least
30 days but not more than 60 days before a redemption date, an Officers'
Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of
Senior Secured Notes to be redeemed and (iv) the redemption price.

                  Section 3.02 Selection of Senior Secured Notes to Be Redeemed.
If less than all of the Senior Secured Notes are to be redeemed at any time, selection of Senior Secured Notes for redemption will be made by the Trustee on a pro rata basis; provided that no Senior Secured Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of
Senior Secured Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Senior Secured Note is to be redeemed in part only, the notice of redemption that relates to such Senior Secured Note will state the portion of the principal amount thereof to be redeemed. A new
Senior Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Secured Note. Senior Secured Notes called for redemption become due on

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                                                                         Page 53

the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on Senior Secured Notes or portions of them called for redemption on and after the Redemption Date.

                  The Trustee shall promptly notify the Issuer in writing of the
Senior Secured Notes selected for redemption and, in the case of any Senior
Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $1,000 and integral multiples of $1,000; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

                  Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior
Secured Notes are to be redeemed at its registered address.

                  The notice shall identify the Senior Secured Notes to be
redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the redemption price;

                  (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior
Secured Note;

                  (d) the name, address and telephone number of the Paying
Agent;

                  (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Issuer defaults in making such redemption payment, interest and Liquidated Damages, if any, on Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (g) the paragraph of the Senior Secured Notes and/or Section of this Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

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                                                                         Page 54

                  (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured Notes).

                  At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Secured
Notes called for redemption become irrevocably due and payable on the Redemption
Date at the redemption price. A notice of redemption may not be conditional.

                  Section 3.05 Deposit of Redemption Price. One Business Day
prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the redemption price of and accrued interest and Liquidated
Damages, if any, on, all Senior Secured Notes to be redeemed on that date. The
Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest and
Liquidated Damages, if any, on, all Senior Secured Notes to be redeemed.

                  If the Issuer complies with the provisions of the preceding paragraph and the other provisions of this Article III, on and after the
Redemption Date, interest and Liquidated Damages, if any, shall cease to accrue on the Senior Secured Notes or the portions of Senior Secured Notes called for redemption. If a Senior Secured Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Senior Secured Note was registered at the close of business on such record date. If any Senior Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest, and Liquidated
Damages, if any, not paid on such unpaid principal, in each case at the rate and in the manner provided in the Senior Secured Notes and in Section 4.01 hereof.

                  Section 3.06 Senior Secured Notes Redeemed in Part. Upon
surrender of a Senior Secured Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Senior Secured Note equal in principal amount to the unredeemed portion of the Senior Secured Note surrendered.

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                                                                         Page 55

                  Section 3.07 Optional Redemption.

                  (a) The Senior Secured Notes shall be redeemable at the
Issuer's option at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Trustee and each Holder of
Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest and Liquidated Damages, if any, plus the
Make-Whole Premium, such redemption price to be set forth in the notice to the
Trustee. In no event shall the sum of the redemption price plus the Make-Whole
Premium ever be less than 100% of the Senior Secured Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest and Liquidated Damages, if any, shall cease to accrue on the Senior
Secured Notes or portions thereof called for redemption.

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  Section 3.08 Mandatory Redemption.

                  (a) The Senior Secured Notes shall be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if the Issuer
or any Subsidiary receives more than $5.0 million of Loss Proceeds or Eminent
Domain Proceeds because of an Event of Loss or an Event of Eminent Domain and:

                  (i) the Issuer determines that all or such portion of the
         applicable Plant cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion, in which case the Issuer shall have to use the Net Available Amount of such proceeds for such redemption; or

                  (ii) only a portion of the applicable Plant is capable of
         being rebuilt, repaired or restored on a commercially reasonable basis and the Issuer determines to so rebuild, repair or restore, in which case the Issuer will have to use only the amount of such Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such
         Plant for such redemption, except as set forth in the immediately following paragraph.

                  If the Issuer or any Subsidiary receives less than $5 million of Loss Proceeds or Eminent Domain Proceeds or has less than $5 million remaining after rebuilding, repairing or restoring a portion of the applicable
Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

                  (b) If the Issuer or any Subsidiary (a) receives more than
$5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (b) has more than $5.0 million of Title
Event Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not

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                                                                         Page 56

used to cure the Title Event, on a pro rata basis to redeem the Senior Secured
Notes at a redemption price equal to the principal amount of the Senior Secured
Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. If the Issuer or any Subsidiary receives less than
$5 million of Title Event Proceeds in connection with a Title Event or has less than $5 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account.

                  (c) If on or prior to September 30, 2005, the Issuer has not satisfied the Initial Galena Re-powering Account Withdrawal Conditions, then the
Issuer will have to use the proceeds of the Galena Re-powering Account to redeem
Senior Secured Notes at a price equal to 101% of the principal amount of Senior
Secured Notes being redeemed plus accrued and unpaid interest and Liquidated
Damages, if any, to the Redemption Date.

                  (d) If Final Completion is not achieved by March 31, 2006 or the Galena Re-powering does not result in a minimum net electrical output of 18
MW as determined in accordance with performance tests conducted pursuant to the
Galena Re-powering Contract (as certified by the Independent Engineer), then from and after March 31, 2006, the Issuer will not be able to make any
Restricted Payments until the Issuer has used any amounts the Issuer receives as
Performance Liquidated Damages and amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Galena Re-powering Performance
Redemption") Senior Secured Notes in an amount equal to the product of (x)
$1,100,000 times (y) the difference between (i) 18 MW minus (i) the actual number of Megawatts of the Galena Re-powering as demonstrated by the Performance
Guarantee Tests and certified by the Independent Engineer. The Issuer will redeem the Senior Secured Notes in connection with a Galena Re-powering
Performance Redemption at a price equal to 101% of the principal amount of the
Senior Secured Notes required to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

                  (e) If, as of January 1, 2006, the Mammoth Enhancement has not
improved the net electrical output of the Mammoth Plant by at least 3.6 MW (as certified by the Independent Engineer), then from and after January 1, 2006, the
Issuer will not be able to make any Restricted Payments until the Issuer has used amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Mammoth Enhancement Redemption") Senior Secured Notes in an amount equal to the product of (x) $1,100,000 times (y) the difference between (i) 3.6
MW minus (ii) the actual number of Megawatts that the Mammoth Enhancement increases the net electrical output of the Mammoth Plant. The Issuer shall redeem the Senior Secured Notes in connection with a Mammoth Enhancement
Redemption at a price equal to 101% of the principal amount of the Senior
Secured Notes required to be redeemed plus accrued and unpaid interest and
Liquidated Damages, if any, to the Redemption Date.

                  In the event that any Senior Secured Obligations (other than the Senior Secured Notes) are required to be redeemed before their scheduled maturity pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured Notes, the Issuer shall offer to repurchase the Senior Secured

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                                                                         Page 57

Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, but without any premium.

                  Other than as specifically provided in this Section 3.08, any purchase or redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS

                  The Issuer and each of the Issuer's Subsidiaries (other than
Ormesa LLC, which shall only be subject to these covenants prior to the Ormesa
Support Date to the extent compliance therewith would not violate the Ormesa
Credit Agreement) shall be subject to the following covenants.

                  Section 4.01 Payment of Senior Secured Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, interest and
Liquidated Damages, if any, on the Senior Secured Notes on the dates and in the manner provided on Exhibits A-1 and A-2 attached hereto including the Schedule of Principal Payments set forth on Schedule I attached thereto. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a
Subsidiary or an Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due.

                  The Issuer shall pay interest (including post-petition
interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the
Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) and
Liquidated Damages, if any, at the same rate to the extent lawful.

                  Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, the City of New York, and in such other places, if any, as shall be specified for the Senior Secured Notes of any series in the related Series Supplemental Indenture an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Senior Secured Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to

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furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the
Trustee.

                  The Issuer may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Issuer hereby designates the Corporate Trust Office of the
Trustee as the initial office or agency of the Issuer where the Senior Secured
Notes may be presented or surrendered in accordance with the foregoing.

                  Section 4.03 Reporting Requirements. Whether or not required by the SEC, so long as any Senior Secured Notes are outstanding, the Issuer shall furnish to the Trustee for mailing to the Holders (directly to any
Beneficial Owner (as such term is defined Rule 13d-3 and Rule 13d-5 under the
Exchange Act) with notice of ownership on file with the Trustee), within the time periods specified in the SEC's rules and regulations:

                  (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and
         10-K if the Issuer were required to file such Forms, including a
         "Management's Discussion and Analysis of Financial Conditions and
         Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

                  (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the
Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Issuer and the Guarantors agree that they shall furnish to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule
144(d)(4) under the Securities Act so long as the Senior Secured Notes are not freely transferable under the Securities Act.

Notwithstanding the foregoing, the Issuer shall not be required to present financial information (i) for itself or any Subsidiary for any period prior to
September 30, 2003 that is not presented in

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the Offering Memorandum or (ii) pursuant to Rule 3-16 of Regulation S-X, in each case, unless required to do so by the SEC in connection with the Exchange Offer.

                  The receipt by the Trustee of any such reports and documents pursuant to this Section 4.03 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Issuer's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

                  Section 4.04 Delivery of Notices to Trustee. The Issuer shall, and shall cause each of its Subsidiaries to, so long as any of the Senior
Secured Notes are outstanding, deliver to the Trustee and the Collateral Agent, forthwith upon any officer becoming aware of any Default, Event of Default,
Event of Loss, Event of Eminent Domain or Title Event or, an Officers'
Certificate specifying with particularity any such Default, Event of Default,
Event of Loss, Event of Eminent Domain or Title Event and, if applicable, what action the Issuer is taking or proposes to take with respect thereto.

                  Section 4.05 Stay, Extension and Usury Laws. The Issuer
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Indenture and the Senior Secured Notes; and the
Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  Section 4.06 Restrictions on Sale of Assets. The Issuer shall not nor shall the Issuer permit any of its Subsidiaries to sell, lease (as lessor) or transfer (as transferor) any property or assets (other than to a
Guarantor) except:

              (a) in the ordinary course of business; or

              (b) property which is worn out, obsolete or no longer useful or necessary in connection with the operation of a Project as certified by the
Issuer, including the 50% undivided interest of Mammoth-Pacific in those certain
BLM geothermal resource leases CA 14414, CA 14405, CA 14406, CA 14407 and CA
11672 or the interest of Steamboat Development in that certain BLM Right of Way
N-77428 or as a result of the lapse of geothermal leases due to the failure to commence commercial production of geothermal resources under such leases; or

              (c) property comprising the Desert Peak 1 Plant and related real estate rights if the Issuer improves the output of the other facility currently located at the Brady Plant or adds a facility on the Brady site so that the overall output of the facilities located at Brady equals or exceeds the aggregate of (i) the then current output of the Desert Peak 1 Plant plus (ii)
the current

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output of the other facility currently located at the Brady Plant (the aggregate of (i) and (ii) referred to as the "Combined Brady Output"); provided, that prior to any such sale, lease or transfer, (i) the Geothermal Consultant shall have certified that after giving effect to such sale, lease or transfer, the
Brady Plant has the necessary geothermal resources to enable the Brady Plant to produce the Combined Brady Output through the Final Maturity Date (subject to normal geothermal resource degradation in an amount no worse than that which is projected for the Desert Peak 1 Plant) and (ii) the power purchase agreement pursuant to which the Brady Plant operates at such time continues to be in full force and effect after giving effect to such sale, lease or transfer and provides for delivery of output not less than the Combined Brady Output.

                  The Collateral Agent shall be obligated to release the Lien of the Security Documents upon the Issuer's transfer of any property or assets in compliance with this covenant and receipt by the Collateral Agent of an
Officer's Certificate stating that such transfer is in compliance with this covenant.

                  Section 4.07 Insurance. The Issuer shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation (upon hiring of employees) and automobile insurance and such other insurance, if any, as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. To the extent any such casualty insurance covers both the
Issuer, its Subsidiaries and/or a Project, on the one hand, and any other owner and/or plant, on the other hand, the Issuer shall ensure that it has specifically designated as applicable solely to it, its Subsidiaries and the
Projects "all risk" property insurance coverage in an amount based upon the estimated full replacement value of the Plants (provided that earthquake and flood coverages may be subject to an annual aggregate limit with respect to the
Issuer and its Affiliates' facilities of not less than $5 million with respect to flood and $10 million with respect to earthquake) and business interruption insurance in an amount of not less than the maximum fixed expenses projected over any four month period during the succeeding twelve month period (including, without limitation, debt service expenses). The Issuer shall not, nor shall the
Issuer permit any of its Subsidiaries to, reduce or change such insurance coverages if the Insurance Consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or changed are available on commercially reasonable terms or that another level of coverage greater than that proposed by the Issuer is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels). The Issuer shall, and the Issuer shall cause each of its Subsidiaries (other than Ormesa prior to the Ormesa Support Date) to, cause the Collateral Agent to be named as loss payee and/or as an additional insured, as appropriate; all insurance policies shall provide for at least 30 days' written notice to the Collateral
Agent of a cancellation (except cancellation due to failure to pay premiums, which may be on no less than 10 days prior written notice to the Collateral
Agent) or reduction in the amount of coverage or of a material change in coverage.

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                  Section 4.08 Governmental Approvals; Title. The Issuer shall, and shall cause each of its Subsidiaries to, at all times (i) obtain and maintain in full force and effect the Governmental Approvals and other consents and approvals required at any time in connection with the Issuer's business and
(ii) preserve and maintain good and valid title to our properties and assets
(subject to no Liens other than Permitted Liens), except in each case where the failure to do so in clause (i) or (ii) could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.09 Limitation on Nature of Business. The Issuer
shall not, and shall not permit or cause any of its Subsidiaries to, engage or enter into any business other than, directly or indirectly the ownership, operation and maintenance of the Plants and activities incidental thereto.

                  Section 4.10 Prohibition on Merger or Other Fundamental
Changes. The Issuer shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, sell all or substantially all of its or their respective assets to any other Person (other than a merger, consolidation or sale to or into the Issuer or any of the Guarantors), change its or their respective forms of organization or its or their respective businesses, liquidate or dissolve its or their self (or suffer any liquidation or dissolution) or discontinue its or their respective businesses. The Issuer shall not, nor shall it permit any of its Subsidiaries to, purchase or otherwise acquire all or substantially all of the assets of any other Person (other than
(x) the acquisition of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date, (y) an acquisition by the Issuer or a Guarantor of assets of another Guarantor and (z) the acquisition of a Qualified Project in accordance with the terms of this Indenture).

                  Section 4.11 Restricted Payments. The Issuer shall not, nor shall it permit or cause any of its Subsidiaries to, make any Restricted
Payments, except (i) if the Issuer meets the Distribution Conditions set forth in Section 3.8(b) of the Depositary Agreement and has satisfied Sections 3.08
(d) and (e) hereof, if applicable, and (ii) Restricted Payments made by any of its Subsidiaries; provided, that such Restricted Payments in the case of clause
(ii) are made to the Issuer or a Guarantor.

                  Section 4.12 Revenue Account. The Issuer shall, and it shall cause each of its Subsidiaries (other than Ormesa prior to the Ormesa Support
Date) to, take all actions as may be necessary to cause all revenues actually received by them from the Projects or otherwise to be deposited in the Revenue
Account to the extent required by the Depositary Agreement. The Issuer shall, and shall cause its Subsidiaries (other than Ormesa prior to the Ormesa Support
Date) to (x) provide irrevocable written instruction to each power purchaser related to a Project, to pay all revenues paid under power purchase agreements with respect to the Projects directly into the Revenue Account (other than with respect to the Mammoth Plant; provided, however, if at any time the Issuer or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date or the Issuer otherwise acquires control of 100% of the Mammoth Project, the Issuer shall, or the Issuer shall cause such Guarantor, as the case may be, to arrange for all revenues paid under power purchase agreements with respect to the Mammoth Project to be paid directly into the Revenue Account), (y) use

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commercially reasonable efforts to arrange for all other revenues to be paid directly into the Revenue Account and (z) cause any other revenues received by the Issuer or any of its Subsidiaries to be promptly paid into the Revenue
Account.

                  Section 4.13 Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its respective Affiliates (each, an "Affiliate Transaction"), unless:

                  (a) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person; and

                  (b) the Issuer delivers to the Trustee:

                           (i) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the
                  Board of Directors set forth in an Officers' Certificate
                  certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and

                           (ii) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a positive opinion as to the fairness to the Issuer of such Affiliate Transaction from a financial point of view issued by an accounting,
                  appraisal or investment banking firm of national standing. The
                  Trustee shall have no obligation to review the fairness
                  opinion, but shall hold such opinion for the benefit of the
                  Holders.

                  The following items shall not be deemed to be Affiliate
Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

                  (a) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Subsidiaries in the ordinary course of business;

                  (b) transactions between or among the Issuer and/or its
         Wholly-Owned Subsidiaries;

                  (c) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Issuer;

                  (d) Restricted Payments that do not violate the provisions of
         Section 4.11 of this Indenture;

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                  (e) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

                  (f) transactions pursuant to written agreements with the
         Issuer's Affiliates in place as of the date of this Indenture;

                  (g) the transfer of the 50% undivided interest of OrMammoth in those certain BLM geothermal resource leases CA 14414, CA 14405, CA
         14406, CA 14407 and CA 11672 or the interest of Steamboat Development in that certain BLM Right of Way N-77428 to any Affiliate of the
         Issuer;

                  (h) any amendments, modifications or replacements of, or
         waivers under, any written agreement described under clause (f) of this paragraph that is not a Material Project Document; provided that no such amendment, modification or waiver alters any such agreement in a manner than is materially adverse to the interests of Holders; and

                  (i) any agreement to do anything set forth in items (a)
         through (h) of this paragraph.

                  Section 4.14 Exercise of Rights. The Issuer shall not, and shall not permit any of its Subsidiaries to, exercise, or fail to exercise, its or their respective rights under the Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect with respect to the Issuer or the applicable Subsidiary. The Issuer shall, and shall cause each of its Subsidiaries to, diligently pursue all rights to distributions or dividends and Loss Event Proceeds, Eminent Domain Proceeds and Title Proceeds
upon the occurrence of a Loss Event, an Event of Eminent Domain or a Title
Event, as the case may be.

                  Section 4.15 Termination or Amendment to Material Project
Documents. The Issuer shall not, and shall not permit any of its Subsidiaries to, terminate, amend in any material adverse respect, replace, modify in any material adverse respect or assign, other than pursuant to the Security
Documents (or consent to any of the foregoing) any of the Material Project
Documents to which the Issuer or they are a party, provided that (x) Material
Project Documents may be terminated so long as the Issuer enters into one or more replacement agreements, and (y) the Issuer's Subsidiaries may terminate
Material Project Documents with respect to the rights and obligations of the
Desert Peak 1 Plant if the Issuer improves the output of the Brady Plant and otherwise complies with the provisions set forth in Section 4.06(c) of this
Indenture.

                  Section 4.16 Additional Project Documents. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any Additional
Project Documents (a) if entering into such document could reasonably be expected to result in a Material Adverse Effect, provided, however, that nothing in the foregoing is intended to preclude the Issuer or any of its Subsidiaries from entering into agreements to sell Renewable Energy Credits in connection with any Project as contemplated by the terms of the Project Documents or required by Applicable Law or (b) if entering into any such Additional Project
Document constituting power purchase agreements,

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fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements for the purchase of fuel for, or the sale of electricity from, the Project results in the breach of, or conflict with the terms of, any then-existing power purchase agreement.

                  Section 4.17 Performance of Project Documents. The Issuer
shall, and shall cause each of its Subsidiaries to, perform and observe their respective covenants and obligations under all of the Project Documents, except where the failure to do so could not reasonably be expected to result in a
Material Adverse Effect. Section 4.18 Limitations on Indebtedness. The Issuer
shall not create, incur or suffer to exist any Indebtedness except the following
Indebtedness (collectively, "Permitted Indebtedness"):

                  (a) Indebtedness represented by the Senior Secured Notes to be issued on the Closing Date and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (b) Indebtedness incurred by the Issuer to (x) make capital improvements to a Project that are required by law or the terms of the
         Project Documents, and (y) purchase that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date;
         provided, that:

                           (i) no Default or Event of Default has occurred and
                  is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such
                  additional Indebtedness; and

                           (ii) (1) the Issuer's calculations demonstrate that
                  after giving effect to the incurrence of such additional
                  Indebtedness, the minimum projected Debt Service Coverage
                  Ratio for each Annual Period (each such period taken as a
                  single accounting period) following the Quarterly Period in which such additional Indebtedness is incurred through the
                  Final Maturity Date (provided, however, (x) with respect to
                  Indebtedness incurred within one year of the Final Maturity
                  Date, the period tested shall be a period commencing on the first day of the Quarterly Period immediately following such incurrence and ending on the Final Maturity Date, and (y) with respect to the Annual Period in which such Indebtedness is incurred (unless such Indebtedness is incurred on the first day of such Annual Period), the first period tested shall be the period commencing with the first day of the Quarterly
                  Period immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is incurred), shall not be less than 1.40 to 1.0; and (2) the
                  Issuer shall have delivered a certificate to the Collateral
                  Agent confirming the foregoing clause (b)(i) and clause
                  (b)(ii)(1) and stating that the Capital Expenditures proposed by the Issuer conform to such legal or Project Document
                  requirements;

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                  (c) Indebtedness incurred by the Issuer to make discretionary capital improvements to a Project, provided, that:

                           (i) no Default or Event of Default has occurred and
                  is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such
                  additional Indebtedness; and

                           (ii) (1) the Issuer's calculations demonstrate that
                  (x) the minimum projected Debt Service Coverage Ratio for each
                  Annual Period through the Final Maturity Date and (y) the
                  average projected Debt Service Coverage Ratio for the Annual
                  Periods through the Final Maturity Date, equals or exceeds the projected Debt Service Coverage Ratio for the corresponding
                  Annual Period or Annual Periods, as the case may be,
                  immediately prior to the incurrence of such additional
                  Indebtedness and the making of any such capital improvement
                  (provided, however, (i) with respect to Indebtedness incurred within one year of the Final Maturity Date, the period tested shall be a period commencing on the first day of the Quarterly
                  Period immediately following such incurrence and ending on the
                  Final Maturity Date, and (ii) with respect to the Annual
                  Period in which such Indebtedness is incurred (unless such
                  Indebtedness is incurred on the first day of such Annual
                  Period), the first period tested shall be the period
                  commencing with the first day of the Quarterly Period
                  immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is
                  incurred) and (2) the Issuer shall have delivered a
                  certificate to the Collateral Agent confirming the foregoing clause (c)(i) and clause (c)(ii)(1);

                  (d) additional Indebtedness incurred by the Issuer not to
         exceed an aggregate principal amount outstanding at any time of $10 million;

                  (e) Subordinated Debt;

                  (f) Indebtedness incurred by the Issuer in order to refinance existing Indebtedness incurred pursuant to clause (b), (c) or (e)
         above, provided, (1) such refinancing Indebtedness has an average life equal to or greater than the average life of the Indebtedness being refinanced, (2) the aggregate amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and (3) to the extent that the original incurrence of the refinanced Indebtedness was subject to certain conditions and requirements pursuant to this Indenture, such refinancing Indebtedness shall comply with all of the conditions and requirements applicable to the refinanced Indebtedness;

                  (g) Indebtedness outstanding under the Ormesa Credit Agreement prior to the Ormesa Support Date; and

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                  (h) additional Senior Secured Notes issued by the Issuer to purchase not more than one Qualified Project through the Final Maturity
         Date of the Senior Secured Notes; provided, that:

                           (i) no Default or Event of Default has occurred and
                  is continuing at the time such Indebtedness is proposed to be incurred or would result from the incurrence of such
                  additional Indebtedness;

                           (ii) no Indebtedness (other than the Senior Secured
                  Notes and Subordinated Debt issued under the Ormat Nevada
                  Subordinated Loan) is incurred or assumed in connection with the purchase of the Qualified Project;

                           (iii) (1) the Issuer's calculations demonstrate that
                  the minimum projected Debt Service Coverage Ratio for each
                  Annual Period (each such period taken as a single accounting period) following the Quarterly Period in which such
                  additional Indebtedness is incurred through the Final Maturity
                  Date (provided, however, (i) with respect to Indebtedness
                  incurred within one year of the Final Maturity Date, the
                  period tested shall be the period commencing on the first day of the Quarterly Period immediately following such incurrence and ending on the Final Maturity Date, and (ii) with respect to the Annual Period in which such Indebtedness is incurred
                  (unless such Indebtedness is incurred on the first day of such
                  Annual Period), the first period tested shall be the period commencing with the first day of the Quarterly Period
                  immediately following such incurrence and ending on the last day of the Annual Period in which such Indebtedness is
                  incurred), shall not be less than 1.55 to 1.0, and (2) the
                  Issuer shall have delivered a certificate to the Collateral
                  Agent confirming the foregoing clauses (h)(i), (h)(ii), and clause (h)(iii)(1) and stating that the Project acquired is a
                  Qualified Project.

                  Section 4.19 Limitation on Indebtedness of Subsidiaries. The
Issuer shall not permit any of its Subsidiaries to create, incur or suffer to exist any Indebtedness other than (i) Indebtedness owed to the Issuer represented by an intercompany note and (ii) Indebtedness represented by the
Guarantees.

                  Section 4.20 Limitations on Guarantees. The Issuer shall not, and shall not permit any of its Subsidiaries to, contingently or otherwise, be or become liable in connection with any Guarantee, except for (i) endorsements and similar obligations in the ordinary course of business and (ii) Guarantees of the Senior Secured Notes.

                  Section 4.21 Prohibitions on Other Obligations or Assignments.
The Issuer shall not, and shall not permit any of its Subsidiaries to, assign any of its or its Subsidiaries' respective rights or obligations under any
Financing Document.

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                  Section 4.22 Books and Records, Inspection. The Issuer shall, and shall cause each of its Subsidiaries to, maintain books and records in accordance with GAAP and provide the Trustee, the Collateral Agent and the
Independent Engineer with reasonable inspection rights with respect to the
Projects and such books and records.

                  Section 4.23 Maintenance of Existence. The Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its and their (i)
existence and good standing under the laws of their respective states of organization, in accordance with their organizational documents (as the same may be amended from time to time), (ii) qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (iii) powers, rights (charter and statutory), privileges, licenses and franchises with respect to the Projects except where the failure to maintain any of the foregoing in clause (iii) could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.24 Additional Documents; Filings and Recordings. The
Issuer shall, and shall cause each of its Subsidiaries to, execute and deliver, as requested by the Trustee or the Collateral Agent, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of the Trustee or the Collateral Agent, as the case may be, granted or provided for by the Security Documents to which the Issuer is a party and to consummate the transactions contemplated therein. The Issuer shall, at its own expense, take all reasonable actions (a) that are requested by the
Trustee or the Collateral Agent, or (b) that an Authorized Officer of the Issuer has actual knowledge are necessary as a legal matter, to establish, maintain and perfect the first priority security interests of Trustee and the Collateral
Agent in the Collateral, subject to Permitted Liens. Without limiting the generality of the foregoing, the Issuer shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable to establish, maintain and perfect the Liens purported to be provided for in the Security Documents, subject to Permitted
Liens.

                  Section 4.25 Dividend and Other Payment Restrictions Affecting
Subsidiaries. The Issuer shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to:

                  (a) pay dividends or make any other distributions on its
         Capital Stock to the Issuer or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

                  (b) make loans or advances to the Issuer or any of its
         Subsidiaries; or

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                  (c) transfer any of its properties or assets to the Issuer or any of its Subsidiaries.

                  However, the preceding restrictions shall not apply to
encumbrances or restrictions existing under or by reason of:

                  (a) any of the Financing Documents;

                  (b) Applicable Law;

                  (c) customary non-assignment provisions in contracts,
         agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

                  (d) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (a) and (c) of the preceding paragraph;

                  (e) Indebtedness incurred pursuant to clause (f) of the
         definition of Permitted Indebtedness; provided that the restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (f) Liens securing Indebtedness otherwise permitted to be
         incurred under Section 4.27 that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition; and

                  (g) restrictions on cash or other deposits or net worth
         imposed by customers under contracts entered into in the ordinary course of business.

                  Section 4.26 Budget And Expenditures. The Issuer shall, and shall cause each of its Subsidiaries to, deliver, at its own expense, an annual
Operating Budget to the Trustee, the Collateral Agent and the Independent
Engineer at least 30 days prior to the beginning of each fiscal year of the
Issuer.

                  Section 4.27 Limitation on Liens. The Issuer shall not, and shall not permit any of its Subsidiaries to, grant, create, incur or suffer to exist any Liens upon any of its or their assets, except for the Permitted Liens.

                  Section 4.28 Compliance With Laws. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all applicable laws and
Governmental Approvals, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

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                  Section 4.29 Operation and Maintenance. The Issuer shall, and shall cause each of its Subsidiaries to, at all times maintain and operate each
Project in compliance with Prudent Industry Practices.

                  Section 4.30 Additional Subsidiaries; Bank Accounts. The
Issuer shall own at all times, directly or indirectly, 100% of the issued and outstanding Capital Stock of each of its Subsidiaries. The Issuer shall own at all times directly or indirectly, not less than 50% of the issued and outstanding Capital Stock of Mammoth-Pacific. The Issuer shall not, and shall not permit any of its Subsidiaries to, acquire or create any additional
Subsidiaries; provided, however, this shall not limit the Issuer's ability or the ability of any Guarantor to create a Wholly-Owned Subsidiary that becomes a
Guarantor in accordance with Article IX of the Indenture by execution of a
Supplemental Indenture in the form of Exhibit G hereto on or prior to the date of acquisition, to (i) acquire the Capital Stock of Mammoth-Pacific that the
Issuer does not own as of the Closing Date or (ii) acquire a Qualified Project in accordance with the terms of this Indenture. The Issuer shall not, and shall not permit any of its Subsidiaries to, establish any bank account other than the
Accounts and not more than two checking accounts (each, a "Checking Account"), provided that the Secured Parties shall have a perfected security interest in such Checking Accounts pursuant to an agreement which is reasonably satisfactory to the Collateral Agent.

                  Section 4.31 Maintenance of Water Supply; Access Rights. The
Issuer shall, and shall cause its Subsidiaries to, at all times maintain in full force and effect the agreements and other arrangements to ensure that (i) the
Projects have a constant and continuous supply of water to the extent necessary to permit the operation of the Projects at levels contemplated in the
Projections and (ii) the Projects have such real estate rights as may be necessary to ensure the ingress to and egress from each of the Projects.

                  Section 4.32 No Abandonment. The Issuer shall, and shall cause its Subsidiaries not to permit the occurrence of any Event of Abandonment.

                  Section 4.33 Consents to Assignment of Unassigned Leases
Additional Project Documents. The Issuer shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to obtain executed consents to the assignment of each Unassigned Lease and each Additional Project Document.

                  Section 4.34 Loans. The Issuer shall not, and shall not permit its Subsidiaries to, make any loan or advance other than in the ordinary course of business (other than a loan or advance to a Guarantor that constitutes
Indebtedness owed to the Issuer and that is represented by an intercompany note); provided, however, the Issuer may direct the investment of funds on deposit in the accounts in Permitted Investments in accordance with the terms of the Financing Documents.

                  Section 4.35 Amendments to Organizational Documents. The
Issuer shall not, and shall cause its Subsidiaries not to, amend, modify or supplement its or their Organizational

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Documents except such amendments as (i) could not reasonably be expected to result in a Material Adverse Effect and (ii) could not reasonably be expected to adversely affect any provisions of such organizational documents that relate to the bankruptcy remoteness of the Issuer.

                  Section 4.36 Removal of Independent Consultant. The Issuer
shall not remove or otherwise replace any of the Independent Consultants;
provided that any Independent Consultant may be replaced or removed by the
Issuer at any time (i) in the event that any such Independent Consultant shall have become incapable of acting or performing its services, or otherwise fails to perform its function as the Independent Consultant in the manner contemplated by this Indenture and the other Financing Documents, or shall have been adjudged bankrupt or insolvent, or a receiver of such Independent Consultant or of its property shall have been appointed, or any public office shall have taken control or charge of such Independent Consultant or its property or affairs for the purpose of rehabilitation, conservation or liquidation at any time or (ii)
so long as the Issuer shall have certified to the Trustee (which certification shall have been delivered by an Authorized Representative of the Issuer) that the replacement Independent Consultant being retained to perform the services of the removed or replaced Independent Consultant is properly qualified to perform such services at least to the same degree, extent and quality as the replaced or removed Independent Consultant and the same could not reasonably be expected to materially adversely affect the rights of the Holders.

                  Section 4.37 Payments for Consent. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Senior
Secured Obligations for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Financing Document unless such consideration is offered to be paid and is paid to all Holders of Senior Secured
Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 4.38 Limitations on Ormesa. On the Ormesa Support
Date, the Issuer shall cause Ormesa to provide a Lien on substantially all of its property in favor of the Collateral Agent (including, without limitation, the consent of Southern California Edison) pursuant to the terms of the Security
Agreement and to execute a Guarantee in accordance with Article IX of this
Indenture by execution of a Supplemental Indenture in the form of Exhibit G hereto. The Issuer shall not grant any Liens on the Capital Stock it holds of
Ormesa except to the Collateral Agent and shall not permit Ormesa to incur any
Indebtedness or become subject to any Lien other than the Liens contemplated in this Section 4.38 and Liens under the Ormesa Credit Agreement.

                  Section 4.39 Limitation on Issuance and Sale of Capital Stock
of Subsidiaries. The Issuer shall not permit any of its Subsidiaries to transfer, convey, sell or otherwise dispose of Capital Stock in any of its
Subsidiaries to any Person, other than the Issuer or one of the Guarantors.

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                  Section 4.40 Maintenance of Qualifying Facility Status. The
Issuer shall, and shall cause each of its Operating Subsidiaries to, operate and maintain each Plant as a Qualifying Facility.

                  Section 4.41 Payment of taxes and claims. The Issuer shall and shall cause each of its Subsidiaries to pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties; and (c) except as prohibited under the Financing
Documents, all of its other Indebtedness as it shall become due; provided, however, neither the Issuer nor its Subsidiaries shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings, as to which adequate reserves have been established in accordance with GAAP, unless the failure to make such payment (i) could reasonably be expected to give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

                  Section 4.42 Repayment of Ormesa Credit Agreement. As
consideration for the Lien and Guarantees to be provided by Ormesa pursuant to
Section 4.38 hereof, a portion of the proceeds of the Initial Notes shall be deposited in the Ormesa Repayment Account and the Issuer shall use its commercially reasonable efforts to cause the Ormesa Credit Agreement to be repaid in full with proceeds from the Ormesa Repayment Account or otherwise in accordance with the Depositary Agreement and cause all liabilities of Ormesa under the Ormesa Credit Agreement to be discharged on or prior to January 31,
2005.

                  Section 4.43 Provision of Additional Liens. The Issuer shall cause Liens to be provided in favor of the Collateral Agent and the relevant
Guarantor shall become party to the Security Documents with respect to (i) the
Mammoth Plant if, at any time, the Issuer or one of the Guarantors acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer or the
Guarantors do not own as of the Closing Date, or the Issuer or one of the
Guarantors otherwise acquires control of 100% of the interests in the Mammoth
Plant and (ii) a Qualified Project upon an acquisition of a Qualified Project.

                  Section 4.44 Galena Re-powering. The Issuer shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to effect the Galena Re-Powering.

                  Section 4.45 Title Policies. The Issuer shall use its
commercially reasonable efforts to remove any survey exceptions with respect to
Title Policies.

                  Section 4.46 Preservation of Liens. The Issuer shall take all actions and shall cause it Subsidiaries to take all actions necessary to preserve the validity, perfection and priority of the Liens and security interests in the Collateral created pursuant to the Security Documents.

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                  Section 4.47 Title Reports. In connection with all real estate over which the Collateral Agent holds a Deed of Trust, the Issuer shall provide to the Collateral Agent a title report and title policy, including endorsements, or title opinion in form and substance satisfactory to the Collateral Agent, and evidence that the Deed of Trust has been filed for recording; provided, that, subject to Section 4.45 hereof, such title policies may contain a survey exception.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

                  Section 5.01 Events of Default. The following events
constitute an "Event of Default" under this Indenture:

                  (a) the failure to pay or cause to be paid any principal of, interest, premium, Liquidated Damages, if any, fees or any other obligations on the Senior Secured Notes for five or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

                  (b) any representation or warranty made by the Issuer, any
Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided, that if the Issuer, such
Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the Issuer, such
Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

                  (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant contained in Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15,
4.16, 4.18, 4.19, 4.20, 4.23, 4.27 and 4.46 and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Issuer obtains knowledge thereof;

                  (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that the Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Issuer, any
Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;
provided that if the Issuer, any Subsidiary or Ormat Nevada, as the case may be, commence efforts to cure such default within such 30-day period, the Issuer, any
Subsidiary or Ormat Nevada, as the case may

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be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as the Issuer, any
Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

                  (e) the Issuer or any Subsidiary of the Issuer:

                     (i)   admits in writing its inability, or is generally
                           unable, to pay its debts as the debts become due
                           or makes a general assignment for the benefit of
                           creditors; or

                     (ii)  commences any case, proceeding or other action
                           seeking reorganization, arrangement, adjustment,
                           liquidation, dissolution or composition of it or its
                           debts under any applicable liquidation,
                           conservatorship, bankruptcy, moratorium, arrangement,
                           adjustment, insolvency, reorganization or similar
                           laws affecting the rights or remedies of creditors
                           generally, as in effect from time to time
                           (collectively, "Debtor Relief Law"); or

                     (iii) in any involuntary case, proceeding or other action
                           commenced against it which seeks to have an order for
                           relief (injunctive or otherwise) entered against it,
                           as debtor, or seeks reorganization, arrangement,
                           adjustment, liquidation, dissolution or composition
                           of it or its debts under any Debtor Relief Law, (A)
                           fails to obtain a dismissal of such case, proceeding
                           or other action within ninety (90) days of its
                           commencement, or (B) converts the case from one
                           chapter of the Bankruptcy Reform Act of 1978, as
                           amended, to another chapter, or (C) is the subject of
                           an order for relief that remains unstayed and in
                           effect for a period of ninety (90) days; or

                     (iv)  has a trustee, receiver, custodian or other official appointed for or to take possession of all or any
                           part of its property or has any court take
                           jurisdiction of any of its property, which action
                           remains undismissed for a period of ninety (90) days;

                  (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million (exclusive of judgment amounts covered by insurance) against the Issuer or any Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

                  (g) an event of default under any Permitted Indebtedness
(other than Indebtedness referred to in clause (a) above) that results in
Indebtedness in excess of $10.0 million becoming due and payable prior to its stated maturity;

                  (h) any Governmental Approval required for the operation of any Project or any material portion thereof owned by the Issuer or any
Subsidiary is revoked, terminated,

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withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

                  (i) any Material Project Document or Third Party Consent or
any material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under this Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material Adverse Effect; provided that, in any such event no such event shall be an Event of Default if within 180 days from the occurrence of any such event, (a) such Material Project Document or Third
Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project Documents or Third Party
Consents or (c) in the case of Material Project Documents, the Issuer enters into an Additional Project Document in replacement thereof, as permitted under this Indenture;

                  (j) any of the Security Documents or any other Financing
Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the
Collateral described therein with the priority purported to be created thereby;
provided, however, that the Issuer shall have 10 days after any of the Issuer or its Subsidiaries' Responsible Officers obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the
Depositary all documents or instruments required to cure any such cessation;

                  (k) the occurrence of a Change of Control; or

                  (l) the failure of Ormesa to prepay all of the amounts
outstanding under the Ormesa Credit Agreement on or prior to January 31, 2005 or the failure of the Issuer to cause Ormesa to comply with its obligations under
Sections 4.20 and 4.38 of this Indenture.

                  Section 5.02 Enforcement of Remedies

                  (a) If one or more Events of Default have occurred and are continuing, then:

                  (i) in the case of an Event of Default described in clause (e)
         above with respect to the Issuer, the entire outstanding principal amount of the Senior Secured Notes, all interest and Liquidated
         Damages, if any, accrued and unpaid thereon, and all premium, if any, and other amounts payable under this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind; or

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                  (ii) in the case of an Event of Default described in:

                           (A)      clause (a) above, upon the written direction
                                    of the Holders of no less than 25% in
                                    aggregate principal amount of the
                                    Outstanding Senior Secured Notes, the
                                    Trustee shall declare the outstanding
                                    principal amount of the Senior Secured Notes
                                    to be accelerated and due and payable and
                                    all interest and Liquidated Damages, if any,
                                    accrued and unpaid thereon, and all premium,
                                    if any, and other amounts payable under this
                                    Indenture, if any, to be due and payable; or

                           (B)      clause (b), (c), (d), (e) (with respect to
                                    our Subsidiaries), (f), (g), (h), (i), (j),
                                    (k) or (l) above, upon the written direction
                                    of the Required Holders, the Trustee shall
                                    declare the outstanding principal amount of
                                    the Senior Secured Notes to be accelerated
                                    and due and payable and all interest and
                                    Liquidated Damages, if any, accrued and
                                    unpaid thereon, and all premium, if any, and
                                    other amounts payable under this Indenture,
                                    if any, to be due and payable.

                  (b) At any time after the principal of the Senior Secured
Notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Required Holders, by written notice to the Issuer and the
Trustee, shall rescind and annul such declaration and its consequences if:

                  (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

                           (A)      all overdue interest and Liquidated Damages,
                                    if any, on the Senior Secured Notes,

                           (B)      the principal of and premium, if any, on any
                                    Senior Secured Notes that have become due
                                    (including overdue principal) other than by
                                    such declaration of acceleration and
                                    interest thereon at the respective rates
                                    provided in the Senior Secured Notes for
                                    overdue principal;

                           (C)      to the extent that payment of such interest
                                    is lawful, interest upon overdue interest
                                    and Liquidated Damages, if any, at the
                                    respective rates provided in the Senior
                                    Secured Notes for overdue interest; and

                           (D)      all sums paid or advanced by the Trustee and
                                    the Collateral Agent and the reasonable
                                    compensation, expenses, disbursements, and

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                                                                         Page 76

                                    advances of the Trustee, the Depositary, the
                                    Collateral Agent and their respective agents
                                    and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Senior Secured Notes that has become due solely by such acceleration, have been cured or waived in accordance with this
         Indenture.

                  (c) If an Event of Default has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request)
direct the Collateral Agent to take possession of any or all of the Collateral or to exercise any or all other rights of the Secured Parties under the Security
Documents.

                  If an Event of Default occurs and is continuing and is
actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of, interest, premium or Liquidated Damages, if any, on any Senior Secured Note, the
Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

                  If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium and Liquidated Damages, if any, and other amounts payable under the Senior Secured Notes and this
Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the
Outstanding Senior Secured Notes directing the Trustee in writing to accelerate the principal maturity of the Senior Secured Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

                  In addition, if one or more of the Events of Default referred to in clause (a)(ii)(B) of this Section 5.02 has occurred and is continuing, the
Trustee may declare the entire principal amount of the Outstanding Senior
Secured Notes, all interest accrued and unpaid thereon, and all premium and
Liquidated Damages, if any, and other amounts payable under the Senior Secured
Notes and this Indenture, if any, to be due and payable notwithstanding the absence of written direction from the Required Holders directing the Trustee to accelerate the maturity of the Senior Secured Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of the Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

                  Section 5.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest, premium, and Liquidated Damages, if any, on the
Senior Secured Notes or to enforce the performance of any provision of the
Senior Secured Notes or this Indenture.

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                  The Trustee may maintain a proceeding even if it does not
possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Secured
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the
Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 5.04 Waiver of Past Defaults. Required Holders by
notice to the Trustee may on behalf of the Holders of all of the Senior Secured
Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, Liquidated Damages if any, or interest on, the Senior
Secured Notes; provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 5.05 Control by Majority. The Required Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in this Indenture.

                  Section 5.06 Limitation on Suits. A Holder of a Senior Secured
Note may pursue a remedy with respect to this Indenture or the Senior Secured
Notes only if:

                  (a) the Holder of a Senior Secured Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Secured Notes make a written request to the
Trustee to pursue the remedy;

                  (c) such Holder of a Senior Secured Note or Holders of Senior
Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Secured Notes do not give the
Trustee a direction inconsistent with the request.

                  A Holder of a Senior Secured Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Note or to obtain a preference or priority over another Holder of a Senior Secured Note.

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                  Section 5.07 Rights of Holders of Senior Secured Notes to
Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Secured Note to receive payment of principal, premium, Liquidated Damages if any, and interest on the Senior Secured Notes, on or after the respective due dates expressed in the Senior Secured Notes
(including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 5.08 Collection Suit by Trustee. If an Event of
Default specified in Section 5.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium,
Liquidated Damages if any, and interest remaining unpaid on the Senior Secured
Notes and interest on overdue principal and, to the extent lawful, interest,
Liquidated Damages and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 5.09 Trustee May File Proofs of Claim. The Trustee is
authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Secured Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall be applied to amounts owed with respect to all Senior Secured Notes and will be applied ratably to the Holders of Senior
Secured Notes in the following order from time to time (to the extent such order does not conflict with Section 5 of the Collateral Agency Agreement),

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on the date or dates fixed by the Trustee: (i) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under this Indenture; (ii)
second; (A) in case the unpaid principal amount of the Outstanding Senior
Secured Notes has not become due, to the payment of any overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Senior Secured
Notes has become due, first to the payment of accrued interest and Liquidated
Damages, if any, on all Outstanding Senior Secured Notes for overdue principal, premium, Liquidated Damages if any, and overdue interest, and next to the payment of the overdue principal on all Senior Secured Notes or (C) in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, first to the payment of the whole amount then due and unpaid upon the
Outstanding Senior Secured Notes for principal, premium, Liquidated Damages if any, and interest, together with interest for overdue principal, premium,
Liquidated Damages if any, and overdue interest; and (iii) third, in case the unpaid principal amount of all the Outstanding Senior Secured Notes has become due, and all of the outstanding principal, premium, Liquidated Damages if any, interest and other amounts owed in connection with the Senior Secured Notes have been fully paid, any surplus then remaining will be paid to the Issuer, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Senior Secured Notes pursuant to this Section 5.10.

                  Section 5.11 Undertaking for Costs. In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Secured Note pursuant to
Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Notes.

                                   ARTICLE VI

                                     TRUSTEE

                  Section 6.01 Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible
Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

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                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
         of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every
provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this
Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 6.02 Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document
believed by it to be genuine and to have been signed or presented by the proper
Person. The Trustee need not investigate any fact or matter stated in the document.

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                  (b) Before the Trustee acts or refrains from acting, it may require and shall be entitled to an Officer's Certificate or an Opinion of
Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the
Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for
Events of Default specified in Section 5.01(a) hereof, unless and until the
Trustee shall have received from a Holder or from the Issuer express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

                  (h) If the Trustee is acting as Paying Agent, Registrar,
Collateral Agent, Depositary Agent or Securities Intermediary hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI
(other than the Trustee's right to require, and entitlement to, an Opinion of
Counsel pursuant to Section 6.02(b) hereof) will also be afforded to such Paying
Agent, Registrar, Collateral Agent, Depositary Agent and Securities
Intermediary.

                  Section 6.03 Individual Rights of Trustee. The Trustee in its
individual or any other capacity may become the owner or pledgee of Senior
Secured Notes and may otherwise deal with the Issuer or any Affiliate of the
Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The
Trustee is also subject to Sections 6.10 and 6.11 hereof.

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                  Section 6.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Secured Notes, it shall not be accountable for the
Issuer's use of the proceeds from the Senior Secured Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Security Documents, the
Senior Secured Notes or any other document in connection with the sale of the
Senior Secured Notes or pursuant to this Indenture other than its certificate of authentication.

                  The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the
Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity of the title of the Issuer to the Collateral, for insuring the
Collateral or for the payment of taxes, charges, assessments or Liens upon the
Collateral or otherwise as to the maintenance of the Collateral.

                  References to the Trustee in this Section 6.04 shall include the Trustee in its role as a Collateral Agent.

                  Section 6.05 Notice of Defaults. If a Default or Event of
Default occurs and is continuing and if it is actually known to a Responsible
Trust Officer, or if appropriate notice is provided in writing in accordance with Section 6.02(g), as applicable, the Trustee shall mail to Holders of Senior
Secured Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, Liquidated Damages, if any, or interest on any Senior
Secured Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured Notes.

                  Section 6.06 Reports by Trustee to Holders of the Senior
Secured Notes.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as any Senior Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Notes a brief report dated as of such reporting date that complies with TIA (section)
313(a) (but if no event described in TIA (section) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).
The Trustee also shall comply with TIA (section) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (section) 313(c).

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                  (b) A copy of each report at the time of its mailing to the
Holders of Senior Secured Notes shall be mailed to the Issuer and filed with the
SEC and each stock exchange on which the Senior Secured Notes are listed in accordance with TIA (section) 313(d). The Issuer shall promptly notify the
Trustee in writing when the Senior Secured Notes are listed on any stock exchange.

                  Section 6.07 Compensation and Indemnity.

                  (a) The Issuer shall pay to the Trustee from time to time
reasonable compensation for its acceptance of this Indenture and services hereunder as is now or hereafter agreed to in writing by the Issuer and the
Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the
Trustee promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Issuer shall indemnify the Trustee against any and all losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this
Indenture and the other Financing Documents, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 6.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with the storage, use, presence, disposal or release of any Hazardous Substance on, under or about any properties encumbered by the Deeds of Trust, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith.
The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the
Issuer of its obligations hereunder. The Issuer shall defend the claim and the
Trustee shall cooperate in the defense. The Trustee may have separate counsel
(reasonably acceptable to the Issuer) and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Issuer under this Section 6.07
shall survive the satisfaction and discharge of this Indenture.

                  (d) To secure the Issuer's payment obligations in this
Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest, premium and Liquidated Damages, if any, on particular
Senior Secured Notes.

                  (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e) hereof occurs, the expenses and the compensation for the

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services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (f) The Trustee shall comply with the provisions of TIA
(section) 313(b)(2) to the extent applicable.

                  (g) The provisions of this Section 6.07 shall extend to the
Trustee acting in the capacities of Paying Agent and Registrar, Collateral
Agent, Depositary Agent and Securities Intermediary under this Indenture and the other Financing Documents.

                  Section 6.08 Replacement of Trustee.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  (b) The Trustee may resign in writing at any time and be
discharged from the trust hereby created by giving thirty (30) days written notice to the Issuer. The Required Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the
Trustee if:

                  (i) the Trustee fails to meet the eligibility criteria set forth in this Indenture;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

                  (iii) no Default or Event of Default on our part has occurred and is continuing and the Trustee has failed to observe or perform any of its material obligations under the Financing Documents;

                  (iv) a custodian or public officer takes charge of the Trustee or its property; or

                  (v) the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy
exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding
Senior Secured Notes may appoint a successor Trustee to replace the successor
Trustee appointed by the Issuer.

                  (d) The Issuer shall give notice of each resignation and
removal of the Trustee and each appointment of a successor to all Holders.

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                  (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the
Issuer, or the Holders of Senior Secured Notes of at least 10% in principal amount of the then outstanding Senior Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) If the Trustee, after written request by any Holder of a
Senior Secured Note who has been a Holder of a Senior Secured Note for at least six months, fails to comply with Section 6.10, such Holder of a Senior Secured
Note may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

                  (g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the
Trustee pursuant to this Section 6.08, the Issuer's obligations under Section
6.07 hereof shall continue for the benefit of the retiring Trustee.

                  (h) If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the
Trustee incurred in the administration of the trust or in performing of the duties hereunder shall be paid to the Trustee.

                  Section 6.09 Successor Trustee by Merger, etc. If the Trustee
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 6.10 Eligibility; Disqualification. There will at all times be a Trustee under this Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $50.0 million, or (b) a combined capital and surplus of at least $10.0 million and being a Wholly-Owned
Subsidiary of a corporation having a combined capital and surplus of at least
$50.0 million, in each case subject to supervision or examination by a federal or state or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA (section) 310(a)(1), (2) and (5). The Trustee is subject to
TIA (section) 310(b).

                  Section 6.11 Preferential Collection of Claims Against the
Issuer. The Trustee is subject to TIA (section) 311(a), excluding any creditor relationship listed in TIA (section) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (section) 311(a) to the extent indicated
therein.

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                  Section 6.12 Receipt of Documents. In no event shall receipt by the Trustee of financial and other reports from the Issuer as provided in this Indenture, review of which could lead to the conclusion that an Event of
Default exists hereunder, result, without further action, in the occurrence of an Event of Default, or impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received by the Trustee as repository for said information and documents with no obligation on the part of the Trustee to review the same.

                                  ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 7.01 Option to Effect Legal Defeasance or Covenant
Defeasance. The Issuer may, at its option evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Senior Secured Notes and all obligations of the Guarantors with respect to their Guarantees upon compliance with the conditions set forth below in this Article VII.

                  Section 7.02 Legal Defeasance and Discharge. Upon the Issuer's
exercise under Section 7.01 hereof of the option applicable to this Section
7.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Secured Notes and the Guarantors shall be deemed to be discharged from all of their obligations with respect to their
Guarantees and the Collateral Agent shall release all of its liens on the
Collateral other than pursuant to Section 7.04(a) hereof, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
Senior Secured Notes and the Guarantees, which shall thereafter be deemed to be
"outstanding" only for the purposes of Section 7.05 hereof and the other
Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Secured Notes, the
Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Secured
Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Senior Secured Notes when such payments are due from the trust referred to below, (b) the Issuer's obligations with respect to the Senior Secured Notes concerning issuing temporary Senior Secured
Notes, registration of Senior Secured Notes, replacing mutilated, destroyed, lost or stolen Senior Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the trustee, and our and the
Guarantors' obligations in connection therewith, and (d) this Article VII.
Subject to compliance with this Article VII, the Issuer may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under
Section 7.03 hereof.

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                                                                         Page 87

                  Section 7.03 Covenant Defeasance. Upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the
Issuer shall and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under any of the covenants contained in this Indenture other than under Sections
4.01, 4.02, 4.03, 4.05 and clauses (i) and (ii) of Section 4.23 hereof with respect to the outstanding Senior Secured Notes and may terminate the Liens of the Security Documents on the Collateral to the extent that such Liens run to the benefit of the Trustee, the Holders or other agents under any of the
Security Documents on and after the date the conditions set forth in Section
7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured
Notes and all obligations of the Guarantors with respect to the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed
"outstanding" for all other purposes hereunder (it being understood that such
Senior Secured Notes and all obligations of the Guarantors with respect to the
Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior
Secured Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 5.01 hereof, but, except as specified above, the remainder of this
Indenture and such Senior Secured Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, Sections 5.01(b) through 5.01(d)
and Sections 5.01(g) through 5.01(l) hereof shall not constitute Events of
Default.

                  Section 7.04 Conditions to Legal or Covenant Defeasance. The
following shall be the conditions to the application of either Section 7.02 or
7.03 hereof to the outstanding Senior Secured Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated
Damages, if any, and interest on the outstanding Senior Secured Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Senior Secured Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 7.02 hereof, the
Issuer shall have delivered to the Trustee an Opinion of Counsel in the United
States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the

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Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 7.03 hereof, the
Issuer shall have delivered to the Trustee an Opinion of Counsel in the United
States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Secured Notes pursuant to this
Article 7 concurrently with such incurrence);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

                  (f) the Issuer shall have delivered to the Trustee an
Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

                  (g) the Issuer shall have delivered to the Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the
Covenant Defeasance have been complied with.

                  Section 7.05 Deposited Money and Government Securities to be
Held in Trust; Other Miscellaneous Provisions. Subject to Section 7.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Senior Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior
Secured Notes and this Indenture, to the payment, either directly or through any
Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Secured Notes of all sums due and to become due thereon in respect of principal, premium, Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

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                                                                         Page 89

                  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable
Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior
Secured Notes.

                  Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized investment bank or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent
Legal Defeasance or Covenant Defeasance.

                  Section 7.06 Repayment to Issuer. Any money deposited with the
Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, Liquidated Damages, if any, or interest on any Senior Secured Note and remaining unclaimed for two years after such principal, and premium, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the
Issuer) shall be discharged from such trust; and the Holder of such Senior
Secured Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the
Issuer cause to be published once, in the New York Times and The Wall Street
Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

                  Section 7.07 Reinstatement. If the Trustee or Paying Agent is
unable to apply any United States dollars or non-callable Government Securities in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Senior Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or
7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, Liquidated Damages, if any, or interest on any Senior Secured Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                  ARTICLE VIII

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 8.01 Without Consent of Holders of Senior Secured
Notes. Notwithstanding Section 8.02 of this Indenture, the Issuer and the
Trustee may amend or supplement this Indenture and any of the other Financing
Documents without the consent of any Holder of a Senior Secured Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to add additional covenants of the Issuer or its
Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the Holders;

                  (c) to increase the assets securing the Issuer's obligations under this Indenture;

                  (d) to allow any Subsidiary to execute a Supplemental
Indenture and/or Guarantee with respect to the Senior Secured Notes;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                  (f) to make any change not inconsistent with the terms of this
Indenture that does not adversely affect the legal rights thereunder of any
Holder of the Senior Secured Notes; or

                  (g) to establish the form and terms of Senior Secured Notes of any series permitted by Sections 2.01 and 2.03.

                  Upon the request of the Issuer accompanied by a resolution of the Issuer's Board of Directors authorizing the execution of any such amended or supplemental Indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the
Trustee and the Collateral Agent shall join with the Issuer in the execution of any amended or supplemental Indenture and any amendment to any of the other
Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing
Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

                  Section 8.02 With Consent of Holders of Senior Secured Notes.
Except as provided below in this Section 8.02, the Issuer and the Trustee may amend or supplement this Indenture (including Section 4.23 hereof) and the other
Financing Documents with the consent of the Required Holders voting as a single class (including consents obtained in connection with a

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tender offer or exchange offer for, or purchase of, the Senior Secured Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of
Default (other than a Default or Event of Default in the payment of the principal of, premium, Liquidated Damages, if any, or interest on the Senior
Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the other
Financing Documents may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes);
provided, however, that if there shall be Senior Secured Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Secured Notes of all series so directly affected, considered as one class, shall be required. Section 2.08 hereof shall determine which Senior Secured Notes are considered to be
"outstanding" for purposes of this Section 8.02.

                  Upon the request of the Issuer accompanied by a resolution of the Issuer's Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Secured
Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture and amendments to the other Financing
Documents unless such amended or supplemental Indenture or amendments to the
Financing Documents directly affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the
Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or such amendments.

                  It shall not be necessary for the consent of the Holders of
Senior Secured Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Senior Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver or amendments to the Financing Documents.
Subject to Sections 5.04 and 5.07 hereof, the Required Holders may waive compliance in a particular instance by the Issuer with any provision of this
Indenture or the Senior Secured Notes. However, without the consent of all
Holders of Outstanding Senior Secured Notes directly affected thereby, an amendment or waiver under this Section 8.02 may not (with respect to any such
Senior Secured Notes held by a non-consenting Holder):

                  (a) modify the principal, interest, premium or Liquidated
Damages, if any, payable upon the Senior Secured Notes;

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                  (b) modify the dates on which principal, interest, premium and
Liquidated Damages, if any, on any Senior Secured Notes are paid;

                  (c) release any Guarantor from its obligations under a
Guarantee;

                  (d) modify the dates of maturity of any Senior Secured Notes;
and

                  (e) make any change in the preceding procedures for amendment, supplement or waiver.

                  This Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66% of the Outstanding
Senior Secured Notes.

                  A supplemental indenture that changes or eliminates any
covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Secured Notes, or which modifies the rights of the Holders of Senior Secured Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Senior Secured Notes of any other series.

                  Upon the request of the Issuer accompanied by a resolution of the issuer's Board of Directors authorizing the execution of any such amended or supplemental Indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the
Trustee and the Collateral Agent shall join with the Issuer in the execution of any amended or supplemental Indenture and any amendment to any of the other
Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing
Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

                  It shall not be necessary for any act of Holders under this
Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

                  Section 8.03 Revocation and Effect of Consents. Until an
amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Note is a continuing consent by the Holder of a Senior
Secured Note and every subsequent Holder of a Senior Secured Note or portion of a Senior Secured Note that evidences the same debt as the consenting Holder's
Senior Secured Note, even if notation of the consent is not made on any Senior
Secured Note. However, any such Holder of a Senior Secured Note or subsequent
Holder of a Senior Secured Note may revoke the consent as to its Senior Secured
Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment

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becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  Section 8.04 Notation on or Exchange of Senior Secured Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Note thereafter authenticated. The Issuer in exchange for all Senior Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Secured Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior
Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 8.05 Trustee to Sign Amendments, etc. The Trustee and
the Collateral Agent shall sign any amended or Supplemental Indenture and amendments to the other Financing Documents authorized pursuant to this Article
VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee or the Collateral
Agent. The Issuer may not sign an amendment or Supplemental Indenture until its shareholders approve it. In executing any amended or Supplemental Indenture or amendments to the other Financing Documents, the Trustee and the Collateral
Agent shall be entitled to receive and (subject to Section 6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the other Financing Documents is authorized or permitted by this Indenture.

                  Section 8.06 Execution of Supplemental Indentures. In
executing, or accepting the additional trusts created by any Series Supplemental
Indenture or other supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.02) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                  Section 8.07 Effect of Supplemental Indentures. Upon the
execution of any Supplemental Indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Senior
Secured Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 8.08 Conformity with Trust Indenture Act. Every
Supplemental Indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 8.09 Reference in Senior Secured Notes to Supplemental
Indentures. Senior Secured Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article VIII may, and shall if required by the Issuer, bear a notation in

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                                                                         Page 94

form approved by the Issuer as to any matter provided for in such Supplemental
Indenture; and, in such case, suitable notation may be made upon Outstanding
Senior Secured Notes after proper presentation and demand. If the Issuer shall so determine, new Senior Secured Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the
Trustee in exchange for Outstanding Senior Secured Notes.

                                   ARTICLE IX

                                    GUARANTEE

                  Section 9.01 Agreement to Guarantee.

                  (a) Each of the Guarantors, hereby jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Senior
Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Senior Secured Notes or the other Senior Secured Obligations of the Issuer under this Indenture or the Senior Secured Notes, that:

                  (i) the principal of, premium, interest and Liquidated
         Damages, if any, on the Senior Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and
         Liquidated Damages, if any, and interest on the Senior Secured Notes, to the extent lawful, and all other Senior Secured Obligations of the
         Issuer to the Holders or the Trustee under this Indenture or the Senior
         Secured Notes will be promptly paid in full, all in accordance with the terms hereof or thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Senior Secured Note or any of such other Senior Secured
         Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  (b) Notwithstanding the foregoing, in the event that this
Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the
Guarantors under this Indenture will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  (c) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay, perform or cause the performance of the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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                                                                         Page 95

                  Section 9.02 Execution and Delivery of Guarantee.

                  (a) To evidence its Guarantee set forth in this Indenture, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit F to this Indenture will be endorsed by an
Authorized Officer of such Guarantor on each Senior Secured Note authenticated and delivered by the Trustee on or after the date hereof.

                  (b) Notwithstanding the foregoing, each Guarantor hereby
agrees that its Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Senior Secured Note a notation of such Guarantee.

                  (c) If an Authorized Officer whose signature is on this
Indenture or on a Guarantee no longer holds that office at the time the Trustee authenticates the Senior Secured Note on which a Guarantee is endorsed, the
Guarantee will be valid nevertheless.

                  (d) The delivery of any Senior Secured Note by the Trustee, after the authentication thereof under this Indenture, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of each
Guarantor.

                  (e) Each Guarantor hereby agrees that its Senior Secured
Obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Senior Secured Note or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (f) Each Guarantor hereby waives diligence, presentment,
demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the
Issuer, protest, notice and all demands whatsoever and covenants that its
Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the Senior Secured Obligations contained in the Senior
Secured Notes and this Indenture.

                  (g) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or such Guarantor, any amount paid by either to the Trustee or such Holder, the
Guarantee made pursuant to this Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

                  (h) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Senior Secured
Notes guaranteed hereby until payment in full of all Senior Secured Notes guaranteed hereby. Each Guarantor further agrees that, as between such
Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

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                                                                         Page 96

                  (i) the maturity of the Senior Secured Notes guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of the Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Senior Secured Notes guaranteed hereby; and

                  (ii) in the event of any declaration of acceleration of such
         Senior Secured Notes as provided in Article V hereof, such Senior
         Secured Notes (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Guarantee made pursuant to this Indenture.

                  (i) Each Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Indenture.

                  Section 9.03 Guarantors May Consolidate, etc. on Certain
Terms.

                  (a) Except as set forth in Article IV, and notwithstanding
Section 9.03(b) hereof, nothing contained in this Indenture or in the Senior
Secured Notes will prevent any consolidation or merger of any Guarantor with or into the Issuer or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Issuer or any other Guarantor.

                  (b) No Guarantor may sell or otherwise dispose of all or
substantially all of its assets to, or consolidate with or merge with or into
(whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor.

                  Section 9.04 Covenants of the Guarantors and Ormesa. Each
Guarantor and Ormesa (to the extent compliance therewith would not violate the
Ormesa Credit Agreement) agrees that to the extent the Issuer has agreed to cause a Subsidiary to take certain actions, or to prohibit, prevent, or otherwise limit the ability of a Subsidiary to take certain actions, that such agreement shall constitute a direct obligation of each Guarantor and Ormesa (to the extent compliance therewith would not violate the Ormesa Credit Agreement).
Nothing in this Section 9.04 shall be construed to permit any Guarantor to incur
Indebtedness permitted to be incurred by the Issuer pursuant to Section 4.18 hereof.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA
(section) 318(c), the imposed duties shall control.

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                                                                         Page 97

                  Section 10.02 Notices. Any notice or communication by the
Issuer or the Trustee to the others is duly given if in writing and delivered in
Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Issuer or the Guarantors:

                  Ormat Funding Corp.
                  980 Greg Street
                  Sparks, Nevada  89431
                  Tel.: (775) 356-9029
                  Fax:  (775) 356-9039
                  Attention:  President

                  with a copy to:

                  Latham & Watkins LLP
                  701 "B" Street
                  Suite 2100
                  San Diego, CA  92101
                  Tel.:  (619) 238-2869
                  Fax:  (619) 696-7419
                  Attention:  Andrew Singer, Esq.

                  If to the Trustee:

                  Union Bank of California, N.A.
                  475 Sansome Street, 12th Floor
                  San Francisco, CA 94111
                  Tel.:  (415) 296-6754
                  Fax:  (415) 296-6757
                  Attention:  Corporate Trust Department

                  The Issuer or the Trustee, by notice to the other, may
designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to
Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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                                                                         Page 98

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (section) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 10.03 Communication by Holders of Senior Secured Notes
with Other Holders of Senior Secured Notes. Holders may communicate pursuant to
TIA (section) 312(b) with other Holders with respect to their rights under this
Indenture or the Senior Secured Notes. The Issuer, the Trustee, the Registrar
and anyone else shall have the protection of TIA (section) 312(c).

                  Section 10.04 Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 10.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (section) 314(a)(4)) shall comply with the provisions of TIA
(section) 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the
examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

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                                                                         Page 99

                  (d) a statement as to whether or not, in the opinion of such
Person, such condition or covenant has been satisfied.

                  Section 10.06 Rules by Trustee and Agents. The Trustee may
make reasonable rules for action by or at a meeting of Holders. The Registrar or
Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 10.07 No Personal Liability of Directors, Officers,
Employees and Stockholders. No past, present or future director, officer, employee, organizer, manager or agent of the Issuer or any Affiliate of any such party (other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, this Indenture, any
Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured
Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

                  Section 10.08 Governing Law. THE INTERNAL LAW OF THE STATE OF
NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SECURED
NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE
EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE
REQUIRED THEREBY.

                  Section 10.09 Submission to Jurisdiction. The Issuer and the
Guarantors hereby submit to the nonexclusive jurisdiction of the New York State
Courts and the federal courts sitting in the State of New York for the purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated hereby. The Issuer and Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

                  Section 10.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES
THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT
AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER THIS INDENTURE BY, AMONG
OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                                      -99-

                                                                        Page 100

                  Section 10.11 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or
Indebtedness agreement of the Issuer or its Subsidiaries or of any other Person.
Any such indenture, loan or Indebtedness agreement may not be used to interpret this Indenture.

                  Section 10.12 Successors. All agreements of the Issuer in this
Indenture and the Senior Secured Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 10.13 Severability. In case any provision in this
Indenture or in the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.14 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 10.15 Table of Contents, Headings, etc. The Table of
Contents, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                     -100-

                                                                        Page 101

                                   SIGNATURES:

                                        ORMAT FUNDING CORP.

                                        By: /s/ Connie Stechman
                                           ---------------------------------
                                        Name: Connie Stechman
                                        Title: Assistant Secretary

                                     -101-

                                                                        Page 102

                                        UNION BANK OF CALIFORNIA, N.A.
                                        as Trustee

                                        By: /s/ Sonia N. Flores
                                           ---------------------------------
                                           Name:  Sonia N. Flores
                                           Title: Vice President

                                     -102-

                                                                        Page 103

ORMESA LLC,

By: ORMAT FUNDING CORP.,
      a Delaware corporation
      Its: Sole Member and Manager

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

GUARANTORS:

BRADY POWER PARTNERS
as a Guarantor

By: ORNI 1 LLC,
      a Delaware limited liability company
      Its: General Partner

      By: ORMAT FUNDING CORP.,
          a Delaware corporation
          Its:  Sole Member and Manager

By:   /s/ Connie Stechman
    ----------------------------
Name:   Connie Stechman
Title:  Assistant Secretary

STEAMBOAT GEOTHERMAL LLC,
as a Guarantor

By: ORNI 7 LLC,
      a Delaware limited liability company
      Its: General Partner

     By: ORMAT FUNDING CORP.,
         a Delaware corporation
         Its: Sole Member and Manager

                                     -103-

                                                                        Page 104

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

STEAMBOAT DEVELOPMENT CORPORATION
as a Guarantor

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

ORMAMMOTH INC.
as a Guarantor

By:  /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

ORNI 1 LLC
as a Guarantor

By: ORMAT FUNDING CORP.,
      a Delaware corporation
      Its: Sole Member and Manager

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

ORNI 2 LLC
as a Guarantor

By: ORMAT FUNDING CORP.,
      a Delaware corporation

                                     -104-

                                                                        Page 105

      Its: Sole Member and Manager

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

ORNI 7 LLC
as a Guarantor

By: ORMAT FUNDING CORP.,
      a Delaware corporation
      Its: Sole Member and Manager

By:   /s/ Connie Stechman
    ----------------------------
Name:  Connie Stechman
Title: Assistant Secretary

                                     -105-

                                   EXHIBIT A-l

                         (Face of Senior Secured Note)

                              [GLOBAL NOTE LEGEND)

          [INCLUDE IF SENIOR SECURED NOTE IS A GLOBAL NOTE - UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY, A NEW YORK CORPORATION ("DTC"), TO ORMAT FUNDING CORP. (THE "ISSUER")
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SENIOR SECURED NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN
WHOLE OR IN PART, FOR A SENIOR SECURED NOTE REGISTERED IN THE NAME OF ANY PERSON
OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE
CIRCUMSTANCES SET FORTH IN SECTION 2.07 OF THE INDENTURE, AND MAY NOT BE
TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET
FORTH IN SECTION 2.07 OF THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE
MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.07 OF THE INDENTURE.]

                            [RESTRICTED NOTES LEGEND]

          [INCLUDE IF NOTE IS A RESTRICTED NOTE OR A TEMPORARY REGULATION S
GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.07, THE ISSUER DETERMINES THAT THE
LEGEND MAY BE REMOVED) - THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)
(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE
TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE
SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN
INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(l), (2),
(3) OR (7) UNDER THE

                                                                     Exhibit A-l
                                                                          Page 2

SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF
COUNSEL IF ORMAT FUNDING CORP. SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL
APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITES STATES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE
SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO
CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                                                                     Exhibit A-l
                                                                          Page 3

================================================================================

               CUSIP/CINS: 686685 AA 6

                    8 1/4% Senior Secured Notes due 2020

No.                                                                   $
   --                                                                  ---------

                               ORMAT FUNDING CORP.

promises to pay to Cede & Co., or registered assigns, the principal sum of______________ Dollars in installments on the dates and in the amounts as set forth in Schedule I attached hereto and made part hereof.

Interest Payment Dates: June 30 and December 30

Record Dates: June 15 and December 15

                                        DATED:

                                        ORMAT FUNDING CORP.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

This is one of the [Global Notes] [Certificated Notes] referred to in the within-mentioned Indenture:

Union Bank of California, N.A.,
 as Trustee

By:
   ---------------------------------
   Name:

================================================================================

                                                                     Exhibit A-l
                                                                          Page 4

                                 (Back of Note)

                      8 1/4% Senior Secured Notes due 2020

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Ormat Funding Corp., a Delaware corporation (the
"Issuer"), promises to pay interest on the outstanding principal amount of this
Senior Secured Note at 8 1/4% per annum from the date of issuance until the
Final Maturity Date and will pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages, if any, pro rata semi-annually in arrears on June 30 and December 30 of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day.
Interest on the Senior Secured Notes will accrue from the most recent Interest
Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest
Payment Date, interest shall accrue from such next succeeding Interest Payment
Date; provided, further, that the first Interest Payment Date shall be June 30,
2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Issuer will pay interest and payments of principal in accordance with Schedule I attached hereto on the Senior Secured
Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Secured Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the
Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                                                     Exhibit A-l
                                                                          Page 5

          3. Paying Agent and Registrar. Initially, Union Bank of California,
N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.
The Issuer may change any Paying Agent or Registrar without notice to any
Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Issuer issued the Senior Secured Notes under an
Indenture dated as of February 13, 2004 among the Issuer, Brady Power Partners,
Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1
LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC and Union Bank of California, N.A., as
Trustee. The terms of the Senior Secured Notes include those stated in the
Indenture and those made part of the Indenture by reference to the Trust
Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The
Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. Optional Redemption. (a) The Senior Secured Notes shall be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the
Trustee and each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest and Liquidated
Damages, if any, plus the Make-Whole Premium, such redemption price to be set forth in the notice to the Trustee. In no event shall the sum of the redemption price plus the Make-Whole Premium ever be less than 100% of the Senior Secured
Notes being redeemed plus accrued and unpaid interest thereon to the Redemption
Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest and Liquidated Damages, if any, shall cease to accrue on the Senior Secured Notes or portions thereof called for redemption.

          (b) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

          6. Mandatory Redemption. (a) The Senior Secured Notes shall be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if the
Issuer or any Subsidiary receives more than $5.0 million of Loss Proceeds or
Eminent Domain Proceeds because of an Event of Loss or an Event of Eminent
Domain and:

          (i)  the Issuer determines that all or such portion of the applicable
               Plant cannot be rebuilt, repaired or restored to permit
               operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion, in which case the Issuer shall have to use the
               Net Available Amount of such proceeds for such redemption; or

                                                                     Exhibit A-1
                                                                          Page 6

          (ii) only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and the Issuer determines to so rebuild, repair or restore, in which case the Issuer will have to use only the amount of such
               Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

          If the Issuer or any Subsidiary receives less than $5 million of Loss
Proceeds or Eminent Domain Proceeds or has less than $5 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

          (b) If the Issuer or any Subsidiary (a) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (b) has more than $5.0 million of Title Event
Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not used to cure the
Title Event, on a pro rata basis to redeem the Senior Secured Notes at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the
Redemption Date. If the Issuer or any Subsidiary receives less than $5 million of Title Event Proceeds in connection with a Title Event or has less than $5 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account.

          (c) If on or prior to September 30, 2005, the Issuer has not satisfied the Initial Galena Re-powering Account Withdrawal Conditions, then the Issuer will have to use the proceeds of the Galena Re-powering Account to redeem Senior
Secured Notes at a price equal to 101% of the principal amount of Senior Secured
Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

          (d) If Final Completion is not achieved by March 31, 2006 or the
Galena Re-powering does not result in a minimum net electrical output of 18 MW as determined in accordance with performance tests conducted pursuant to the
Galena Re-powering Contract (as certified by the Independent Engineer), then from and after March 31, 2006, the Issuer will not be able to make any
Restricted Payments until the Issuer has used any amounts the Issuer receives as
Performance Liquidated Damages and amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Galena Re-powering Performance
Redemption") Senior Secured Notes in an amount equal to the product of (x)
$1,100,000 times (y) the difference between (i) 18 MW minus (ii) the actual number of Megawatts of the Galena Re-powering as demonstrated by the Performance
Guarantee Tests and certified by the Independent Engineer. The Issuer will redeem the Senior Secured Notes in connection with a Galena Re-powering
Performance Redemption at a price equal to 101% of the principal amount of the
Senior Secured Notes required to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

                                                                     Exhibit A-1
                                                                          Page 7

          (e) If, as of January 1, 2006, the Mammoth Enhancement has not
improved the net electrical output of the Mammoth Plant by at least 3.6 MW (as certified by the Independent Engineer), then from and after January 1, 2006, the
Issuer will not be able to make any Restricted Payments until the Issuer has used amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Mammoth Enhancement Redemption") Senior Secured Notes in an amount equal to the product of (x) $1,100,000 times (y) the difference between (i) 3.6
MW minus (ii) the actual number of Megawatts that the Mammoth Enhancement increases the net electrical output of the Mammoth Plant. The Issuer shall redeem the Senior Secured Notes in connection with a Mammoth Enhancement
Redemption at a price equal to 101% of the principal amount of the Senior
Secured Notes required to be redeemed plus accrued and unpaid interest and
Liquidated Damages, if any, to the Redemption Date.

          In the event that any Senior Secured Obligations (other than the
Senior Secured Notes) are required to be redeemed before their scheduled maturity pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured Notes, the Issuer shall offer to repurchase the Senior Secured Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest and Liquidated
Damages, if any, to the Redemption Date, but without any premium.

          Other than as specifically provided in this subparagraph 6, any purchase or redemption pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          7. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original
     Senior Secured Note;

          (d) the name, address and telephone number of the Paying Agent;

                                                                     Exhibit A-l
                                                                          Page 8

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest and Liquidated Damages, if any, on Senior Secured Notes
     called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of the
     Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured
     Notes).

          At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          8. Denominations, Transfer, Exchange. The Senior Secured Notes are in
registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the
Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Senior Secured
Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. The Issuer and the Trustee may
amend or supplement the Indenture and any of the other Financing Documents without the consent of the Holders:

               (a) to cure any ambiguity, defect or inconsistency;

                                                                     Exhibit A-1
                                                                          Page 9

               (b) to add additional covenants of the Issuer or its
          Subsidiaries, to surrender rights conferred upon the Issuer or its
          Subsidiaries, or to confer additional benefits upon the Holders;

               (c) to increase the assets securing the Issuer's obligations under the Indenture;

               (d) to allow any Subsidiary to execute a Supplemental Indenture and/or Guarantee with respect to the Senior Secured Notes;

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture
          Act;

               (f) to make any change not inconsistent with the terms of the
          Indenture that does not adversely affect the legal rights thereunder of any Holder of the Senior Secured Notes; or

               (g) to establish the form and terms of Senior Secured Notes of any series permitted by Sections 2.01 and 2.03 of the Indenture.

          The Indenture and the other Financing Documents may be otherwise amended or supplemented by the Issuer and the Trustee, with the consent of the
Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Senior Secured Notes affected thereby:

               (a) modify the principal, interest and premium or Liquidated
          Damages, if any, payable upon the Senior Secured Notes;

               (b) modify the dates on which principal, interest, premium and
          Liquidated Damages, if any, on any Senior Secured Notes are paid;

               (c) release any Guarantor from its obligations under a Guarantee;

               (d) modify the dates of maturity of any Senior Secured Notes; and

               (e) make changes in the procedures for amendment, supplement or waiver.

          The Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66% of the Outstanding
Senior Secured Notes.

          11. Defaults and Remedies. The following events constitute an Event of
Default under the Indenture:

                                                                     Exhibit A-1
                                                                         Page 10

          (a) the failure to pay or cause to be paid any principal of, interest, premium, Liquidated Damages, if any, fees or any other obligations on the
     Senior Secured Notes for five or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

          (b) any representation or warranty made by the Issuer, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such
     Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;
     provided, that if the Issuer, such Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the Issuer, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant under Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18,
     4.19, 4.20, 4.23, 4.27 and 4.46 of the Indenture and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer obtains knowledge thereof;

          (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that the Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided that if the Issuer, any Subsidiary or Ormat
     Nevada, as the case may be, commences efforts to cure such default within such 30-day period, the Issuer, any Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as the Issuer, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (e) the Issuer or any Subsidiary of the Issuer:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy,

                                                                     Exhibit A-1
                                                                         Page 11

          moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor Relief Law"); or

               (iii) in any involuntary case, proceeding or other action
          commenced against it which seeks to have an order for relief
          (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief that remains unstayed and in effect for a period of ninety (90) days; or

               (iv) has a trustee, receiver, custodian or other official
          appointed for or to take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

          (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million (exclusive of judgment amounts covered by insurance) against the Issuer or any
     Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

          (g) an event of default under any Permitted Indebtedness (other than
     Indebtedness referred to in clause (a) above) that results in Indebtedness in excess of $10.0 million becoming due and payable prior to its stated
     maturity;

          (h) any Governmental Approval required for the operation of any
     Project or any material portion thereof owned by the Issuer or any
     Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

          (i) any Material Project Document or Third Party Consent or any
     material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under the Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material
     Adverse Effect; provided that, in any such event no such event shall be an
     Event of Default if within 180 days from the occurrence of any such event,
     (a) such Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement

                                                                     Exhibit A-1
                                                                         Page 12

     among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project Documents or Third
     Party Consents or (c) in the case of Material Project Documents, the Issuer enters into an Additional Project Document in replacement thereof, as permitted under the Indenture;

          (j) any of the Security Documents or any other Financing Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the
     Collateral described therein with the priority purported to be created thereby; provided, however that the Issuer shall have 10 days after any of the Issuer's or the Issuer's Subsidiaries' Responsible Officers obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

          (k) the occurrence of a Change of Control; or

          (l) the failure of Ormesa to prepay all of the amounts outstanding under the Ormesa Credit Agreement on or prior to January 31, 2005 or the failure of the Issuer to cause Ormesa to comply with its obligations under
     Sections 4.20 and 4.38 of the Indenture.

          If an Event of Default relating to failure to pay amounts owed on the
     Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium and Liquidated
     Damages, if any, and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Notes directing the
     Trustee in writing to accelerate the principal maturity of the Senior
     Secured Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Senior Secured Notes will become due and payable immediately.

          12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the
Issuer or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No past, present or future director, officer, employee, organizer, member, manager or agent of the Issuer or any
Affiliate of any such party (other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, the
Indenture, any Financing Document or for any claim based on, in

                                                                     Exhibit A-1
                                                                         Page 13

respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior
Secured Notes.

          14. Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. CUSIP Numbers. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused
CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use
CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Ormat Funding Corp.
          980 Greg Street
          Sparks, Nevada 89431
          Tel.: (775)356-9029
          Fax:(775)356-9039
          Attention: President

                                                                     Exhibit A-1
                                                                         Page 14

                                 Assignment Form

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                                    Your Signature:
                                                         -----------------------
                                                         (Sign exactly as your
                                                         name appears on the
                                                         Senior Secured Note)

                                         Tax Identification No:
                                                                ----------------

Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program

                                                                     Exhibit A-l
                                                                         Page 15

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

               Amount of          Amount of      Principal Amount     Signature of
              decrease in        increase in      of this Global       authorized
           Principal Amount   Principal Amount    Note following       officer of
 Date of        of this            of this         such decrease    Trustee or Note
Exchange      Global Note        Global Note       (or increase)       Custodian
--------   ----------------   ----------------   ----------------   ---------------

                                                                     Exhibit A-1
                                                                         Page 16

                                                                      SCHEDULE I

                         SCHEDULE OF PRINCIPAL PAYMENTS

          The principal of the Senior Secured Notes will be payable in semi-annual installments, commencing June 30, 2004, as follows:

SCHEDULED PAYMENT DATE                               PRINCIPAL AMOUNT PAYABLE(1)
----------------------                               ---------------------------
June 30, 2004 ....................................           $  215,305
December 30, 2004 ................................              296,077
June 30, 2005 ....................................            2,982,569
December 30, 2005 ................................            3,107,308
June 30, 2006 ....................................            4,707,100
December 30, 2006 ................................            4,903,964
June 30, 2007 ....................................            4,374,290
December 30, 2007 ................................            4,557,235
June 30, 2008 ....................................            3,837,232
December 30, 2008 ................................            3,997,716
June 30, 2009 ....................................            4,477,107
December 30, 2009 ................................            4,664,353
June 30, 2010 ....................................            4,955,198
December 30, 2010 ................................            5,162,439
June 30, 2011 ....................................            5,588,336
December 30, 2011 ................................            5,822,056
June 30, 2012 ....................................            5,388,039
December 30, 2012 ................................            5,613,382
June 30, 2013 ....................................            5,849,423
December 30, 2013 ................................            6,094,063
June 30, 2014 ....................................            6,796,100
December 30, 2014 ................................            7,052,203
June 30, 2015 ....................................            7,916,885
December 30, 2015 ................................            8,247,993
June 30, 2016 ....................................            8,458,680
December 30, 2016 ................................            8,812,447
June 30, 2017 ....................................            9,084,414
December 30, 2017 ................................            9,464,350
June 30, 2018 ....................................            6,481,436
December 30, 2018 ................................            6,752,509
June 30, 2019 ....................................            5,823,102
December 30, 2019 ................................            6,066,641
June 30, 2020 ....................................            6,111,116
December 30, 2020 ................................            6,365,934

----------
(1)  Represents the principal amount payable with respect to $190,000,000 of
     Senior Secured Notes through the Final Maturity Date. The Holder of this
     Senior Secured Note shall be entitled to a pro rata portion of the principal amount set forth in this schedule on each Scheduled Payment Date based on the principal sum set forth on the face of this Senior Secured
     Note as adjusted in the attached Schedule of Exchanges of Interests in the
     Global Note.

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON."

"THE SENIOR SECURED NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY
NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT BY THE INITIAL
INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT
PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL
BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE
TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE
SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE, IN
ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES."

                                                                      ExhibitA-2
                                                                          Page 2

================================================================================

                             CUSIP/CINS: U68283 AA5

                      8 1/4% Senior Secured Notes due 2020

No.                                                                   $
    --                                                                  --------

                               ORMAT FUNDING CORP.

promises to pay to Cede & Co., or registered assigns, the principal sum of
___________ Dollars in installments on the dates and in the amounts as set forth in Schedule I attached hereto and made part hereof.

Interest Payment Dates: June 30 and December 30

Record Dates: June 15 and December 15

                                    DATED:

                                    ORMAT FUNDING CORP.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

This is one of the Global Notes referred to
in the within-mentioned Indenture:
Union Bank of California, N.A.,
as Trustee

By:
    ----------------------------------
    Name:

                                                                     Exhibit A-2
                                                                          Page 3

                  (Back of Regulation S Temporary Global Note)

                8 1/4% Senior Secured Notes due December 30, 2020

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Ormat Funding Corp., a Delaware corporation (the
"Issuer"), promises to pay interest on the outstanding principal amount of this
Senior Secured Note at 8 1/4% per annum from the date of issuance until the
Final Maturity Date. The Issuer shall pay interest and Liquidated Damages, if any, pro rata semi-annually in arrears on June 30 and December 30 of each year
(the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Secured Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest
Payment Date shall be June 30, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1%
per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Issuer will pay interest and payments of principal in accordance with Schedule I attached hereto on the Senior Secured
Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Secured Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the
Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                                                     Exhibit A-2
                                                                          Page 4

          3. Paying Agent and Registrar. Initially, Union Bank of California, N.
A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The
Issuer may change any Paying Agent or Registrar without notice to any Holder.
The Issuer or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Issuer issued the Senior Secured Notes under an
Indenture dated as of February 13, 2004 among the Issuer, Brady Power Partners,
Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1
LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC and Union Bank of California, N.A., as
Trustee. The terms of the Senior Secured Notes include those stated in the
Indenture and those made part of the Indenture by reference to the Trust
Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The
Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. Optional Redemption. (a) The Senior Secured Notes shall be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days' notice to the
Trustee and each Holder of Senior Secured Notes, at a redemption price equal to the outstanding principal amount thereof plus accrued interest and Liquidated
Damages, if any, plus the Make-Whole Premium, such redemption price to be set forth in the notice to the Trustee. In no event shall the sum of the redemption price plus the Make-Whole Premium ever be less than 100% of the Senior Secured
Notes being redeemed plus accrued and unpaid interest thereon to the Redemption
Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest and Liquidated Damages, if any, shall cease to accrue on the Senior Secured Notes or portions thereof called for redemption.

          (b) Any redemption pursuant to this subparagraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

          6. Mandatory Redemption. (a) The Senior Secured Notes shall be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if the
Issuer or any Subsidiary receives more than $5.0 million of Loss Proceeds or
Eminent Domain Proceeds because of an Event of Loss or an Event of Eminent
Domain and:

          (i)  the Issuer determines that all or such portion of the applicable
               Plant cannot be rebuilt, repaired or restored to permit
               operations on a commercially reasonable basis, or the Issuer determines not to rebuild, repair or restore the applicable Plant or such portion, in which case the Issuer shall have to use the
               Net Available Amount of such proceeds for such redemption; or

                                                                     Exhibit A-2
                                                                          Page 5

          (ii) only a portion of the applicable Plant is capable of being rebuilt, repaired or restored on a commercially reasonable basis and the Issuer determines to so rebuild, repair or restore, in which case the Issuer will have to use only the amount of such
               Loss Proceeds or Eminent Domain Proceeds not used to rebuild, repair or restore such Plant for such redemption, except as set forth in the immediately following paragraph.

          If the Issuer or any Subsidiary receives less than $5 million of Loss
Proceeds or Eminent Domain Proceeds or has less than $5 million remaining after rebuilding, repairing or restoring a portion of the applicable Plant because of an Event of Loss or Event of Eminent Domain the Issuer will cause such amounts to be deposited into the Revenue Account.

          (b) If the Issuer or any Subsidiary (a) receives more than $5.0 million of Title Event Proceeds in connection with a Title Event and is unable to remedy the Title Event, or (b) has more than $5.0 million of Title Event
Proceeds remaining after remedying the Title Event, the Issuer will have to use the Net Available Amount of such proceeds, to the extent not used to cure the
Title Event, on a pro rata basis to redeem the Senior Secured Notes at a redemption price equal to the principal amount of the Senior Secured Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the
Redemption Date. If the Issuer or any Subsidiary receives less than $5 million of Title Event Proceeds in connection with a Title Event or has less than $5 million remaining after remedying a Title Event the Issuer will cause such amounts to be deposited into the Revenue Account.

          (c) If on or prior to September 30, 2005, the Issuer has not satisfied the Initial Galena Re-powering Account Withdrawal Conditions, then the Issuer will have to use the proceeds of the Galena Re-powering Account to redeem Senior
Secured Notes at a price equal to 101% of the principal amount of Senior Secured
Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

          (d) If Final Completion is not achieved by March 31, 2006 or the
Galena Repowering does not result in a minimum net electrical output of 18 MW as determined in accordance with performance tests conducted pursuant to the Galena
Repowering Contract (as certified by the Independent Engineer), then from and after March 31, 2006, the Issuer will not be able to make any Restricted
Payments until the Issuer has used any amounts the Issuer receives as
Performance Liquidated Damages and amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Galena Re-powering Performance
Redemption") Senior Secured Notes in an amount equal to the product of (x)
$1,100,000 times (y) the difference between (i) 18 MW minus (ii)the actual number of Megawatts of the Galena Re-powering as demonstrated by the Performance
Guarantee Tests and certified by the Independent Engineer. The Issuer will redeem the Senior Secured Notes in connection with a Galena Re- powering
Performance Redemption at a price equal to 101% of the principal amount of the
Senior Secured Notes required to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

                                                                     Exhibit A-2
                                                                          Page 6

          (e) If, as of January 1, 2006, the Mammoth Enhancement has not
improved the net electrical output of the Mammoth Plant by at least 3.6 MW (as certified by the Independent Engineer), then from and after January 1, 2006, the
Issuer will not be able to make any Restricted Payments until the Issuer has used amounts in the Distribution Suspense Account to redeem or has otherwise redeemed (a "Mammoth Enhancement Redemption") Senior Secured Notes in an amount equal to the product of (x) $1,100,000 times (y) the difference between (i) 3.6
MW minus (ii) the actual number of Megawatts that the Mammoth Enhancement increases the net electrical output of the Mammoth Plant. The Issuer shall redeem the Senior Secured Notes in connection with a Mammoth Enhancement
Redemption at a price equal to 101% of the principal amount of the Senior
Secured Notes required to be redeemed plus accrued and unpaid interest and
Liquidated Damages, if any, to the Redemption Date.

          In the event that any Senior Secured Obligations (other than the
Senior Secured Notes) are required to be redeemed before their scheduled maturity pursuant to documents governing such Senior Secured Obligations for any reason not otherwise giving rise to a redemption of the Senior Secured Notes, the Issuer shall offer to repurchase the Senior Secured Notes on a pro rata basis with the other Senior Secured Obligations as are required to be redeemed at a redemption price equal to the principal amount of the Senior Secured Notes the Issuer offers to repurchase plus accrued and unpaid interest and Liquidated
Damages, if any, to the Redemption Date, but without any premium.

          Other than as specifically provided in this subparagraph 6, any purchase or redemption pursuant to this subparagraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          7. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original
     Senior Secured Note;

          (d) the name, address and telephone number of the Paying Agent;

                                                                     Exhibit A-2
                                                                          Page 7

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest and Liquidated Damages, if any, on Senior Secured Notes
     called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of the
     Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) the CUSIP number (provided that the Issuer may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured
     Notes).

          At the Issuer's request, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the
Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          8. Denominations, Transfer, Exchange. The Senior Secured Notes are in
registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the
Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Secured Note or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Senior Secured
Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. The Issuer and the Trustee may
amend or supplement the Indenture and any of the other Financing Documents without the consent of the Holders:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to add additional covenants of the Issuer or its Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the Holders;

                                                                     Exhibit A-2
                                                                          Page 8

          (c) to increase the assets securing the Issuer's obligations under the
Indenture;

          (d) to allow any Subsidiary to execute a Supplemental Indenture and/or
Guarantee with respect to the Senior Secured Notes;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (f) to make any change not inconsistent with the terms of the
Indenture that does not adversely affect the legal rights thereunder of any
Holder of the Senior Secured Notes; or

          (g) to establish the form and terms of Senior Secured Notes of any series permitted by Sections 2.01 and 2.03 of the Indenture.

          The Indenture and the other Financing Documents may be otherwise amended or supplemented by the Issuer and the Trustee, with the consent of the
Required Holders; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Senior Secured Notes affected thereby:

          (a) modify the principal, interest and premium or Liquidated Damages, if any, payable upon the Senior Secured Notes;

          (b) modify the dates on which principal, interest, premium and
Liquidated Damages, if any, on any Senior Secured Notes are paid;

          (c) release any Guarantor from its obligations under a Guarantee;

          (d) modify the dates of maturity of any Senior Secured Notes; and

          (e) make changes in the procedures for amendment, supplement or waiver.

          The Indenture and the other Security Documents may be amended or supplemented to provide for the release of Collateral, by the Issuer and the
Trustee, with the consent of Holders of not less than 66% of the Outstanding
Senior Secured Notes.

          11. Defaults and Remedies. The following events constitute an Event of
Default under the Indenture:

          (a) the failure to pay or cause to be paid any principal of, interest, premium, Liquidated Damages, if any, fees or any other obligations on the
     Senior Secured Notes for five or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

                                                                     Exhibit A-2
                                                                          Page 9

          (b) any representation or warranty made by the Issuer, any Subsidiary or Ormat Nevada under any Financing Document shall prove to have been untrue or misleading as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Issuer, such
     Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof;
     provided, that if the Issuer, such Subsidiary or Ormat Nevada, as the case may be, commences efforts to cure such fact, event or circumstance within such 30-day period, the Issuer, such Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure and such misrepresentation will not be deemed an Event of Default for an additional 90 days so long as the Issuer, such Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (c) the failure by the Issuer or any Subsidiary to perform or observe any covenant under Sections 4.06, 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18,
     4.19, 4.20, 4.23, 4.27 and 4.46 of the Indenture and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer obtains knowledge thereof;

          (d) the failure by the Issuer, any Subsidiary or Ormat Nevada to perform or observe any of the other covenants in the Financing Documents that the Issuer, such Subsidiary or Ormat Nevada is a party to (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Responsible Officer of the
     Issuer, any Subsidiary or Ormat Nevada, as the case may be, obtains knowledge thereof; provided that if the Issuer, any Subsidiary or Ormat
     Nevada, as the case may be, commences efforts to cure such default within such 30-day period, the Issuer, any Subsidiary or Ormat Nevada, as the case may be, may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 90 days so long as the Issuer, any Subsidiary or Ormat Nevada, as the case may be, is diligently pursuing such cure;

          (e) the Issuer or any Subsidiary of the Issuer:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time
          (collectively, "Debtor Relief Law"); or

                                                                     Exhibit A-2
                                                                         Page 10

               (iii) in any involuntary case, proceeding or other action
          commenced against it which seeks to have an order for relief
          (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief that remains unstayed and in effect for a period of ninety (90) days; or

               (iv) has a trustee, receiver, custodian or other official
          appointed for or to take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

          (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10.0 million (exclusive of judgment amounts covered by insurance) against the Issuer or any
     Subsidiary, which remain unpaid or unstayed for a period of 60 or more consecutive days;

          (g) an event of default under any Permitted Indebtedness (other than
     Indebtedness referred to in clause (a) above) that results in Indebtedness in excess of $10.0 million becoming due and payable prior to its stated
     maturity;

          (h) any Governmental Approval required for the operation of any
     Project or any material portion thereof owned by the Issuer or any
     Subsidiary is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation has had or could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

          (i) any Material Project Document or Third Party Consent or any
     material provision thereof (i) ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment or termination permitted under the Indenture or (ii) a party thereto fails to perform or observe any of its covenants or obligations thereunder or makes any material misrepresentation thereunder and such event has had or could reasonably be expected to have a Material
     Adverse Effect; provided that, in any such event no such event shall be an
     Event of Default if within 180 days from the occurrence of any such event,
     (a) such Material Project Document or Third Party Consent or material provision thereof is reinstated as a valid and binding agreement among the parties thereto, (b) any breaching party resumes performance and otherwise cures such misrepresentation or failure to perform or observe its covenants or obligations under the Material Project Documents or Third Party Consents or (c) in the case of

                                                                     Exhibit A-2
                                                                         Page 11

     Material Project Documents, the Issuer enters into an Additional Project
     Document in replacement thereof, as permitted under the Indenture;

          (j) any of the Security Documents or any other Financing Document ceases to be in full force and effect or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the
     Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer shall have 10 days after any of the Issuer's or the Issuer's Subsidiaries' Responsible Officers obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

          (k) the occurrence of a Change of Control; or

          (l) the failure of Ormesa to prepay all of the amounts outstanding under the Ormesa Credit Agreement on or prior to January 31, 2005 or the failure of the Issuer to cause Ormesa to comply with its obligations under
     Sections 4.20 and 4.38 of the Indenture.

          If an Event of Default relating to failure to pay amounts owed on the
Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Senior Secured Notes, all interest accrued and unpaid thereon, and all premium and Liquidated Damages, if any, and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be
due and payable notwithstanding the absence of written direction from Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured
Notes directing the Trustee in writing to accelerate the principal maturity of the Senior Secured Notes, unless the Required Holders direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Senior Secured Notes will become due and payable immediately.

          12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the
Issuer or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No past, present or future director, officer, employee, organizer, member, manager or agent of the Issuer or any
Affiliate of any such party (other than the Issuer), as such, shall have any liability for any obligations of the Issuer under the Senior Secured Notes, the
Indenture, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a
Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

                                                                     Exhibit A-2
                                                                         Page 12

          14. Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. CUSIP Numbers. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused
CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use
CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Ormat Funding Corp.
          980 Greg Street
          Sparks, Nevada 89431
          Tel.: (775)356-9029
          Fax: (775)356-9039
          Attention: President

                                                                     Exhibit A-2
                                                                         Page 13

                                 Assignment Form

To assign this Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Senior Secured Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                  Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the
                                           Senior Secured Note)

                       Tax Identification No:
                                              ----------------------------------

Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

                                                                     Exhibit A-2
                                                                         Page 14

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary
Global Note for an interest in another Global Note, or of other Restricted
Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

               Amount of          Amount of      Principal Amount    Signature of
              decrease in        increase in      of this Global      authorized
           Principal Amount   Principal Amount    Note following      officer of
 Date of        of this            of this         such decrease      Trustee or
Exchange      Global Note        Global Note       (or increase)    Note Custodian
--------   ----------------   ----------------   ----------------   --------------

                                                                     Exhibit A-2
                                                                         Page 15

                                                                      SCHEDULE I

                         SCHEDULE OF PRINCIPAL PAYMENTS

          The principal of the Senior Secured Notes will be payable in semi-annual installments, commencing June 30, 2004, as follows:

SCHEDULED PAYMENT DATE                     PRINCIPAL AMOUNT PAYABLE(2)
----------------------                     ---------------------------
June 30,2004 ...........................            $  215,305
December 30, 2004 ......................               296,077
June 30, 2005 ..........................             2,982,569
December 30, 2005 ......................             3,107,308
June 30, 2006 ..........................             4,707,100
December 30, 2006 ......................             4,903,964
June 30, 2007 ..........................             4,374,290
December 30, 2007 ......................             4,557,235
June 30, 2008 ..........................             3,837,232
December 30, 2008 ......................             3,997,716
June 30, 2009 ..........................             4,477,107
December 30, 2009 ......................             4,664,353
June 30, 2010 ..........................             4,955,198
December 30, 2010 ......................             5,162,439
June 30, 2011 ..........................             5,588,336
December 30, 2011 ......................             5,822,056
June 30, 2012 ..........................             5,388,039
December 30, 2012 ......................             5,613,382
June 30, 2013 ..........................             5,849,423
December 30, 2013 ......................             6,094,063
June 30, 2014 ..........................             6,796,100
December 30, 2014 ......................             7,052,203
June 30, 2015 ..........................             7,916,885
December 30, 2015 ......................             8,247,993
June 30, 2016 ..........................             8,458,680
December 30, 2016 ......................             8,812,447
June 30, 2017 ..........................             9,084,414
December 30, 2017 ......................             9,464,350
June 30, 2018 ..........................             6,481,436
December 30, 2018 ......................             6,752,509
June 30, 2019 ..........................             5,823,102
December 30, 2019 ......................             6,066,641
June 30, 2020 ..........................             6,111,116
December 30, 2020 ......................             6,365,934

----------
(2)  Represents the principal amount payable with respect to $190,000,000 of
     Senior Secured Notes through the Final Maturity Date. The Holder of this
     Senior Secured Note shall be entitled to a pro rata portion of the principal amount set forth in this schedule on each Scheduled Payment Date based on the principal sum set forth on the face of this Senior Secured
     Note as adjusted in the attached Schedule of Exchanges of Interests in the
     Global Note.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Ormat Funding Corp.
980 Greg Street
Sparks, Nevada 89431
Tel.: (775) 356-9029
Fax: (775)356-9039
Attention: President

Union Bank of California, N.A.
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Tel.: (415)296-6754
Fax:(415)296-6757
Attention: Corporate Trust Department

Re:  8 1/4% Senior Secured Notes Due December 30, 2020

          Reference is hereby made to this Indenture, dated as of February 13,
2004 (the "Indenture"), among Ormat Funding Corp., as issuer, Brady Power
Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc.,
ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, as guarantors, Ormesa LLC and Union Bank of
California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

          __________________, (the "Transferor") owns and proposes to transfer the Senior Secured Note [s] or interest in such Senior Secured Note [s]
specified in Annex A hereto, in the principal amount of $_________________ in such Senior Secured Note [s] or interests (the "Transfer"), to ______ (the
"Transferee"), as further specified in Annex A hereto. In connection with the
Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States
Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the
Transferor hereby further certifies that the beneficial interest or Certificated
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of this
Indenture, the transferred beneficial interest or Certificated Note will be subject to the

                                                                       Exhibit B
                                                                          Page 2

restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Certificated Note and in this Indenture and the
Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A
CERTIFICATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such
Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of
Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii)
the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or
Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the
Temporary Regulation S Global Note and/or the Certificated Note and in this
Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE CERTIFICATED NOTE OR A CERTIFICATED NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b)  such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

          (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                                                                       Exhibit B
                                                                          Page 3

                                       or

          (d)  such Transfer is being effected to an Institutional Accredited
               Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of
               Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and
               the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee
               certifying that such Transferee is an Institutional Accredited
               Investor and (2) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private
               Placement Legend printed on the Definitive Note and/or the
               Definitive Notes and in this Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an
Unrestricted Global Note or of an Unrestricted Certificated Note.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in this Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or
Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Certificated Notes and in this Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in this Indenture and any applicable blue sky securities laws of any state of the
United States and (ii) the restrictions on transfer contained in this Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted
Global Notes, on Restricted Certificated Notes and in this Indenture.

                                                                       Exhibit B
                                                                          Page 4

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in this
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in this Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of this Indenture, the transferred beneficial interest or
Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Certificated Notes and in this Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                        ----------------------------------------
                                               [Insert Name of Transferor]

                                        BY:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:            ,
       -----------  ----

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [_] a beneficial interest in the:

          (i)  [_] Global Note (CUSIP ____), or

          (ii) [_] Regulation S Global Note (CUSIP ____), or

          (iii) [_] Certificated Note (Number ____); or

     (b)  [_] a Restricted Certificated Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [_] a beneficial interest in the:

          (i)  [_] Global Note (CUSIP ____), or

          (ii) [_] Regulation S Global Note (CUSIP ____), or

          (iii) [_] Certificated Note (CUSIP ____); or

          (iv) [_] Unrestricted Global Note (CUSIP ____); or

     (b)  [_] a Restricted Certificated Note; or

     (c)  [_] an Unrestricted Certificated Note, in accordance with the terms of this Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Ormat Funding Corp.
980 Greg Street
Sparks, Nevada 89431
Tel.: (775) 356-9029
Fax: (775)356-9039
Attention: President

Union Bank of California, N.A.
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Tel.: (415)296-6754
Fax: (415)296-6757
Attention: Corporate Trust Department

Re:  8 1/4% Senior Secured Notes Due December 30, 2020

                            (CUSIP ________________)

          Reference is hereby made to this Indenture, dated as of February 13,
2004 (the "Indenture"), among Ormat Funding Corp., as issuer, Brady Power
Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc.,
ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, as guarantors, Ormesa LLC and Union Bank of
California, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in this Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Senior
Secured Note [s] or interest in such Senior Secured Note [s] specified herein, in the principal amount of $________________ in such Senior Secured Note [s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a
Restricted Global Note for Unrestricted Certificated Notes or Beneficial
Interests in an Unrestricted Global Note

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant

                                                                       Exhibit C
                                                                          Page 2

to and in accordance with the United States Securities Act of 1933, as amended
(the "Securities Act"), (iii) the restrictions on transfer contained in this
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an
Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an
Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated
Note is being acquired for the Owner's own account without transfer, (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in this
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the
Owner's Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii)
such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in this
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
UNRESTRICTED CERTIFICATED NOTE. In connection with the Owner's Exchange of a
Restricted Certificated Note for an Unrestricted Certificated Note, the Owner
hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted
Certificated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in this Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the
United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in
Restricted Global Notes for Restricted Certificated Notes or Beneficial
Interests in Restricted Global Notes.

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner's beneficial

                                                                       Exhibit C
                                                                          Page 3

interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted
Certificated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of this Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Certificated Note and in this
Indenture and the Securities Act.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OR CERTIFICATED NOTE. In
connection with the Exchange of the Owner's Restricted Certificated Note for a
beneficial interest in the [CHECK ONE] [_] "Global Note", [_] "Regulation S
Global Note", [_] "Certificated Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global
Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the
United States. Upon consummation of the proposed Exchange in accordance with the terms of this Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in this Indenture and the Securities Act

                                                                       Exhibit C
                                                                          Page 4

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                             -----------------------------------
                                                    [Insert Name of Owner]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:           ,
       ----------  ----

                                    EXHIBIT D

                            SUBORDINATION PROVISIONS

          Section 1. Definitions and Rules of Interpretation. Except as
otherwise specified, capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture. In addition, the following terms shall have the following meanings:

1.1  "Subordinated Debt" shall mean any Indebtedness of the Issuer permitted to be incurred pursuant to clause (vi) of the definition of Permitted
     Indebtedness under the Indenture.

1.2  "Subordinated Debt Pledge Agreement" means an agreement executed and delivered by the parties hereto substantially in the form of the Pledge
     Agreements with such changes thereto as may be necessary to ensure that a first priority Lien and security interest is created and maintained in favor of the Collateral Agent for the benefit of the Secured Parties.

1.3  "Subordinated Lenders" shall mean each and every lender to whom any of the
     Subordinated Debt is owed and any holder of any document evidencing such
     Subordinated Debt.

          Section 2. Ranking of Senior Secured Obligations

2.1  Until the final maturity date of the Senior Secured Obligations, (i) the
     Subordinated Lenders and the Issuer hereby agree that all Subordinated Debt is and shall be subordinated in right of payment and liquidation in relation to all Senior Secured Obligations to the extent and in the manner hereinafter set forth, (ii) except as provided in Section 2.2 hereof, no payments or other distributions whatsoever in respect of any part of the
     Subordinated Debt shall be made nor shall any property or assets of the
     Issuer be applied to the purchase or other acquisition or retirement of any part of the Subordinated Debt, and (iii) each of the Subordinated Lenders agrees that it will not ask, demand, sue for, take or receive from or for the account of the Issuer (whether directly or indirectly), by set-off or in any other manner, the Subordinated Debt, or any security therefor, except with the prior written consent of each of the Secured Parties.

2.2  Notwithstanding the restrictions set forth in Section 2.1 above, but without limitation to the rights of the Secured Parties under the terms of the Financing Documents, until the final maturity date of the Senior
     Secured Obligations, the Issuer may make repayments of principal of, other prepayments of principal of, and payments of interest on, and other amounts owing in respect of, the Subordinated Debt solely out of and to the extent of any funds permitted to be paid to the Issuer out of the Distribution
     Account in accordance with the provisions of the Depositary Agreement.

2.3  Payments of the Subordinated Debt not payable by reason of Section 2.2 above shall be deferred until the date on which such payment may be made in accordance with the terms

                                                                       Exhibit D
                                                                          Page 2

     hereof; provided that, in the event that the payment of the Subordinated
     Debt is so deferred or the conditions to payment have not been satisfied in accordance with the terms hereof, such delay in payment shall not constitute a default in respect of the Subordinated Debt.

          Section 3. No Payment in Certain Circumstances. Until the final maturity date of the Senior Secured Obligations, and without limitation to the rights of the Secured Parties under the terms of the Financing Documents:

3.1  upon any distribution or application of the assets of the Issuer in connection with any liquidation, dissolution or other proceeding for the winding up of the Issuer (whether partial or complete) or any proceeding for insolvency or bankruptcy (whether voluntary or involuntary) or any receivership, reorganization or other similar case or proceeding in connection therewith, or any assignment for the benefit of creditors or arrangement with creditors, whether or not pursuant to the insolvency, bankruptcy or similar laws of any jurisdiction, or the sale of all or substantially all of the assets of the Issuer or any other marshalling of assets and liabilities of the Issuer:

     3.1.1 the Senior Secured Obligations shall first be irrevocably and indefeasibly paid in full to the Secured Parties before any of the
          Subordinated Lenders shall be entitled to receive any payment on account of the Subordinated Debt or any other interests in the Issuer arising from the Subordinated Debt whether in cash, securities or other assets; and

     3.1.2 any payment or distribution of assets of the Issuer of any kind or character in respect of the Subordinated Debt to which any of the
          Subordinated Lenders would be entitled if the Subordinated Debt were not subordinated pursuant to the terms hereof shall be made by the trustee, liquidator or agent or other Person making such payment or distribution, directly to the Secured Parties until the Senior Secured
          Obligations are irrevocably and indefeasibly paid in full and each of the Subordinated Lenders irrevocably authorizes and empowers the
          Collateral Agent, acting for and on behalf of the Secured Parties, to receive and collect on its behalf any and all such payments or distributions;

3.2  without limitation to the foregoing, in the event any of the Distribution
     Conditions (as defined in the Depositary Agreement) are not satisfied, then no payment of principal, interest or other amounts owing shall be made by the Issuer on or in respect of the Subordinated Debt, and each Subordinated
     Lender agrees that it will not ask, demand, sue for, take or receive from or for the account of the Issuer (whether directly or indirectly), by set-off or in any other manner, or retain payment (in whole or in part) of, the Subordinated Debt, or any security therefor, until payments are permitted to be made out of the Distribution Account in accordance with the provisions of the Depositary Agreement;

3.3  if, for any reason whatsoever and whether pursuant to a bankruptcy, liquidation or similar proceeding or otherwise, the Issuer shall make or any of the Subordinated Lenders shall receive any payment or distribution of any kind or character, whether in

                                                                       Exhibit D
                                                                          Page 3

     cash, securities or other property, on account or in respect of the
     Subordinated Debt in contravention of any of the terms set forth herein, such Subordinated Lender shall hold any such payment or distribution in trust for the benefit of the Secured Parties, promptly notify the
     Collateral Agent of the receipt of such payment or distribution and promptly pay over or deliver such distribution or payment to the Collateral
     Agent, or to any other Person nominated by the Collateral Agent, to hold for the account of the Secured Parties. In the event of failure of any
     Subordinated Lender to make any such endorsement or assignment, the
     Collateral Agent is irrevocably authorized by the Subordinated Lenders to make the same; provided, however, that nothing in this sentence shall be deemed to restrict any rights of the Secured Parties to enforce in any manner provided under applicable law the obligation of a Subordinated
     Lender to make any such endorsement or assignment; and

3.4  notwithstanding any provision to the contrary herein or in any other
     Financing Document, no payment or delivery shall be made to the
     Subordinated Lenders of securities or other Senior Secured Obligations which are issued upon any merger, consolidation, sale, lease, transfer or other disposal by any Person succeeding to the Issuer or acquiring the
     Issuer's property and assets, unless such securities or Senior Secured
     Obligations are pledged in favor of the Secured Parties and subordinate and junior at least to the extent provided herein to the irrevocable and indefeasible payment in full in cash of all Senior Secured Obligations and to the payment of any stock or Senior Secured Obligations which are issued in exchange or substitution for any such Senior Secured Obligations.

          Section 4. Authorizations to Collateral Agent. Until the final maturity date of the Senior Secured Obligations, and without limitation to the rights of the Secured Parties under the terms of the Financing Documents, each
Subordinated Lender (i) irrevocably authorizes and empowers (without imposing any obligation on) the Collateral Agent to claim, enforce, demand, sue for, collect and receive all payments and distributions on or in respect of the
Subordinated Debt which are required to be paid or delivered to any Secured
Party, as provided herein, and to file and prove all claims therefor, give receipts and take all such other action, in the name of such Subordinated Lender or otherwise, necessary or appropriate for the enforcement of these subordination provisions, (ii) irrevocably authorizes and empowers (without imposing any obligation on) the Collateral Agent to vote the Subordinated Debt in favor of or in opposition to any matter which may come before any meeting of creditors of the Issuer generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions relative to the
Issuer, and (iii) agrees to execute and deliver to the Collateral Agent all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be necessary or as may be requested by any
Secured Party in order to enable the Collateral Agent to accomplish the foregoing.

                                                                       Exhibit D
                                                                          Page 4

          Section 5. Non-Impairment. None of the Senior Secured Obligations of
the Issuer shall be impaired by the Secured Parties:

5.1  agreeing with the Issuer, any Subordinated Lender or any other Person as to any amendment, variation, assignment, novation, extension or departure
     (however substantial or material) of, to or from any Transaction Document
     (including changing the manner, place or terms of payment of or extending the time of payment of, or renewing or altering, the Senior Secured
     Obligations, or otherwise amending or supplementing in any manner the
     Senior Secured Obligations or any instrument evidencing the same or any agreement under which the Senior Secured Obligations are outstanding, or any Financing Document) so that any such amendment, variation, assignment, novation or departure shall, whatever its nature, be binding upon the
     Subordinated Lenders in all circumstances;

5.2  releasing, granting any time, any indulgence or any waiver of any kind to, or composition with, the Issuer, any Subordinated Lender or any other
     Person (including, without limitation, the waiver of any preconditions for drawing under, or of any breach of, the Financing Documents or the exercise or the failure to exercise any rights against the Issuer and any other
     Person), or entering into any transaction or arrangements whatsoever with or in relation to the Issuer, any Subordinated Lender and/or any other
     Person;

5.3  taking, accepting, varying, dealing with, exchanging, renewing, enforcing, failing to enforce, take up or perfect, abstaining from enforcing, surrendering or releasing any security, right of recourse, set-off or combination or other right, remedy or interest held by the Secured Parties in connection with the Senior Secured Obligations or any part thereof, or acting in relation to the Transaction Documents in such manner as it thinks fit;

5.4  failing to present or observe any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

5.5  claiming, proving for, accepting or transferring any payment in respect of the Senior Secured Obligations in any composition by, or winding up of, the
     Issuer, any Subordinated Lender and/or any other Person or abstaining from so claiming, proving for, accepting or transferring; or

5.6  actually or purportedly assigning all or any portion of the Senior Secured
     Obligations to any other Person.

To the fullest extent permitted by applicable law, no change of law or circumstances shall release or diminish any of the Subordinated Lender's liabilities, agreements or duties hereunder, affect the provisions set forth herein in any way, or afford the Subordinated Lenders any recourse against any of the Secured Parties.

                                                                       Exhibit D
                                                                          Page 5

          Section 6. Benefit of Subordination Provisions. These subordination provisions are intended solely to define the relative rights of the Secured
Parties, the Subordinated Lenders, and their respective successors and permitted assigns.

          Section 7. Subordination of Liens. Without limitation of any other provisions of this Exhibit D, the Issuer shall not create or suffer to exist any
Lien on any of its Property benefiting the Subordinated Debt. If in contravention of this Section 7, any such Liens shall now or hereafter secure or benefit the Subordinated Debt, whether arising by statute, in law or equity or by contract, then, without limiting any of the Secured Parties' rights in respect of such breach, such Lien shall and is hereby expressly subordinated and made secondary and inferior to the Liens now or hereafter securing or benefiting the Senior Secured Obligations.

          Section 8. Reinstatement. If any payment to any of the Secured Parties by the Issuer or any other Person in respect of any of the Senior Secured
Obligations is held to constitute a preference or a voidable transfer under applicable law, or if for any other reason any Secured Party is required to refund such payment to the Issuer or to such Person or to pay the amount thereof to any other Person, such payment to such Secured Party shall not constitute a release of any of the Subordinated Lenders from any of their liability hereunder, and each Subordinated Lender agrees and acknowledges that the provisions set forth herein shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

          Section 9. Restrictions on Transfers. None of the Subordinated Lenders
may transfer (by sale, novation or otherwise) any of its rights or obligations under the Subordinated Debt and under these subordination provisions unless (i)
such transfer is in connection with a transfer of all or a portion of its respective interest in the Subordinated Debt as expressly permitted under the
Financing Documents and (ii) the transferee of such interest first agrees in writing to be bound by the terms of this Exhibit D applicable to the transferor of such interest and executes an instrument to that effect.

          Section 10. Affirmative Covenants of the Subordinated Lenders. Each of
the Subordinated Lenders shall:

10.1 until the Senior Secured Obligations have been paid in full, promptly deliver to the Collateral Agent copies of each amendment or modification to any agreement relating to the Subordinated Debt agreed to which such
     Subordinated Lender is a party;

10.2 until the Senior Secured Obligations have been paid in full, cause to be clearly inserted in any instrument which at any time evidences any part of the Subordinated Debt owing to such Subordinated Lender a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Exhibit D; and

10.3 cause its right to receive any payment in respect of the Subordinated Debt to be (and, upon the creation of the Subordinated Obligation, the
     Subordinated Lender acknowledges and agrees that such Subordinated
     Obligation is and shall be) subject to the Liens created by the Security
     Documents and, if required by applicable law, cause any agreement or instrument evidencing such right to be registered or filed with the

                                                                       Exhibit D
                                                                          Page 6

     appropriate Governmental Authorities in order to perfect such Liens created by the Security Documents and cause any instrument which at any time evidences any part of the Subordinated Debt owing to such Subordinated
     Lender and any proceeds deriving therefrom to be pledged in favor of the
     Secured Parties and an original of such instrument shall be delivered to the order of the Collateral Agent with appropriate endorsements thereto executed in blank; and

10.4 at its own cost, file all documents or instruments necessary or advisable and do all things as any Secured Party may reasonably request in order to carry out more effectively the intent and purpose of these subordination provisions.

          Section 11. Negative Covenants of the Subordinated Lenders. Until the
Senior Secured Obligations have been paid in full, each of the Subordinated
Lenders shall not:

11.1 create, agree to create or permit to exist, any Lien (howsoever ranking in point of priority) of any nature whatsoever in, over or affecting the
     Subordinated Debt owing to such Subordinated Lender, other than pursuant to the Security Documents and those contemplated hereunder;

11.2 without the prior written consent of the each of the Secured Parties, sue for payment of, or accelerate the maturity of, or initiate any proceedings or take any other actions to enforce any of the Subordinated Debt owing to such Subordinated Lender;

11.3 whether by set-off, counter-claim or otherwise, reduce any amount owing by such Subordinated Lender to the Issuer by an amount payable by the Issuer or any Affiliate or other Person to such Subordinated Lender in respect of the Subordinated Debt;

11.4 initiate, support, permit or join any creditor in bringing any proceeding against the Issuer under any bankruptcy, insolvency, reorganization, receivership or similar law of any jurisdiction (to recover all or any part of the Subordinated Debt or any other liability owed to such Subordinated
     Lender), except at the written request of the Collateral Agent;

11.5 permit to subsist or receive any guarantee or other assurance against loss in respect of all or any part of the Subordinated Debt owing to such
     Subordinated Lender (other than those guarantees and/or assurances against loss that a Subordinated Lender would normally acquire in the ordinary course of business, based upon its exercise of prudent business judgment, including, but not limited to political risk insurance, currency and interest rate hedging agreements, and other similar instruments; provided that such guarantees and/or assurances do not give rise to any direct or indirect recourse against the Issuer by the providers of such guarantees and/or assurances) or accept, or otherwise take, any collateral security for such Subordinated Debt or commence enforcement proceedings with respect to, or against, any collateral security for such Subordinated Debt;

                                                                       Exhibit D
                                                                          Page 7

11.6 subordinate all or any part of the Subordinated Debt owing to such
     Subordinated Lender or the proceeds thereof to any sums owing by the Issuer to any Persons other than the Secured Parties; or

11.7 take or omit to take any action whereby the subordination hereunder of all or any part of the Subordinated Debt may be impaired.

          Section 12. Security Interest. (a) Each Subordinated Lender hereby acknowledges and agrees that, as a condition to the incurrence of any
Subordinated Debt, such Subordinated Lender shall have delivered to the
Collateral Agent a Subordinated Debt Pledge Agreement in respect of such
Subordinated Debt, and each Subordinated Lender hereby acknowledges that it has assigned and granted to the Collateral Agent, for the benefit of the Secured
Parties, a first priority Lien and security interest on such Subordinated Debt and any subordinated note evidencing such Subordinated Debt as collateral security for the payment and performance when due of the Senior Secured
Obligations.

(b) Each Subordinated Lender hereby acknowledges and agrees that upon the conversion of any Subordinated Debt into equity pursuant to Section 13 below, such Subordinated Lender will either (i) confirm in writing to the Collateral
Agent that such equity interests are subject to a first priority Lien on and security interest in favor of the Collateral Agent, for the benefit of the
Secured Parties, pursuant to an existing Pledge Agreement previously executed by such Subordinated Lender or (ii) provide to the Collateral Agent a pledge agreement in substantially the same form as the Pledge Agreements pursuant to which such Subordinated Lender will grant a first priority Lien on and security interest in such equity interests in favor of the Collateral Agent, for the benefit of the Secured Parties.

          Section 13. Conversion of Subordinated Debt. Upon the occurrence and during the continuance of an Event of Default, each of the Subordinated Lenders and the Issuer shall, at the request of the Collateral Agent, immediately cause all Subordinated Debt then outstanding to be converted into equity of the
Issuer.

          Section 14. Waiver of Subrogation.

14.1 Notwithstanding anything to the contrary herein or in any other Financing
     Document, until the final maturity date of the Senior Secured Obligations each of the Subordinated Lenders irrevocably waives any claim or other rights which it may now have or hereafter acquire against the Issuer that arise from the existence or performance of its Senior Secured Obligations hereunder including any and all rights of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Secured Parties against the Issuer, or any security which the Secured Parties may now have or hereafter acquire, by any payment made hereunder or otherwise, including the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

14.2 For the purposes of such waiver of subrogation, any payments or distributions to the Secured Parties of any cash, property or securities to which the Subordinated Lenders

                                                                       Exhibit D
                                                                          Page 8

     would be entitled except for these provisions shall, as between the Issuer and the Subordinated Lenders and their respective other creditors, be deemed to be a payment by the Issuer to or on account of the Senior Secured
     Obligations.

          Section 15. Exercise of Powers.

15.1 The Secured Parties shall be entitled to exercise their rights and powers under these subordination provisions in such a manner and at such times as the Secured Parties in their absolute discretion may determine. None of the
     Secured Parties shall be liable for any losses arising in connection with the exercise of or failure to exercise any of its rights, powers and discretions hereunder.

15.2 The Subordinated Lenders alone shall be responsible for their contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by them.

                                    EXHIBIT E

                              FORM OF DEED OF TRUST

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

MILBANK, TWEED, HADLEY & McCLOY
601 South Figueroa Street
Thirtieth Floor
Los Angeles, California 90017
Attn: Matthew S. Meza, Esq.

                  DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY
                          AGREEMENT, AND FIXTURE FILING

     THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE
FILING (this "DEED OF TRUST") is made as of ___________________________, 200_, made by _______________________, a _____________________("TRUSTOR"), whose address is ____________________________, to __________________________ Title
Company, a _____________________ corporation ("TRUSTEE"), whose address is
____________________________________, for the benefit of _____________________, a __________________________, whose address is _________________________, in its capacity as __________________ [agent] under the ______________________ (as defined herein), its successors and assigns (collectively, "BENEFICIARY").

                                   ARTICLE I.
                         GRANTS AND OBLIGATIONS SECURED

          A.   GRANT

          1.1. TRUSTOR HEREBY GRANTS, TRANSFERS, CONVEYS AND ASSIGNS TO TRUSTEE,
IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth:

          (i) all right, title and interest of Trustor, now owned or hereafter acquired, in and to all of those buildings, structures, fixtures, machinery and other improvements constituting that certain geothermal electrical generating facility and steam gathering system (including, without limitation, foundations, turbine decks, sumps, trenches, paving, control building, structural steel framing, parking covers, HVAC, electrical, septic and plumbing installations, pipelines, cooling tower and turbine generators) located on that certain real property in the County of
     _________________________, State of California, all as more particularly described in Exhibit A attached hereto and by this reference incorporated herein (all such real property described in Exhibit A is collectively referred to herein as the "PROPERTY");

          (ii) TOGETHER WITH, all right, title and interest of Trustor, now owned or hereafter acquired, in and to those certain leasehold estates and leases described in Exhibit B attached hereto and by this reference incorporated herein (each lease described therein a "LEASE," and collectively the "LEASES"), covering that certain real property located in the County of ____________________, State of California and more particularly described in Exhibit B attached hereto and by this reference incorporated herein (all such real property described in Exhibit B is collectively referred to herein as the "LEASED LAND," and with the Property is collectively referred to herein as the "PREMISES");

          (iii) TOGETHER WITH, to the extent not comprising a part of the
     Property described above, all of Trustor's right, title and interest in any and all buildings and improvements now or hereafter erected on the Premises or on the easements described in subparagraph (vi) of this granting clause, including but not limited to an __________ (___) megawatt geothermal electric power plant facility comprised of _____________ (___)
     [_____________] turbines (each rated at _____ megawatt) and ____________
     (___) [spare rotor and diaphragm], and all appurtenant structures and equipment, including the related steamfield development improvements and equipment comprised of drill pads, roads, geothermal resource gathering and disposal systems, interconnection equipment, all surface steam gathering systems, brine disposal systems, power transmission facilities and lines, substations, interconnection facilities and other facilities and equipment used to generate, sell and deliver power and all other machinery and equipment and other articles attached to said facilities and improvements
     (the "IMPROVEMENTS");

          (iv) TOGETHER WITH all rents, earnings issues, profits, royalties, income, accounts receivable, revenues, deposits, security deposits, receipts and other benefits (collectively, the "RENTS") derived or generated from the use and operation of the Premises, Improvements and the
     Collateral (as defined herein), including any of the Leases, or to which
     Trustor may be entitled, whether now due, past due or to become due or from any lease, sublease, license, franchise or concession or other agreement now or hereafter affecting all or any portion of the Premises or the
     Improvements or the use, operation or occupancy thereof, subject to the terms and provisions of Article III hereof;

          (v) TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the
     Premises or the Improvements;

          (vi) TOGETHER WITH all right, title and interest now or hereafter appertaining, belonging to or acquired by Trustor in and to any easements, rights-of-way, rights, licenses, profits, and privileges used in connection therewith or as a means of access thereto, including without limitation those easements covering that certain real property located in the County of __________________________, State of California, which easements and real property are more particularly described in Exhibit C attached hereto and by this reference incorporated herein, and including, without limiting the generality of the foregoing, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, any after acquired title and reversion in or to

                                       -2-

     each and every part of all streets, roads, highways and alleys adjacent to and adjoining the same; and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), and shares of stock evidencing the same;

          (vii) TOGETHER WITH all leasehold estates, rights, titles and interests of Trustor in, to and under all leases, subleases, licenses, franchises and other agreements covering the Premises, the Improvements or any portion thereof now or hereafter existing or entered into, and all rights, titles and interests of Trustor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

          (viii) TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any greater estate in the Premises or the Improvements;

          (ix) TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which
     Trustor now has or may hereafter acquire in the Premises or the
     Improvements, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of any other component of the whole or any part of the Trust Estate (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages;

          (x) TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to all articles of personal property and any additions to, substitutions for, changes in or replacements of the whole or any part thereof, including, without limitation, pipes, furnaces, boilers, generators, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, trash and garbage removal and maintenance equipment, office equipment, appliances, and all other and additional personal property which may now or hereafter be used or obtained in connection with the Premises or the Improvements, the specific enumerations herein not excluding the general, now or at any time hereafter affixed to, attached to, placed upon, used or useful in any way in connection with the use, enjoyment, occupancy or operation of the
     Premises or the Improvements or any portion thereof and owned by Trustor or in which Trustor now has or hereafter acquires an interest, and all building materials, supplies, tools and equipment now or hereafter delivered to the Premises and intended to be installed or placed in or about the Improvements;

          (xi) TOGETHER WITH all general intangibles relating to design, development, operation, management and use of the Premises and construction of the Improvements, including, but not limited to, (a) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction of the
     Improvements, (b) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use,

                                       -3-

     occupancy or operation of the Premises or the Improvements, (c) all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Premises or the
     Improvements, (d) all materials prepared for filing or filed with any governmental agency, (e) all rights under any contract in connection with the development, design, use, operation, management and construction of the
     Premises or the Improvements and (f) all books and records prepared and kept in connection with the acquisition, construction, operation and occupancy of the Premises, the Improvements and any other component of the
     Trust Estate;

          (XII) TOGETHER WITH all construction, service, engineering, consulting, leasing, architectural and other similar contracts of any nature (including, without limitation, those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any other component of any portion of or all of the Trust Estate;

          (XIII) TOGETHER WITH all architectural drawings, plans,
     specifications, soil tests and reports, feasibility studies, appraisals, engineering reports and similar materials relating to any portion or all of the Premises and the Improvements;

          (XIV) TOGETHER WITH all payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the
     Premises and the Improvements;

          (XV) TOGETHER WITH all reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the construction, design, development, operation, occupancy, use and disposition of any other component of all or any portion of the Trust
     Estate, including, without limitation, any property tax rebates now owing or hereafter payable to Trustor;

          (XVI) TOGETHER WITH any commitment by any lender to extend permanent or additional construction financing to Trustor relating to any other component of the Trust Estate;

          (XVII) TOGETHER WITH all proceeds and claims arising on account of any damage to or taking of any other component of the Trust Estate or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of any other component of the Trust Estate;

          (XVIII) TOGETHER WITH all policies of, and proceeds resulting from, insurance relating to any other component of the Trust Estate or any of the above collateral, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof;

                                       -4-

          (XIX) TOGETHER WITH all deposits made with or other security given to utility companies by Trustor with respect to the Premises and/or the
     Improvements, and all advance payments of insurance premiums made by
     Trustor with respect thereto and claims or demands relating to insurance and all deposit accounts wherever located;

          (XX) TOGETHER WITH all shares of stock or other evidence of ownership of any other component of any part of the Trust Estate that is owned by
     Trustor in common with others, including all water stock relating to the
     Premises or the Improvements, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Premises or the
     Improvements;

          (XXI) TOGETHER WITH all proceeds, whether cash, promissory notes, contract rights or otherwise, of the sale or other disposition of all or any part of the estate of Trustor upon the Premises or the Improvements now or hereafter existing thereon;

          (XXII) TOGETHER WITH all sales contracts, escrow agreements and broker's agreements concerning the sale of any other component of any or all of the Trust Estate;

          (XXIII) TOGETHER WITH any and all monies and other property, real or personal, which may from time to time be subjected to the lien hereof by
     Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust or any Project Document (as defined in the
     Indenture), including, without limitation, any protective advances under this Deed of Trust;

          (XXIV) TOGETHER WITH all Goods, Accounts, Documents, Instruments,
     Money, Chattel Paper and General Intangibles, as those terms are defined in the Commercial Code from time to time in effect in the State of California
     ("COMMERCIAL CODE") (collectively with the property described in subsections (x) through (xxiii), the "COLLATERAL").

          The security interest granted by Section 1.1 with respect to the property described in subsection (iv) above is intended by Trustor to be subordinate to the provisions of Article III hereof and shall not take priority unless and until the absolute assignment granted to Beneficiary by Trustor in
Article III is for any reason deemed to be ineffective.

          1.2. MINERAL RIGHTS. Trustor hereby assigns and transfers to
Beneficiary all damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Premises, with the right in Beneficiary to receive and receipt therefor, and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Beneficiary may demand, sue for and recover any such payments but shall not be required to do so.

                                       -5-

          The entire estate, property and interest hereby conveyed to Trustee in
Sections 1.1 and 1.2 of this Article I(A) may hereafter be collective referred to as the "TRUST ESTATE".

          1.3. FIXTURE FILING. The personal property in which beneficiary has a security interest includes goods which are or shall become fixtures on the
Premises. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9334, 9502 and 9604 of the California Commercial Code
__________________ Commercial Code. This filing is to be recorded in the real estate records of the county in which the Premises is located. This filing remains in effect as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Trust
Estate. In that regard, the following information is provided:

          Name of Debtor:
                          --------------------------

          Address of Debtor: See Section 5.7 hereof.

          Name of Secured Party:
                                 ------------------------

          Address of Secured Party: See Section 5.7 hereof.

          Trustor is the owner of a record interest in the real estate concerned. Trustor warrants and agrees that there is no financing statement covering the foregoing Collateral, the Premises, the Improvements, the Trust
Estate, or any part thereof, on file in any public office, except as disclosed by Trustor to Beneficiary or as filed in connection with the transactions contemplated by the Indenture.

          B. OBLIGATIONS SECURED

          1.4. FOR THE PURPOSE OF SECURING, IN SUCH ORDER OF PRIORITY AS
BENEFICIARY MAY DETERMINE (COLLECTIVELY, THE "OBLIGATIONS"):

          (i) payment of the aggregate outstanding principal amount of the Loans
     (as defined in the Indenture) plus accrued interest thereon, created by that certain Indenture dated as of even date herewith between
     Trustor, [_________________] as indenture trustee,
     [____________] party(ies) thereto and Beneficiary (the "INDENTURE")
     and evidenced by that certain Promissory Note (the "NOTE") of even date herewith executed by Trustor;

          (ii) payment of all other amounts from time to time payable under the
     Basic Documents (as defined in the Indenture) plus accrued interest thereon;

          (iii) payment of all other amounts from time to time payable by
     Trustor, to any Lender in connection with the Interest Rate Protection
     Agreements contemplated by Section 8.15 of the Indenture and entered into with parties that are Lenders (or affiliates of Lenders);

                                       -6-

          (iv) performance of every obligation, covenant or agreement of Trustor contained herein and all supplements, amendments and modifications thereto and all extensions and renewals thereof; and

          (v) performance of every obligation, covenant and agreement of Trustor contained in any Loan Document or any agreement now or hereafter executed by Trustor which recites that the obligations thereunder are secured by this Deed of Trust.

          TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR HEREBY
COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE II.
                       COVENANTS AND AGREEMENTS OF TRUSTOR

          2.1. ASSIGNMENT OF POLICIES UPON FORECLOSURE. In any event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance required by the Indenture shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust
Estate.

          2.2. WAIVER OF OFFSET. All sums payable by Trustor pursuant to this
Deed of Trust shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Trust
Estate or any part thereof; (c) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to
Beneficiary or any guarantor of any Obligations, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (e) any claim which Trustor has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with
Trustor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by
Trustor.

          2.3. ACTIONS BY TRUSTEE OR BENEFICIARY TO PRESERVE TRUST ESTATE. If
Trustor fails to make any payment or to do any act as and in the manner provided in any of the Project Documents, Beneficiary and/or Trustee, each in its own discretion, without obligation so to do, without releasing Trustor from any obligation, and without notice to or demand upon Trustor,

                                       -7-

may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting their general powers, whether conferred herein, in another Project
Document or by law), Beneficiary and Trustee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the
Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate which they or either of them may consider necessary or proper to keep the Trust Estate in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay necessary expenses, including attorneys' fees and costs or other necessary or desirable consultants. Trustor shall, immediately upon demand therefor by Beneficiary and Trustee or either of them, pay to Beneficiary and
Trustee an amount equal to all respective costs and expenses incurred by such party in connection with the exercise of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, trustee's and attorneys' fees, together with interest thereon from the date of such expenditures at the Post-Default Rate.

          2.4. FURTHER ASSURANCES. Trustor agrees to execute such documents and take such action as Beneficiary shall determine to be necessary or desirable to further evidence, perfect or continue the perfection and/or the priority of the lien and security interest granted by Trustor herein.

          2.5. EMINENT DOMAIN. In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner
(collectively, a "CONDEMNATION"), or should Trustor receive any notice or other information regarding such proceeding, action, taking or damage, Trustor shall give prompt written notice thereof to Beneficiary. Beneficiary shall be entitled to consent to any compromise or settlement in connection with such taking or damage. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such taking or damage (the "Condemnation Proceeds")
are hereby absolutely and unconditionally assigned to Beneficiary and Trustor agrees to execute such further assignments of the CONDEMNATION PROCEEDS as
Beneficiary or Trustee may require. All such Condemnation Proceeds shall be applied as provided for in the Indenture [CONFIRM THAT INDENTURE WILL GOVERN
CONDEMNATION].

          2.6. ADDITIONAL SECURITY. No other security now existing, or hereafter taken, to secure the Obligations shall be impaired or affected by the execution of this Deed of Trust; and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness. In the event Beneficiary at any time holds additional security for any of the

                                       -8-

Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

          2.7. ASSIGNMENT OF CONTRACTS. In addition to any other grant, transfer or assignment effectuated hereby, without in any manner limiting the generality of the grants given above, Trustor shall assign to Beneficiary, as security for the indebtedness secured hereby, Trustor's interest in all agreements, contracts, leases, licenses and permits affecting the Premises and Improvements in any manner whatsoever, such assignments to be made, if so requested by
Beneficiary, by instruments in form satisfactory to Beneficiary; but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit so assigned, or to impose upon Beneficiary any obligations with respect thereto.

          2.8. APPOINTMENT OF SUCCESSOR TRUSTEE. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the County in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder; and
said successor shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of said predecessor.

          2.9. TRUSTEE'S POWERS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Note secured hereby for endorsement,
Trustee may (i) reconvey any part of said Trust Estate, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

          2.10. BENEFICIARY'S POWERS. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Premises not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary may, from time to time and without notice
(i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Estate, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

          2.11. TRADE NAMES. At the written request of Beneficiary, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the trade-names or fictitious business names under which Trustor intends to operate the Trust Estate or any business located thereon and representing and warranting that Trustor does business under no other trade names or fictitious business names. Trustor shall promptly notify Beneficiary in writing of any change in said trade names or fictitious business names, and will, upon written request of
Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

                                       -9-

          2.12. EASEMENT AND OTHER AGREEMENTS. Trustor shall faithfully perform each and every obligation assumed under any reciprocal agreement, easement agreement, operating agreement, parking agreement and/or other agreement affecting the Premises or the Improvements or any portion thereof. All such other agreements shall be satisfactory in form and substance to Beneficiary and, if Beneficiary so requests, Trustor's rights and interests under any such other agreement shall be assigned to Beneficiary. Failure by Trustor to perform any obligation under any such agreement shall constitute a default hereunder if not cured as and when provided.

          2.13. LEASES. With respect to the Leases, Trustor hereby acknowledges and agrees:

          (a) That so long as this Deed of Trust is in effect, there shall be no merger of any of the Leases (as used in this subsection (a), "LEASES" shall refer to the Leases described on Exhibit B and any future leases entered into by Trustor covering any of the Trust Estate) or any interest therein nor of the estates created thereby with the fee estate in the Premises or the Improvements or any portion thereof by reason of the fact that any of the Leases or such interest therein or such estates may be held directly or indirectly by or for the account of any person who shall hold the leasehold or fee estate in the Premises or the Improvements or any portion thereof or any interest of the lessor under any of the Leases. In case Trustor acquires the fee title or any other estate, title or interest in the
     Premises or the Improvements covered by any of the Leases, this Deed of
     Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and any such acquisition by Trustor and, on written request by
     Beneficiary, Trustor shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of Beneficiary be required to carry out the intent and meaning hereof.

          (b) That no surrender by Trustor, as lessee under any of the Leases, to the lessor under any of the Leases, or any portion thereof or of any interest therein, and no termination of any of the Leases by Trustor as lessee thereunder, shall be valid or effective, and the Leases and the terms of any assignment to Trustor as assignee thereunder may not be amended, modified, changed, surrendered or cancelled, or subordinated to any fee mortgage, to any lease, or to any other interest, either orally or in writing without the prior written consent of Beneficiary so long as this
     Deed of Trust is in effect.

          (c) That if any of the Leases is terminated, in whole or in part, by reason of default of Trustor thereunder, or by reason of the failure to satisfy conditions thereunder, the satisfaction of which would have resulted, either directly or indirectly, in the extension of the term of such Lease, and if, pursuant to any provision of any of the Leases, or otherwise, Beneficiary or its assignee shall acquire from the lessor thereunder a new lease of the Premises of the Improvements, or of any part of the Premises or the Improvements, Trustor shall have no right, title or interest in or to such new lease or the leasehold estate

                                      -10-

     created thereby unless and until Trustor cures all defaults hereunder and under the Project Documents during the cure periods set forth herein or therein or as allowed by California law applicable to foreclosures of real property.

          (d) Trustor acknowledges that, pursuant to Section 365 of the
     Bankruptcy Reform Act of 1978 (hereinafter, as the same may be amended or recodified from time to time, the "BANKRUPTCY ACT"), it is possible that a trustee in bankruptcy of any lessor of the Leases (for the purposes of this
     Section 2.13, a "LESSOR") or any Lessor as a debtor-in-possession could reject the Leases, in which case Trustor, as lessee, would have the election described in Section 365(h) of the Bankruptcy Act (which election, as the same may be amended, revised or recodified from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is in this Deed of Trust called the "ELECTION")
     to treat the Leases as terminated by such rejection, or in the alternative, to remain in possession for the balance of the term of the Leases, and any renewal or extension thereof that is enforceable by Trustor as the lessee under applicable non-bankruptcy law.

          (e) Trustor covenants that it will not consent to or permit the termination of the Leases by exercise of the Election or otherwise without the prior written consent of Beneficiary, Trustor acknowledges that, because the Leases are a primary part of Beneficiary's security for the
     Obligations, Beneficiary does not anticipate that it would consent to the termination of the Leases and shall not under any circumstances be obliged to give such consent.

          (f) To secure the covenant made in subsection (e) and as security for the other Obligations, Trustor assigns the Election to Beneficiary. Trustor acknowledges and agrees that the foregoing assignment of the Election is one of the rights that Beneficiary may use at any time to protect and preserve the other rights and interests of Beneficiary under this Deed of
     Trust, because exercise of the Election in favor of terminating the Leases would constitute waste hereunder.

          (g) Trustor acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest that Trustor can separate from the Leases. Therefore, Trustor agrees that exercise of the Election in favor of preserving the right to possession under the Leases shall not be deemed to constitute a taking or sale of the Collateral by the Beneficiary and shall not entitle Trustor to any credit against the Obligations.

          (h) Trustor acknowledges and agrees that, in the event the Election is exercised by Beneficiary in favor of Trustor remaining in possession,
     Trustor's resulting right to possession and use of (and Rents and profits from) property under the Leases, as adjusted by the effect of Section 365 of the Bankruptcy Act, shall then be part of the Collateral and shall be subject to the liens created by this Deed of Trust.

                                      -11-

                                  ARTICLE III.
                     ASSIGNMENT OF RENTS, ISSUES AND PROFITS

          3.1. ASSIGNMENT TO BENEFICIARY; LICENSE. Trustor hereby absolutely and irrevocably grants, sells, assigns, transfers and sets over to Beneficiary all of the Rents derived from any lease, now existing or hereafter created and affecting all or any portion of the Trust Estate or the use or occupancy thereof; together with all of Trustor's rights, titles and interests in any leases, including the Leases, including all modifications, amendments, extensions and renewals of any leases (whether heretofore or hereafter entered into) and all rights and privileges incident thereto; together with all security deposits, guaranties and other security now or hereafter held by Trustor as security for the performance of the obligations of the tenants thereunder. This assignment of rents is intended by Trustor and Beneficiary to create and shall be construed to create an absolute assignment to Beneficiary of all of Trustor's rights, titles and interests in the Rents and in any leases and shall not be deemed to create a security interest therein for the payment of any indebtedness or the performance of any obligations of Trustor under the Indenture. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of
Beneficiary at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the indebtedness secured hereby.
Trustor and Beneficiary further agree that, during the term of this assignment, the Rents shall not constitute property of Trustor (or of any estate of Trustor)
within the meaning of 11 U.S.C. Section 541, as amended from time to time. By its acceptance of this assignment and so long as an Event of Default shall not have occurred and be continuing under the Project Documents, Beneficiary hereby grants to Trustor a revocable license to enforce the leases, to collect the
Rents, to apply the Rents to the payment of the costs and expenses incurred in connection with the development, construction, operation, maintenance, repair and restoration of the Trust Estate and to any indebtedness secured thereby and to distribute the balance, if any, to Trustor as may be permitted by the terms of the Project Documents.

          3.2. REVOCATION OF LICENSE. Upon the occurrence of an Event of Default and at any time thereafter during the continuance thereof, Beneficiary shall have the right to revoke the license granted to Trustor hereby by giving written notice of such revocation to Trustor. Upon such revocation, Trustor shall promptly deliver to Beneficiary the original copies of all leases and all Rents then held by Trustor and Beneficiary shall thereafter be entitled to enforce any leases, to collect and receive, without deduction or offset, all Rents payable thereunder, including but not limited to, all Rents which were accrued and unpaid as of the date of such revocation and to apply such rents as provided in the Project Documents. Trustor hereby irrevocably constitutes and appoints
Beneficiary its true and lawful attorney-in-fact to enforce, in Trustor's name or in Beneficiary's name or otherwise, all rights of Trustor in the instruments, including without limitation checks and money orders, tendered as payments of rents and to do any and all things necessary and proper to carry out the purposes hereof.

          3.3. ELECTION OF REMEDIES. Upon the occurrence of an Event of Default hereunder Beneficiary may, at its option, exercise (or cause the Trustee to exercise) its rights hereunder. If Beneficiary elects to exercise its rights hereunder, Beneficiary or Trustee may, at

                                      -12-

any time without notice, either in person, by agent or by a receiver appointed by a court, enter upon and take possession of all or any portion of the Trust
Estate, enforce all leases, collect all Rents, including those past due and unpaid, and apply the same to the costs and expenses of operation and collection, including, without limitation, attorneys' fees, and to any indebtedness then secured hereby, in such order as Beneficiary may determine. In connection with the exercise by Beneficiary of its rights hereunder, Trustor agrees that Beneficiary shall have the right to specifically enforce such rights and to obtain the appointment of a receiver in accordance with the provisions of
Section 4.2 hereof without regard to the value of the Trust Estate or the adequacy of any security for the obligations then secured hereby. The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

                                   ARTICLE IV.
                         EVENTS OF DEFAULT AND REMEDIES

          4.1. EVENTS OF DEFAULT. The occurrence of an Event of Default under the Indenture shall constitute an "Event of Default" hereunder.

          4.2. REMEDIES. Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies, in addition to those specified in the Indenture and the Company Security Agreement (as defined in the Indenture):

          (I) Beneficiary in person or by agent may, without any obligation so to do and without notice or demand upon Trustor and without releasing
     Trustor from any obligation hereunder: (a) make any payment or do any act which Trustor has failed to make or do; (b) enter upon, take possession of, manage and operate the Trust Estate or any part thereof; (c) make or enforce, or, if the same be subject to modification or cancellation, modify or cancel any leases of the Trust Estate or any part thereof upon such terms or conditions as Beneficiary deems proper; (d) obtain and evict tenants, and fix or modify rents, make repairs and alterations and do any acts which Beneficiary deems proper to protect the security hereof; and (e)
     with or without taking possession, in its own name or in the name of
     Trustor, sue for or otherwise collect and receive rents, royalties, issues, profits, revenue, income and other benefits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to
     Beneficiary at the Premises any of the non-fixed assets comprising the
     Trust Estate which have been removed therefrom. The entering upon and taking possession of the Trust Estate, the collection of any rents, royalties, issues, profits, revenue, income or other benefits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such notice; and, notwithstanding continuance in possession of the Trust Estate, or any part thereof, by Beneficiary, Trustee or a receiver, and the

                                      -13-

     collection, receipt and application of rents, royalties, issues, profits, revenue, income or other benefits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law upon or after the occurrence of an Event of Default, including the right to exercise the power of sale. Any of the actions referred to in this Section
     4.2(i) may be taken by Beneficiary, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and any such action may also be taken irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.
     Further, Beneficiary, at the expense of Trustor, either by purchase, repair or construction, may from time to time maintain and restore the Trust
     Estate or any part thereof and complete construction of the Improvements uncompleted as of the date thereof and in the course of such completion may make such changes in the contemplated Improvements as Beneficiary may deem desirable and may insure the same.

          (II) Beneficiary shall be entitled, without notice and to the full extent provided by law, to the appointment by a court having jurisdiction of a receiver to take possession of and protect the Trust Estate or any part thereof, and operate the same and collect the Rents and profits.

          (III) Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or enforce any of the terms, covenants and conditions hereof.

          (IV) Beneficiary may elect to cause the Trust Estate or any part or parts thereof to be sold as follows:

               (A) Beneficiary may proceed as if all of the Trust Estate were real property in accordance with subparagraph (d) below, or Beneficiary may elect to treat any of the Trust Estate which consists of a right in action or which is property that can be severed from the Premises or the
     Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph
     (c) below, separate and apart from the sale of real property, the remainder of the Trust Estate being treated as real property.

               (B) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period herein or in the Indenture or the Company Security Agreement provided (or immediately upon the expiration of any redemption or reinstatement period required by law) or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one (1) such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest.

               (C) Should Beneficiary elect to cause any of the Trust Estate to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part

                                      -14-

     thereof in any manner now or hereafter permitted by the California
     Commercial Code or in accordance with any other remedy provided by law. Any such disposition may be conducted by an employee or agent of Beneficiary or
     Trustee. Both Trustor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may elect, subject to the provisions of the California Commercial Code. Beneficiary shall have all of the rights and remedies of a Secured Party under the California Commercial
     Code. Expenses of retaking, holding, preparing for sale, selling or the like shall include Beneficiary's reasonable attorneys' fees and legal expenses, and upon such default, Trustor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at the
     Premises, a place which is hereby deemed reasonably convenient to
     Beneficiary and Trustor. Beneficiary shall give Trustor at least five (5)
     days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor, in the manner provided for the mailing of notices herein, it shall constitute reasonable notice to Trustor.

               (D) Should Beneficiary elect to sell the Trust Estate or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law.
     Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Trust Estate, or any portion thereof specified by
     Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of Section
     4.2(vi). Trustee may, and upon request of Beneficiary shall, from time to time postpone the sale of all or any portion of the Trust Estate by public announcement at the time and place of such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. If the Trust Estate consists of several lots or parcels, Beneficiary may direct that the same be sold as a unit or be sold separately and, if to be sold separately,
     Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Trustor, Trustee or
     Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

               (E) Beneficiary, from time to time before any Trustee's sale as provided herein, may rescind any notice of default and election to sell or notice of sale by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not

                                      -15-

          constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default and demand for sale of the Trust Estate to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of any Project Document.

                    (f) In the event of a sale or other disposition of the Trust
          Estate, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

                    (g) The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient discharge to the grantee of all obligations to see to the proper application of the consideration therefor as hereinafter provided. The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Trust Estate and may take immediate possession of the Trust Estate free from, and despite the terms of, such grant of easement and rental or lease contract.

                    (h) Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this Article
          IV, Trustee or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Trustor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Trust Estate or any part thereof and the rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or any substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Trustor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable in the judgment of Trustee or Beneficiary, for the purpose as may be designated in such request. The foregoing power of attorney is coupled with an interest and cannot be revoked. Any such sale or sales made under or by virtue of this Article IV, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar, both at law and in equity, against Trustor and any and all persons claiming or who may claim the same, or any part thereof, from, through or under
          Trustor.

                                      -16-

                    (i) Trustor hereby expressly waives any right which it may have to direct the order in which any of the Trust Estate shall be sold in the event of any sale or sales pursuant hereto.

               (v) The purchase money, proceeds or avails of any sale made under or by virtue of this Article IV, together with all other sums which may then be held by Trustee or Beneficiary under this Trust Estate, whether under the provisions of this Article IV, or otherwise, shall be applied as follows:

                    FIRST: To the payment of the costs and expenses of the sale, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and of any judicial proceedings wherein the same may be made and to the payment of all expenses,
               liabilities and advances made or incurred by Trustee under this
               Deed of Trust, together with interest at the Post-Default Rate on all advances made by Trustee and all taxes or assessments, except for any taxes, assessments or other charges subject to which the
               Trust Estate shall have been sold, and further including all costs of publishing, recording, mailing and posting notice, the cost of any search and/or other evidence of title procured in connection therewith and the cost of any documentary transfer tax on any deed of conveyance.

                    SECOND: To the payment of any and all sums expended under
               the terms hereof, not then repaid, with accrued interest at the
               Post-Default Rate and all other sums required to be paid by
               Trustor pursuant to any provisions of this Deed of Trust or of the Note (other than principal and interest as specified in clause THIRD below) or of any other Loan Document, including all expenses, liabilities and advances made or incurred by
               Beneficiary under this Deed of Trust or in connection with the enforcement hereof, together with interest at the Post-Default
               Rate on all advances.

                    THIRD: To the payment of the principal and interest then
               due, owing and unpaid upon the Note, with interest on the unpaid principal at the Post-Default Rate from the due date of any such payment of principal until the same is paid.

                    FOURTH: The remainder, if any, to the person or persons
               legally entitled thereto.

               (vi) Upon any sale or sales made under or by virtue of this
          Article IV, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust
          Estate or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the costs of the judicial proceedings, if any, and any other sums which Trustee

                                      -17-

          or Beneficiary is authorized to deduct under the Deed of Trust, and, in such event, this Deed of Trust, the Note and documents evidencing expenditures secured hereby shall be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon said indebtedness as having been paid.

               (vii) Upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Trustor pursuant to any provision of this Deed of Trust, or of any other nature in aid of the enforcement of the Note or of this Deed of Trust,
          Trustor, to the fullest extent permitted by law, will and does hereby
          (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceedings, and (b) if required by
          Beneficiary, consent to the appointment of a receiver or receivers of the Trust Estate and of all the Rents and profits. After the happening of any Event of Default, or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceedings to enforce any right of Trustee or Beneficiary,
          Trustee or Beneficiary shall be entitled forthwith, as a matter of right, if either shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the
          Trust Estate, either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

               (viii) Notwithstanding the appointment of any receiver,
          liquidator or trustee of Trustor, or of any of its property, or of the
          Trust Estate or any part thereof, Trustee and Beneficiary shall be entitled to retain possession and control of all property now or hereafter held under this Trust Estate, including, but not limited to, the Rents and profits.

               (ix) No remedy herein conferred upon or reserved to Trustee or
          Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or
          Beneficiary in exercising any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and
          every power and remedy given by this Deed of Trust to Trustee or
          Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of the rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights it may have in connection with such other security or in such order as it may determine. Nothing in this
          Deed of Trust, the Note or any other Project Documents shall affect the obligation of Trustor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

                                      -18-

               (X) To the fullest extent permitted by applicable law, Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law or law pertaining to the marshalling of assets, the administration of estates of decedents, any exemption from execution or sale of the Trust Estate or any part thereof, including exemption of homestead, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Estate, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof, and Trustor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Trustor, for itself and all who claim under it, hereby waives, to the extent that it lawfully may, all right to have the Trust Estate marshalled upon any sale or foreclosure hereunder.

               (XI)Upon the occurrence of any Event of Default and pending the exercise by Trustee or Beneficiary or their agents or attorneys of their right to exclude Trustor from all or any part of the Trust
          Estate, Trustor agrees to vacate and surrender possession of the Trust
          Estate to Trustee or Beneficiary, as the case may be, or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of leased premises for non-payment of rent, however designated.

               (XII) In the event ownership of the Trust Estate or any portion thereof becomes vested in a person other than the Trustor herein named, Beneficiary may, without notice to the Trustor herein named, whether or not Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Trust Estate and the indebtedness secured hereby, and in the same manner as with the Trustor herein named, without in any way vitiating or discharging Trustor's liability hereunder or for the indebtedness or obligations hereby secured.

               (XIII) In the event that there be a Trustee's sale hereunder and if at the time of such sale Trustor, or its heir, executor, administrator or assign, be occupying the Premises and Improvements or any part thereof so sold, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the Premises and Improvements, such rental to be due daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of said Premises and Improvements;
          and this agreement and the Trustee's deed shall constitute a lease and agreement under which any such tenant's possession arose and continued.

                                      -19-

               (XIV) Trustor shall pay immediately, without notice or demand, all costs and expenses in connection with the enforcement of
          Beneficiary's rights hereunder, including without limitation reasonable attorneys' fees, whether or not any suit is filed in connection with such enforcement; such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the holder of the Note in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Trustor, any endorser or guarantor of the Note or Trustor's obligations under any Project Document, which in any way affects the exercise by Beneficiary of its rights and remedies under the Note, this Deed of Trust or any other Project Document.

                                   ARTICLE V.
                                  MISCELLANEOUS

                    5.1. AMENDMENTS. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

                    5.2. NO WAIVER. By accepting payment of any sum secured
hereby after its due date or in an amount less than the sum due, Beneficiary does not waive its rights either to require prompt payment when due of all other sums so secured.

                    5.3. LIMITATION OF LIABILITY. The sole recourse of
Beneficiary hereunder shall be to the Trust Estate and nothing contained herein shall create any obligation of, or right to seek payment from, Trustor, its
Affiliates, officers, directors, equity holders, employees, agents or any other
Person or their respective Properties individually for the satisfaction of the
Obligations.

                    5.4. TRUSTEE'S POWERS. At any time, or from time to time,
without liability therefor and without notice, upon written request of
Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any person for payment of all or any portion of the indebtedness secured hereby or the effect of this Deed of
Trust upon the remainder of the Premises, Trustee may: reconvey any part of the
Premises; consent in writing to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

                    5.5. TRUSTOR WAIVER OF RIGHTS. Trustor waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the
Trust Estate and (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created; provided, however, nothing contained herein shall be deemed to be a waiver of Trustor's rights under Section 2924c of the California Civil Code.

                                      -20-

                    5.6. STATEMENTS OF TRUSTOR. Trustor shall, within ten (10)
days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest.

                    5.7. NOTICES. All notices, requests and other communications provided for herein shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the address set forth below or at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Deed of Trust, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

To Beneficiary:
                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    Attention:
                               -----------------------------

                    Fax No.:
                               -----------------------------

With a copy to:     Milbank, Tweed, Hadley & McCloy
                    601 South Figueroa Street, 30th Floor
                    Los Angeles, California 90017
                    Attention: Matthew S. Meza, Esq.
                    Fax No.: (213) 629-5063

To Trustor:
                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    Attention:
                               -----------------------------

                    Fax No.:
                             -------------------------------

To Trustee:
                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    Attention:
                               -----------------------------

                    Fax No.:
                             -------------------------------

                    5.8. ACCEPTANCE BY TRUSTEE. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

                    5.9. CAPTIONS. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

                                      -21-

          5.10. AFFIDAVIT TO TRUSTEE. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, certifying the existence of an
Event of Default by Trustor under this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon.

          5.11. INVALIDITY OF CERTAIN PROVISIONS. Every provision of this Deed of Trust is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially unsecured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

          5.12. WAIVER OF STATUTE OF LIMITATIONS. The right to plead any and all statutes of limitation as a defense to any demand secured by this Deed of Trust is hereby waived to the full extent permitted by law.

          5.13. GOVERNING LAW. This Deed of Trust and the indebtedness and obligations secured hereby shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws principles.

          5.14. INTERPRETATION AND SUCCESSORS IN INTEREST. Subject to the
provisions of the Indenture prohibiting the disposition of any assets of
Trustor, this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires. The word "person" shall include corporation, partnership or other form of association. Any reference in this Deed of Trust to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified.

          5.15. RECONVEYANCE BY TRUSTEE. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this
Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Trustor of Trustee's fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

                                      -22-

          5.16. COUNTERPARTS; RECORDING REFERENCES. This Deed of Trust may be
executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A, B or C, hereto containing specific descriptions of certain collateral constituting the
Trust Estate which relate to land under the jurisdiction of offices or located in cities or counties other than the office or city or county in which the particular counterpart is to be filed or recorded. A complete copy of this Deed of Trust is being filed for record in the Offices of the County Recorders of __________________ and _______________ Counties, California. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute a single document; provided, however, Beneficiary and
Trustee shall also have the option to exercise all rights and remedies available to Beneficiary and Trustee hereunder and under applicable law as though each counterpart hereof were a separate deed of trust, or other security instrument covering only the portions of the collateral constituting the Trust Estate located in the city or county wherein such counterpart is recorded. Unless otherwise specified in Exhibit A, B or C hereto, all recording references in
Exhibits A, B and C are to the official real property records of the city or county as appropriate, in which the affected land is located. The references in
Exhibit A, B or C to liens, encumbrances and other burdens, if any, shall not be deemed to recognize or create any rights in third parties.

          5.17. NONFOREIGN ENTITY. Section 1445 of the Internal Revenue Code of
1986, as amended (the "INTERNAL REVENUE CODE") provides that a transferee of a
U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Beneficiary that the withholding of tax will not be required in the event of the disposition of the Premises or Improvements pursuant to the terms of this Deed of Trust, Trustor hereby certifies, under penalty of perjury, that:

          (I) Trustor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue
     Code and the regulations promulgated thereunder; and

          (II) Trustor's U.S. employer identification number is _______________;
     and

          (III) Trustor's principal place of business is _________________.

It is understood that Beneficiary may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Trustor covenants and agrees to execute such further certificates, which shall be signed under penalty or perjury, as Beneficiary shall reasonably require. The covenant set forth herein shall survive the foreclosure of the lien of this Deed of Trust or acceptance of a deed in lieu thereof.

                                      -23-

          IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

                                        --------------------------,
                                        a
                                          ------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------

                                      -24-

                                [ACKNOWLEDGEMENT]

                                      -25-

                                    EXHIBIT A

                                    Property

                                       A-1

                                    EXHIBIT B

                                     Leases

                                       B-1

                                    EXHIBIT C

                                    Easements

                                    EXHIBIT F

                                FORM OF GUARANTEE

     For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 13, 2004 (the "Indenture")
among Ormat Funding Corp., the Guarantors listed on the signature page thereto,
Ormesa LLC and Union Bank of California, N.A., as trustee (the "Trustee"), (a)
the due and punctual payment of the principal of, premium, Liquidated Damages, if any, and interest on the Senior Secured Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, Liquidated Damages, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Senior Secured Notes and to the Trustee pursuant to the
Guarantee and the Indenture are expressly set forth in Article IX of the
Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Senior Secured Note, by accepting the same, (a)
agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                                          [NAME OF GUARANTOR(S)]

                                                          By:
                                                              ------------------
                                                          Name:
                                                          Title:

                                    EXHIBIT G

                         [FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
____________________, among ____________________ (the "Guarantor"), a subsidiary of ____________________ (or its permitted successor), a ____________________
corporation (the "Issuer"), the Issuer, the other Guarantors (as defined in the
Indenture referred to herein) and ____________________, as trustee under the
Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February
13, 2004 providing for the issuance of 8 1/4% Senior Secured Notes due 2020 (the
"Senior Secured Notes");

     WHEREAS, the Indenture provides that under certain circumstances the
Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the
Issuer's Obligations under the Senior Secured Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

     WHEREAS, pursuant to Article VIII of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally, unconditionally Guarantee to each Holder of a Senior Secured
     Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Secured Notes or the obligations of the
     Issuer hereunder or thereunder, that:

               (i) the principal of, premium, Liquidated Damages, if any, and interest on the Senior Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium,
          Liquidated Damages, and, to the extent permitted by law,

                                                                       Exhibit G
                                                                          Page 2

          interest, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the
     Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a
     Guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

          (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and the Indenture, and the Guarantor accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any Custodian, Trustee,
     liquidator or other similar official acting in relation to either the
     Issuer or the Guarantors, any amount paid by either to the Trustee or such
     Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the
     Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V of the
     Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this
     Guarantee.

                                                                       Exhibit G
                                                                          Page 3

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          (i) After giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
     Guarantor under Article IX of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such
     Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each
Senior Secured Note a notation of such Guarantee.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Company or such
Subsidiary Guarantor under the Senior Secured Notes, the Guarantees, this
Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a
Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

     5. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.

                                                                       Exhibit G
                                                                          Page 4

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated:
            -----------------------

                                             [GUARANTOR]

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             ORMAT FUNDING CORP.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             UNION BANK OF CALIFORNIA, N.A.

                                             By:
                                                 -------------------------------
                                                 Authorized Signatory

                                                                       Exhibit G
                                                                          Page 5

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

          The following schedule lists each Guarantor under the Indenture as of the Closing Date:

          Brady Power Partners

          Steamboat Development Corp.

          Steamboat Geothermal LLC

          OrMammoth Inc.

          ORNI 1 LLC

          ORNI 2 LLC

          ORNI 7 LLC